As filed with the U.S. Securities and Exchange Commission on February 23, 2024.

Registration No. 333-276857

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

AMENDMENT NO.1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BLACK HAWK ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4125 Blackhawk Plaza Circle, Suite 166

Danville, CA 94506
Telephone: (925) 217-4482
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Kent Louis Kaufman
4125 Blackhawk Plaza Circle, Suite 166

Danville, CA 94506
Telephone: (925) 217-4482

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
of Agent for Service)

Copies to:

Cassiopeia Olson, Esq. Celine and Partners, P.L.L.C. 1345 6th Ave., 33rd Floor New York, NY 10105 Telephone: (212) 612-1400 (718) 463-2555 — Facsimile	Arila Zhou, Esq. Ze’-ev D. Eiger, Esq. Robinson & Cole LLP 666 Third Avenue, 20th floor New York, NY 10017 (212) 451-2908 (212) 451-2999 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION DATED FEBRUARY [ ], 2024

$60,000,000

Black Hawk Acquisition Corporation

6,000,000 Units

Black Hawk Acquisition Corporation is a blank check company incorporated as a Cayman Islands exempted company with limited liability, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction with our company.

This is an initial public offering of our securities. Each unit we are offering has a price of $10.00 and consists of: (i) one Class A ordinary share, and (ii) one-fifth (1/5) of one right entitling the holder thereof to receive one Class A ordinary share, redeemable upon the consummation of the initial business combination, as described in more detail in this prospectus. The underwriters have a 45-day option from the date of the consummation of this offering to purchase up to an additional 900,000 units to cover over-allotments, if any. We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, described below, as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account, and not previously released to us to pay our taxes, divided by the number of then outstanding ordinary shares that were sold as part of the units in this offering, which we refer to collectively throughout this prospectus as our public shares, subject to the limitations described herein. If we are unable to complete our initial business combination within 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable, if we extend the time (up to two extensions in total) to complete a business combination, which extension would be effectuated without a vote of our public shareholders by an additional three months each time for a total of up to 18 or 21 months by depositing $600,000 (or $690,000 if the underwriters’ over-allotment option is exercised in full) in connection with each such extension into our trust account (the “Paid Extension Period”), all as described in this prospectus), we will redeem 100% of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and as further described herein.

Black Hawk Management LLC, a Delaware limited liability company, which we refer to throughout this prospectus as our “Sponsor,” has committed to purchase from us, in one or more private placements that will close simultaneously with the consummation of this offering, an aggregate of 222,000 units (or 235,500 units if the over-allotment option is exercised in full) at $10.00 per unit for a total purchase price of $2,220,000 (or $2,355,000 if the over-allotment option is exercised in full). These private units will be identical to the units sold in this offering, except as described in this prospectus. A portion of the proceeds we receive from these purchases will be placed in the trust account described below. The managing member of our Sponsor is Mr. Kent Louis Kaufman, who is our Chairman, Chief Executive Officer, Director, and Chief Financial Officer. Mr. Kaufman resides in the United States of America and has a professional network and contacts not only in North American but globally. We are not permitted to use the proceeds placed in the trust account and the interests earned thereon to pay any excise taxes or any other similar fees or taxes in nature that may be imposed on the Company pursuant to any current, pending or future rules or laws.

Our Sponsor owns 1,725,000 Class B ordinary shares (up to 225,000 Class B ordinary shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is not exercised in full or in part). Holders of our Class A ordinary shares and holders of our Class B ordinary shares are entitled to one vote for each share held on all matters to be voted on by shareholders, except as required by law; provided that, prior to our initial business combination, only holders of our Class B ordinary shares will have the right to vote on the appointment of directors, and holders of a majority of our Class B ordinary shares may remove a member of the board of directors. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law or the Company’s articles of association, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class. The Class B ordinary shares held by our Sponsor may convert into Class A ordinary shares at any time at their option, but will automatically convert into Class A ordinary shares upon the completion of our initial business combination on a one-for-one basis, subject to adjustment as provided herein.

Currently, there is no public market for our units, ordinary shares, or rights. We expect to apply to list our units on the Nasdaq Global Market and apply to reserve the symbol “BKHAU” for our units. We expect that our units will be listed on Nasdaq on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq. We expect the Class A ordinary shares and rights comprising the units will begin separate trading on the 52nd day following the effectiveness of the registration statement of which this prospectus forms a part, unless EF Hutton LLC (which we refer to as “EF Hutton”, the representative of the underwriters, or the Representative throughout this prospectus) informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we expect that the Class A ordinary shares and rights will be listed on Nasdaq under the symbols “BKHA” and “BKHAR”, respectively. We cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination.

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and therefore will be subject to reduced reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 34 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts		Proceeds Before Expenses to Us
Per Unit	$10.00	$0.45	(1)	$9.55
Total	$60,000,000	$2,700,000		$57,300,000

(1)	$0.10 per unit or $600,000 in the aggregate (or $690,000 if the underwriter’s over-allotment option is exercised in full) is payable upon the consummation of this offering. The discount includes $2,100,000, or $0.35 per unit, equal to 3.5% of the gross proceeds of this offering (or $2,415,000 if the underwriter’s over-allotment option is exercised in full) payable to the underwriters as deferred underwriting discounts at the closing of our initial business combination from the funds to be placed in the trust account described below. The underwriter will also be entitled to 1% of the gross proceeds of this offering as underwriting discounts and commissions in the form of our shares at a price of $10.00 per Class A ordinary share, which will equal 60,000 Class A ordinary shares (or 69,000 Class A ordinary shares if the underwriter’s over-allotment option is exercised in full) (the “Representative Shares”), to be issued at the consummation of this offering. Such funds and shares will be released to the underwriters only upon consummation of an initial business combination, as described in this prospectus. The Representative Shares will be registered under the registration statement of which this prospectus forms a part. If the business combination is not consummated, such deferred discounts will be forfeited by the underwriters. The underwriters will not be entitled to any interest accrued on the deferred underwriting discount. See the section of this prospectus entitled “Underwriting” beginning on page 140 for a description of compensation and other items of value payable to the underwriters.

Upon consummation of the offering, $10.05 per unit sold to the public in this offering (whether or not the underwriter’s over-allotment option has been exercised in full or in part) will be deposited into a United-States-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. Such amount includes $2,100,000, or $0.35 per unit, (or $2,415,000 if the underwriter’s over-allotment option is exercised in full) payable to the underwriters as deferred underwriting discounts. Except as described in this prospectus, the funds held in trust will not be released until the earlier of the consummation of our initial business combination or our redemption of the Class A ordinary shares sold in this offering upon our failure to consummate a business combination within the required period.

The underwriters are offering the units on a firm commitment basis. EF Hutton LLC, acting as the sole book-running manager and representative of the underwriters, expects to deliver the units to purchasers on or about [●], 2024.

Sole Book-Running Manager

EF Hutton LLC

The date of this prospectus is [●], 2024

There is presently no public market for our units, shares of ordinary shares, or rights. We have applied to have our units listed on the Nasdaq Global Market, under the symbol “BKHAU”. We cannot guarantee that our securities will be approved for listing on Nasdaq. The Class A ordinary shares and rights comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless EF Hutton LLC, informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading as described in this prospectus, the Class A ordinary shares and rights will be traded on Nasdaq under the symbols “BKHA” and “BKHAR,” respectively. We cannot assure you that our securities will continue to be listed on Nasdaq after this offering.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and therefore will be subject to reduced reporting requirements.

We are responsible for the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information, and neither we nor the underwriters take responsibility for any other information others may give to you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

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Prospectus Summary

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under the section of this prospectus entitled “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. Unless otherwise stated in this prospectus or the context otherwise requires, references to:

●	“the 80% test” are to the requirement that our initial business combination be with a target entity that has an aggregate fair market value of at least 80% of the value of the proceeds from this initial public offering which are deposited to a trust account (excluding any deferred underwriters fees and taxes payable on the income earned on the deposit account) at the time of the agreement to enter into the initial combination;

●	“affiliate” are to companies controlled by or under common control with the Sponsor, our officers, and/or our officers’ controlled entities;

●	“Class A ordinary shares” are to our Class A ordinary shares, par value $0.0001 per share;

●	“Class B ordinary shares” are to our Class B ordinary shares, par value $0.0001 per share;

●	“Companies Act” are to the Companies Act (Revised) of the Cayman Islands as the same may be amended from time to time;

●	“founder shares” are to the 1,725,000 Class B ordinary shares initially purchased by our Sponsor in a private placement prior to this offering (including up to an aggregate of 225,000 Class B ordinary shares subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is not exercised in full or in part);

●	“initial business combination” are to our merger, shares exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more target businesses that together have a fair market value equal to at least 80% of the balance in our trust account (less any taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our such business combination;

●	“insiders” and “initial shareholders” are to the Sponsor, directors, officers and any holders of our founder shares prior to consummation of this offering (or their permitted transferees);

●	“management team” are to Mr. Kent Louis Kaufman, and our independent directors (Mr. Brandon Miller, Mr. Daniel M. McCabe, and Mr. Terry W. Protto), collectively;

●	“ordinary shares” are to our Class A ordinary shares and our Class B ordinary shares;

●	“Post-offering Memorandum and Articles” are to our second amended and restated memorandum and articles of association to be adopted with effect at effectiveness of this prospectus;

●	“private placement shares” and “private shares” are to the Class A ordinary shares included in our private units;

●	“private rights” are to the rights included in our private units;

●	“private units” are to the units, each consisting of one Class A ordinary share and one-fifth (1/5) of one right that our Sponsor is purchasing in a private placement concurrent with the consummation of this offering, as well as any units issued upon conversion of working capital loans;

●	“public shares” are to Class A ordinary shares included in the public units that are registered and described herein as a part of our public offering;

●	“public shareholders” are to the holders of our public shares;

●	“public units” are to the 6,000,000 units (or 6,900,000 units if the underwriters’ over-allotment option is exercised in full) offered to the public investors as described in this registration statement, which is comprised of one Class A ordinary share and one-fifth (1/5) of one right;

●	“public rights” or “rights” are to our rights sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

●	“Sponsor” is to Black Hawk Management LLC;

●	“working capital loan” are to certain loans to be extended by our initial shareholders, officers and directors or their affiliates in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient. Our initial shareholders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the relevant insider’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into private units at a price of $10.00 per unit (which, for example, would result in the holders being issued units to acquire 50,000 Class A ordinary shares and 5,000 rights if $500,000 of notes were so converted). If we do not complete a business combination, the loans will only be repaid with funds not held in the trust account, to the extent available;

●	“$,” “US$” and “U.S. dollar” each refer to the United States dollar.

Any conversion of the Class B ordinary shares described in this prospectus will take effect as a redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. All references in this prospectus to shares of the Company being forfeited shall take effect as surrenders for no consideration of such shares as a matter of Cayman Islands law. Any share dividends described in this prospectus will take effect as a share capitalization as a matter of Cayman Islands law. Except as specifically provided otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Our Company

General

We are a newly formed blank check company incorporated as a Cayman Islands exempted company on September 28, 2023 under the laws of the Cayman Islands with limited liability, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. Our efforts to identify a prospective target business will not be limited to a particular geographic region or industry. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction with our company.

We will seek to capitalize on the significant contacts and experience of our management team, including Mr. Kent Louis Kaufman, our Chairman, Chief Executive Officer, Director, and Chief Financial Officer, and Mr. Brandon Miller, Mr. Daniel M. McCabe, and Mr. Terry W. Protto, each a member of our board of directors. We believe we can leverage our team’s stellar track record to identify and execute attractive acquisition opportunities. However, there is no assurance that we will complete a business combination. Our officers and directors have no prior experience consummating a business combination for a “blank check” company.

Context and Competitive Advantage

We will seek to leverage our management team’s proprietary network of relationships with corporate executives, private equity, venture and growth capital funds, investment banking firms, consultants, family offices, and large corporations in order to source, acquire, and support the operations of the business combination target. We believe our team’s extensive and applicable experience investing and operating businesses globally will make us a preferred partner and allow us to source high-quality combination targets. Our efforts to identify a prospective target business will not be limited to a particular geographic region or industry.

Our team consists of experienced professionals and senior operating executives who bring a unique background and skill set. We believe that we will be able to leverage the following competitive strengths in identifying, structuring, and consummating a business combination:

●	An extensive network across several industries in the global markets; which include longstanding relationships with leading executives, investors, entrepreneurs, and investment bankers and thus will provide us with access to proprietary investment opportunities and strong deal flow in our target sectors;

●	Structuring and execution capabilities; through their respective careers, our team has extensive experience in identifying, evaluating and executing investments in companies at various stages of their life cycle. We believe that the combined and complementary expertise of our team will allow us to structure and execute a highly attractive transaction;

●	Globally cross-border deal experience; cross-border transactions require industry and local regulatory knowledge, rigorous due diligence and structuring creativity. Our team has significant transaction experience completing large-scale domestic and cross-border transactions, involving acquirers and targets located across the U.S. and globally.

Our Sponsor is Black Hawk Management LLC. We will seek to capitalize on the collective deal-making experience and business connections of our management team.

Kent Louis Kaufman has been serving as our Chief Executive Officer and director since November 21, 2023, and has been serving as our Chairman and Chief Financial Officer since December 4, 2023. Mr. Kaufman has over 30 years of experience in executive roles, management consulting, and executive coaching. He currently serves as the CEO of the Growth and Leadership Center Inc, a role he has held since 2004. Since March 2020, Mr. Kaufman has been serving as a managing partner at BEEC Capital, a management and consulting company. He has also been a frequently utilized leadership consultant for Korn Ferry International, a recruiting and human resources consulting company, since 2006. Mr. Kaufman has worked with companies and executives at all levels, including CEOs, Boards of Directors, vice presidents, and directors. Throughout his career, he has consulted for companies including NVIDIA, Amazon, Google, Intel, Hewlett Packard, Chevron, Abbot Labs, Medtronic, Network Appliance, Barclays, Black Rock, Bank of New York Mellon, Cisco, Northrop Grumman, and Apple. From 1991 until 1996, Mr. Kaufman was one of the key leaders who took start-up StorMedia public in an IPO, where he served as the Director of Product Development. From 1979 until 1991, Mr. Kaufman began his management career at IBM, where he worked as a Materials Scientist and received the prestigious Outstanding Innovation Award from IBM. Mr. Kaufman received his Bachelor of Science from the University of Washington and his Master of Science from Stanford University.

We believe that Mr. Kaufman is qualified to serve as a member of our board of directors due to his comparable experience and background in executive management positions, where he routinely engaged in and fulfilled financial oversight responsibilities, which has resulted in his financial sophistication.

Brandon Miller will become one of our independent directors upon the effectiveness of the registration statement of which this prospectus forms a part. He has been serving as a member of the board of directors of Yotta Acquisition Corporation (Nasdaq: YOTA) since April 2022 and Quetta Acquisition Corporation (Nasdaq: QETA) since August 2023. Mr. Miller has been the managing partner at Aspect Property Management LLC, a property management company in Connecticut, since January 2015. Before joining Aspect Property Management LLC, Mr. Miller spent a decade in the consulting industry at Matté & Company, a private and public sector consulting company from January 2005 to January 2015, where he offered executive recruiting, strategic planning, leadership, and corporate consulting services. Mr. Miller was a corporate controller at Corporate Dining Solutions, a corporate catering company, from 2003 to 2005. Mr. Miller is presently a certified manager of community associations (“CMCA”) and an association management specialist (“AMS”). Mr. Miller received his bachelor’s degree in finance from the University of Bridgeport in 1986 and studied mechanical engineering at North Carolina State University from 1980 to 1983.

We believe that Mr. Miller is qualified to serve as a member of our board of directors due to his extensive experience in the real estate and business consulting industries.

Daniel M. McCabe will become one of our independent directors upon the effectiveness of the registration statement of which this prospectus forms a part. He has been serving as a member of the board of directors of Yotta Acquisition Corporation (Nasdaq: YOTA) since April 2022 and Quetta Acquisition Corporation (Nasdaq: QETA) since August 2023. Mr. McCabe has been admitted to practice before the Courts of the State of Connecticut since 1974. Mr. McCabe’s legal career began as an assistant clerk of the Superior Court at Stamford from 1974 to 1976, and since then he has had his own legal practice, Daniel McCabe LLC, a general practice law firm in Connecticut founded in 1982. His work includes rendering legal advice to individuals and business entities concerning commercial transactions, business organizations, and complex litigation. Mr. McCabe is also an Adjunct Professor of Business Law at Sacred Heart University. Mr. McCabe previously was the Chairman of the Stamford Housing Authority, Co-chair of the Stamford Reapportionment Committee, Member of the Board of Parole for the State of Connecticut, Chairman of the Republican Town Committee of the City of Stamford and Counsel for the Stamford Water Pollution Control Authority. He also served as Corporation Counsel for the City of Stamford where he held the position of chief legal counsel and advisor to Mayor Stanley Esposito of the City of Stamford. Mr. McCabe obtained his Juris Doctor degree from St. John’s University Law School in 1974.

We believe that Mr. McCabe is qualified to serve as a member of our board of directors due to his legal experience.

Terry W. Protto will become one of our independent directors upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Protto has been a leader during his life and career in various organizations. He had a scholarship, which led to a commission in the US Army, and he quickly rose to the rank of Lt. Colonel. After his graduate school education, Mr. Protto was recruited by Macy’s, the nation’s largest retail department store firm, in 1993 and rose through the executive ranks to Vice Chairman-Operations and Finance, a position he held from 1999 until 2005. He left the Fortune 500 world in 2005 to become President of Mail Order and Retail, a privately held firm in Portland, Oregon where he served from January 2005 to November 2016. Mr. Protto opened 52 retail stores and grew the mail order business to $250M, then sold it to a public firm listed on NASDAQ in March 2020. He then formed an international management consulting business in March 2005, named www.tempCEO.com and focused on strategic services of Optimization to Asset Production, bringing Fortune 500 company business experience to small and medium business enterprises in the USA and Southeast Asia. In October 2005, Mr. Protto was awarded Global Entrepreneur for INC Magazine for his leadership in introducing Oregon and Washington State wine products into the South Asia market. From April 2016 until May 2019, Mr. Protto was a founding member of Alpine 4 Holdings, Inc. (ALPP: NASDAQ), serving as CEO/President of Alpine 4 Holdings, Inc. ALPP focuses on electronics, drones, USA government, lithium batteries, mapping software and metal fabricating. Mr. Protto played NCAA Division 1 golf, and he received his business and law degrees from Whitworth University and Gonzaga University, respectively.

We believe that Mr. Protto is qualified to serve as a member of our board of directors due to his experience in business management.

Our activities thus far have been limited to the organization of the company and the preparation of this offering. Our subsequent activities will be to identify a target company and to consummate a business combination with the target. We will not limit our search of potential targets for the initial business combination, we intend to focus on target businesses on the global scale that operate in any industry.

The past performance of our management team, or their respective affiliates, is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to identify a suitable candidate for our initial business combination. You should not rely on the historical record of our management team’s or their respective affiliates’ performance as indicative of our future performance.

Our officers and directors may become officers or directors of another special purpose acquisition company with a class of securities intended to be registered under the Securities Act of 1933, as amended, or the Exchange Act of 1934, prior to the completion of our initial business combination.

Our Business Strategy and Acquisition Criteria

We intend to focus our efforts on identifying and completing our initial business combination with a company that aligns with our team’s experiences, expertise and network of relationships. Our business strategy is focused on potential acquisition targets that exhibit compelling long-term growth potential and highly defensible market positions. We believe this will allow us to generate a truly differentiated pipeline of acquisition opportunities and lead to executing a business combination with an attractive target company more quickly, efficiently, and under better terms than our competitors.

We have identified the following general criteria and guidelines as we evaluate prospective target companies.

●	Large underpenetrated markets with favorable industry dynamics. We intend to actively look for suitable investment opportunities with an enterprise value of approximately $180 million - $1 billion. We will prioritize targets that are already benefiting from or capitalizing on trends found within their respective sectors.

●	Strong management team. The strength of the management team will be an important component in our review process. We will seek to partner with a visionary, experienced and professional management team that can drive growth, strategic decision making and long-term value creation.

●	Defensible market position with sustainable competitive advantage. We intend to favor targets that have a strong competitive advantage or are category leaders in their respective verticals. We will target companies that have strong intellectual property, technology, or brand equity within their respective sectors and that can be further monetized on a global basis.

●	There is no restriction in the geographic location of targets we can pursue. We will seek to identify targets that are likely to provide attractive financial returns through business combinations. We have yet to determine a time frame, an investment amount or any other criteria, which would trigger our search for business opportunities outside of United States.

●	Benefit from being a public company. We intend to only acquire businesses that would benefit from being publicly traded in the United States, including access to broader sources of capital and expanded market awareness. This improved access to capital could allow the targets to accelerate growth, pursue new projects, retain and hire employees, and expand into new geographies or businesses.

These criteria are not intended to be exhaustive. While we intend to use these criteria in evaluating the attractiveness of potential business combination opportunities, we may ultimately decide to enter into an initial business combination with a target business that does not meet these criteria. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria and guidelines in shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as the review of financial and other information which will be made available to us. We will also utilize our operational and capital allocation experience. Our acquisition criteria, due diligence processes, and value creation methods are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors, and criteria that our management may deem relevant.

Acquisition Process

In evaluating a prospective target business, we expect to conduct an extensive due diligence review which may encompass, as applicable and among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities and a review of financial and other information about the target and its industry. We will also utilize our management team’s operational and capital planning experience as a part of our analysis of any potential target.

We are not prohibited from pursuing an initial business combination with a target that is affiliated with our Sponsor, officers, or directors nor making the initial business combination through a joint venture or other form of shared ownership with our Sponsor, officers, or directors. In the event we seek to complete our initial business combination with an initial business combination target that is affiliated with our Sponsor, officers, or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such an initial business combination is fair to our company from a financial point of view.

Two of our independent directors have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such independent directors was included by a target business as a condition to any agreement with respect to our initial business combination because they have fiduciary and contractual duties to Quetta Acquisition Corporation (“Quetta”) and Yotta Acquisition Corporation (“Yotta”), which executed a definitive merger agreement in connection with its initial business combination on October 24, 2022. The merger agreement was terminated on August 10, 2023. These conflicts of interests may limit the number of potential targets that our management presents to us for purposes of completing a business combination. Specifically, if these two independent directors become aware of a business combination opportunity that falls within the line of business of any entity to which they have then-existing fiduciary or contractual obligations, they may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us.

For more details about our management’s conflict of interests, see “Management-Conflicts of Interest” on page 106 of this prospectus. Subject to his or her fiduciary duties under Cayman Islands law, none of the members of our management team who are also employed by, or directors of, our Sponsor or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware. Our Sponsor and directors and officers are also not prohibited from sponsoring, investing or otherwise becoming involved with, any other blank check companies, including in connection with their initial business combinations, prior to us completing our initial business combination. Our management team, in their capacities as directors, officers or employees of our Sponsor or its affiliates or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future entities affiliated with or managed by our Sponsor, or third parties, before they present such opportunities to us, subject to his or her fiduciary duties under Cayman Islands law and any other applicable fiduciary duties.

No members of our management team have any obligation to present us with any opportunity for a potential business combination of which they become aware, unless presented to such member specifically in his or her capacity as an officer or a director of the company. Members of our management team may be required to present potential business combinations to other entities to whom they have fiduciary duties before they present such opportunities to us. Any knowledge or presentation of such opportunities may therefore present conflicts of interest.

Initial Business Combination

We have 15 months from the consummation of this offering to consummate our initial business combination (“Combination Period”). If we anticipate that we may not be able to consummate our initial business combination within 15 months from the consummation of this offering, we may, but are not obligated to, if requested by our Sponsor or its affiliates, extend Combination Period up to two times by an additional three months each time for a total of up to 18 or 21 months by depositing $600,000 (or $690,000 if the underwriters’ over-allotment option is exercised in full) in connection with each Paid Extension Period. If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than ten (10) business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes, and then seek to liquidate and dissolve. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. In the event of our liquidation and subsequent dissolution, the public and private rights will expire and will be worthless. Our public shareholders will not be afforded an opportunity to vote on our extensions of time to consummate an initial business combination from 15 months of the consummation of this offering (or up to 18 or 21 months, as applicable) or redeem their shares in connection with such Paid Extensions Period.

Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable) at the time of the agreement to enter into the initial business combination. If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of FINRA, or an independent accounting firm with respect to the satisfaction of such criteria. Our shareholders may not be provided with a copy of such opinion, nor will they be able to rely on such opinion.

We will either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose, at which shareholders may seek to redeem their shares, regardless of whether they vote for or against, or abstain from voting on, the proposed business combination, for their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether we will seek shareholder approval of our proposed business combination or allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Any tender offer documents used in connection with a business combination will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we seek shareholder approval, we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company.

Pursuant to the Nasdaq listing rules, our initial business combination must occur with one or more target businesses having an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriting discounts and taxes payable on the income earned on the trust account), at the time of the agreement to enter into the initial business combination, which we refer to as the 80% test. We are not required to obtain an opinion from an unaffiliated third party that the target business we select has a fair market value in excess of at least 80% of the balance of the trust account unless our board of directors cannot make such determination on its own. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority (“FINRA”) or an independent valuation or appraisal firm with respect to satisfaction of such criteria. Our shareholders may not be provided with a copy of such opinion nor will they be able to rely on such opinion. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. Subject to this requirement, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns 50% or more of the outstanding voting securities of the target or otherwise owns a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding shares of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test. If the business combination involves more than one target business, the 80% of fair market value test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.

The net proceeds of this offering released to us from the trust account upon the closing of our initial business combination may be used as consideration to pay the sellers of a target business with which we complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemption of our public shares, we may use the balance of the cash released to us from the trust account following the closing for general corporate purposes, including for maintenance or expansion of operations of the post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. In addition, we may be required to obtain additional financing in connection with the closing of our initial business combination to be used following the closing for general corporate purposes as described above. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise. None of our Sponsor, officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. Our Post-offering Memorandum and Articles will provide that, following this offering and prior to the consummation of our initial business combination, we will be prohibited from issuing additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote (a) on any initial business combination or (b) to approve an amendment to the Post-offering Memorandum and Articles to (x) extend the time we have to consummate a business combination beyond 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable) or (y) amend the foregoing provisions, unless (in connection with any such amendment to our Post-offering Memorandum and Articles) we offer our public shareholders the opportunity to redeem their public shares.

Corporate Information

Our principal office is located at 4125 Blackhawk Plaza Circle, Suite 166, Danville, CA 94506, and our telephone number is (925) 217-4482.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior June 30th, or (2) our annual revenues exceed $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the last completed fiscal year.

Private Placement

Our Sponsor, Black Hawk Management LLC, has committed to purchase from us an aggregate of 222,000 units, which we refer to as the private units, at a price of $10.00 per unit (for a total purchase price of $2,220,000) or up to 235,500 units at $10.00 per unit (for a total purchase price of $2,355,000) if the underwriter elects to fully exercise its over-allotment option. This or these purchases will occur by way of one or more private placements, initially with the commencement of this offering and then at any time for that forty-five-day period in which the underwriter may exercise its over-allotment option in part or in full. Most of the proceeds that we receive from the private units will be placed in the trust account described below so as to fund the trust account in that amount representing one hundred and half percent (100.5%) of the amount of the public shares, with the anticipated balance of $445,000 being held in the company’s working capital accounts and reserved for expenses related to our search process. We are not permitted to use the proceeds placed in the trust account and the interests earned thereon to pay any excise taxes or any other similar fees or taxes in nature that may be imposed on the Company pursuant to any current, pending or future rules or laws.

The Company will enter into a registration rights agreement upon or prior to the effectiveness of the registration statement of which this prospectus forms a part with the purchasers of these private units and the purchasers of the founder shares which will permit the registration of those same securities (or their underlying parts) after the consummation of the initial business combination. As with the founder shares, the purchasers of these private units will agree to: waive their right to redeem their Class A ordinary shares in connection with the initial business combination, vote in favor of any proposed initial business combination, and waive any claim of right to the funds held in the trust account upon liquidation or other events. As such, if we do not complete our initial business combination within 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable), public shareholders will have the right to redeem their public shares (subject to the requirements of applicable law) in exchange for their pro rata share of the funds available in the trust account; thereafter, the holders of those Class A ordinary shares attributable to the sale of private units and the founder shares will participate with all other shareholders in any claims to funds that may remain in the capital accounts of the company. The likely result is that absent an initial business combination, these private units, like the founder shares, will expire worthless or with de minimis value.

The Offering

In making your decision as to whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 as promulgated under the Securities Act. You therefore will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 34 of this prospectus.

Securities offered	6,000,000 units at $10.00 per unit, each unit consisting of:

	●	one Class A ordinary share, and

	●	one-fifth (1/5) of one right.

	●	Each right entitles the holder thereof to receive one Class A ordinary share upon consummation of our initial business combination.

Proposed Nasdaq symbols	We anticipate that the units, the Class A ordinary shares, and the rights, once they begin separate trading, will be listed on the Nasdaq under the symbols,

	●	units: BKHAU;

	●	Class A ordinary shares: BKHA; and

	●	rights: BKHAR.

Trading commencement and separation of Class A ordinary shares and rights	Each of the Class A ordinary shares and rights may trade separately on the 52nd day after the date of this prospectus unless EF Hutton determines that an earlier date is acceptable (based upon, among other things, its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will EF Hutton allow separate trading of the Class A ordinary shares and rights prior to our filing of an audited balance sheet with the SEC which evidences our receipt of the gross proceeds from this offering. We will also include in the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if EF Hutton has allowed separate trading of the Class A ordinary shares and rights prior to the 52nd day after the date of this prospectus.

Once the Class A ordinary shares and rights commence separate trading, holders will have the option to continue to hold units or separate their units into their component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into separately traded Class A ordinary shares and rights. No fractional shares will be issued upon separation of the units and only whole shares will trade.

The Filing of Form 8-K	We will file a current report on Form 8-K with the SEC, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place two business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Current Report on Form 8-K or a new Current Report on Form 8-K to provide new financial information to reflect the exercise of the over-allotment option. We will also include in the Current Report on Form 8-K, or amendment thereto, or in a subsequent current report on Form 8-K, information indicating if EF Hutton has allowed separate trading of the Class A ordinary shares and rights prior to the 52nd day after the date of this prospectus.

Units:

Number outstanding before this offering	0

Number to be sold in this offering	6,000,000

Number to be sold in the private placement	222,000(1)

Number outstanding after this offering	6,222,000(1)

Ordinary shares:

Number outstanding before this offering	1,725,000 Class B ordinary shares(2)

Number outstanding after this offering and private placement offering	7,782,000 ordinary shares(3)

Rights:

Number of Rights outstanding before this offering	0

Number of Rights to be sold in this offering	1,200,000(4)

Number of Rights to be sold in the private placement as part of the private placement units	44,400(4)

Number of Rights outstanding after this offering	1,244,400(4)

(1)	This assumes no exercise of the underwriter’s over-allotment option and thus the sale of 6,000,000 public units and 222,000 private units. The underwriter may exercise its over-allotment option partially or in full, which may lead to the sales of a maximum aggregate amount of 6,900,000 public units and 235,500 private units. Each unit consists of one share of Class A ordinary shares and one-fifth (1/5) of one right.
(2)	Includes up to an aggregate of 225,000 Class B ordinary shares that are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is not exercised in full or in part.
(3)	Comprised of 1,500,000 Class B ordinary shares and 6,000,000 Class A ordinary shares, 60,000 Class A representative’s shares, and 222,000 shares of Class A ordinary shares underlying the private placement units. The numbers assume that the underwriters’ over-allotment has not been exercised and an aggregate of 225,000 Class B ordinary shares held by our Sponsor have been forfeited. If the over-allotment option is exercised in full, there will be a total of 8,929,500 ordinary shares issued and outstanding.
(4)	This assumes that the over-allotment option has not been exercised. If the over-allotment option is exercised in full, there will be a total of 1,427,100 rights issued and outstanding, including an aggregate of 47,100 rights underlying the private units.

Terms of Rights:	Upon consummation of our initial business combination, each holder of one (1) public right may redeem one-fifth (1/5) of one Class A ordinary share. We will not issue fractional shares in connection with an exchange of rights. If we are unable to complete an initial business combination within the required time period, and we redeem the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

Founder shares

On October 16, 2023, the Company and the Sponsor entered into a Securities Subscription Agreement, pursuant to which our Sponsor purchased 17,250,000 shares of common stock, $0.0001 per share, for an aggregate purchase price of $25,000, or approximately $0.0145 per ordinary share (or $0.0167 in the case of the forfeiture of 225,000 shares if the over-allotment option is not exercised). On November 13, 2023, the Company and the Sponsor entered into the First Amendment to the Subscription Agreement, pursuant to which the 17,250,000 shares of common stock converted to 1,725,000 Class B ordinary shares. The per Class B ordinary share purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the aggregate number of founder shares issued. Prior to the initial investment in the company of $25,000 by our Sponsor, the company had no assets, tangible or intangible. The number of founder shares issued was determined based on the expectation that the founder shares would represent approximately 20% of the outstanding shares after this offering (not including the shares to be issued to the underwriter upon the consummation of this offering or the shares underlying the private placement units). None of our Sponsor, officers, nor directors have expressed an intention to purchase any units in this public offering. We will effect a stock dividend or share contribution prior to this offering should the size of the offering change, in order to maintain such ownership percentage.

The founder shares are subject to certain transfer restrictions, as described in more detail below, although we will grant registration rights to the founders for those shares by way of the registration rights agreement to be entered into on or prior to the consummation of this offering.

Our Sponsor, officers, and directors will have entered into a letter agreement with us, pursuant to which they agree (i) to waive their redemption rights with respect to their founder shares and private placement shares in connection with the completion of our initial business combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete our initial business combination within 15 months from the consummation of this offering (or up to 18 months or 21 months, as applicable) (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame). If we submit our initial business combination to our public shareholders for a vote, our Sponsor has agreed, pursuant to such letter agreement, to vote its founder shares and any public shares purchased during or after this offering in favor of our initial business combination, if permitted by law or regulation.

The founder shares are identical to our Class A ordinary shares included in the units being sold in this offering, except that:

● the founder shares can convert into Class A ordinary shares at any time at the option of its holder or automatically on the day of the closing of a business combination, on a 1:1 basis, subject to adjustments as set out in the Post-offering Memorandum and Articles, whereas Class A ordinary shares are not convertible into Class B ordinary shares;

●	prior to the closing of the business combination, a director of the Company may be appointed by a majority of the holders of the founder shares and a director of the Company may be removed by a majority of the holders of the founder shares, whereas holders of the Class A ordinary shares shall have no right to vote on the appointment or removal of any director of the Company prior to the closing of the business combination;

●	the founder shares are subject to certain transfer restrictions, as described in more detail below;

●	our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to any founder shares and public shares they hold in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to any founder shares and public shares they hold in connection with a shareholder vote to approve an amendment to our Post-offering Memorandum and Articles (A) to modify the substance or timing of the ability of holders of our public shares to seek redemption in connection with our initial business combination or our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our initial business combination within 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable), although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame. Permitted transferees of the founder shares held by our Sponsor, officers and directors would be subject to the same restrictions;

●

pursuant to the letter agreement, our Sponsor, officers and directors have agreed to vote any founder shares held by them and any public shares purchased during or after this offering (including in open market and privately negotiated transactions) in favor of our initial business combination, if permitted by law or regulation. If we submit our initial business combination to our public shareholders for a vote, so long as the minimum number of shareholders required for a quorum attend the meeting (whether in person or by proxy), such that meeting is quorate, we will complete our initial business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the initial business combination. Additionally, each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against, or abstain from voting on, the proposed transaction (subject to the limitation described in the preceding paragraph); and

●	the founder shares are entitled to registration rights.

Transfer restrictions on founder shares	Our Sponsor and initial shareholders have agreed not to transfer, assign, or sell any of the founder shares (except to certain permitted transferees) until the earlier of six months after the date of the consummation of our initial business combination and the date on which the closing price of our Class A ordinary shares equals or exceeds $12.00 per Class A ordinary share for any 20 trading days within a 30-trading day period following the consummation of our initial business combination or earlier in each case if, subsequent to our initial business combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities, or other property.

Founder shares conversion and anti-dilution rights	The founder shares are designated as Class B ordinary shares and will automatically convert into Class A ordinary shares upon completion of our initial business combination on a one-for-one basis, subject to adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities convertible or exercisable for Class A ordinary shares, are issued or deemed issued in excess of the amounts issued in this offering and related to the closing of our initial business combination, the ratio at which founder shares will convert into Class A ordinary shares will be adjusted (subject to waiver by holders of a majority of the Class B ordinary shares then outstanding) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of our ordinary shares issued and outstanding upon the completion of this offering plus the number of Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination (net of redemptions), excluding the private shares underlying the private units, any shares underlying units issued upon conversion of working capital loans and any Class A ordinary shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination. Any conversion of Class B ordinary shares described herein will take effect as a redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A ordinary shares issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt.

Appointment of directors; voting rights	Prior to our initial business combination, only holders of our Class B ordinary shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to our initial business combination, holders of a majority of our Class B ordinary shares may remove a member of the board of directors. These provisions of our Post-offering Memorandum and Articles may only be amended by a special resolution passed by holders representing at least 75% of our outstanding Class B ordinary shares voting in a general meeting. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Private placement units

Our Sponsor has committed, pursuant to that certain written agreement, to purchase an aggregate of 222,000 private placement units (or, if the over-allotment option is exercised in full, 235,500 private placement units) at a price of $10.00 per unit in a private placement that will occur simultaneously with the consummation of this offering. A portion of the proceeds derived from the sale of the private units will be added to the proceeds from this offering, which together will be held in the trust account such that, upon the consummation of this offering, $60.30 million (or approximately $69.35 million if the underwriter exercises its over-allotment option in full) will be held in the trust account.

Each of the private units sold by way of private placement will be identical to the publicly offered units described in this prospectus, except that, pursuant to that certain letter agreement, the purchasers of the founder shares and the private units have agreed to waive their redemption rights with respect to their founder shares and private units: (i) in connection with the consummation of the initial business combination; (ii) in connection with a shareholder vote to amend the terms of our Post-offering Memorandum and Articles which specify (a) the substance or timing of our obligation to permit the redemption of shares in connection with our initial business combination, (b) the requirement to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable), or (c) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and, (iii) if we fail to consummate a business combination within 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable) or if we liquidate prior to the expiration of the prescribed period.

Transfer restrictions on the private placement units	Subject to any applicable law to which we and the Sponsor will comply, the private placement units (including the Class A ordinary shares issuable upon exercise of the private placement units) held by our Sponsor will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except as described under the section of this prospectus entitled “Description of Securities— Private Units Sold in the Private Placement”).

Proceeds to be held in the trust account	Nasdaq rules provide that at least 90% of the gross proceeds from this offering must be deposited into a trust account ($9.00 per unit). Of the net proceeds of this offering and the sale of the private units, at least $60.3 million, or $10.05 per publicly offered unit (approximately $69.35 million, if the underwriter’s over-allotment option is exercised in full) will be placed into a trust account in the United States with Continental Stock Transfer & Trust Company acting as trustee. These proceeds include $2,100,000 (or $2,415,000 if the underwriter’s over-allotment option is exercised in full) in deferred underwriting discounts.

The funds in the trust account will be invested only in specified U.S. government treasury bills or in specified money market funds.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, our Post-offering Memorandum and Articles and the trust agreement to be entered into among the company and Continental Stock Transfer & Trust Company provide that the proceeds from this offering will not be released from the trust account until the earliest of:

(a)	the completion of our initial business combination;

	(b)	the redemption of any public shares properly submitted in connection with a shareholder vote to amend our Post-offering Memorandum and Articles to (i) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable) or (ii) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity; and,

	(c)	the redemption of our public shares if we are unable to complete our initial business combination within 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable), subject to applicable law.

The proceeds deposited in the trust account could be subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders; although we will generally seek to require that creditors waive their right to make claims against the proceeds held in the trust account.

Anticipated expenses and funding sources	Excluding the withdrawal of interest earned on the funds held in trust so as to pay any applicable taxes, no proceeds held in the trust account will be available for our use, unless and until we complete our initial business combination. Based upon current interest rates, we expect the trust account to generate approximately $2,713,500 of interest annually (assuming no exercise of the underwriter’s over-allotment option and an interest rate of 4.50% per annum) following the investment of such funds in specified U.S. government treasury bills or in specified money market funds.

Unless and until we complete our initial business combination, we may pay our expenses only from:

	●	$445,000 in working capital not held in trust that will be available to us from the net proceeds of this offering and the sale of the private placement units (which is the amount of funds estimated to be available after the payment of approximately $875,000 in expenses relating to this offering and certain advancements to the underwriters’ representative (excluding the underwriting discounts totaling $600,000 or, in the case of over-allotment $690,000); and

	●	any working capital loans or additional investments from our Sponsor, members of our management team or their affiliates, or other third parties, although they are under no obligation to advance funds or invest in us (and, provided that, any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of a business combination).

There will be no fees, reimbursements, or other cash payments paid to our insiders or any of the members of our management team prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction involved) other than:

●	reimbursement of out-of-pocket expenses incurred by our insiders or any of their affiliates in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations; and

●	repayment of working capital loans which may be made by our insiders or any of their affiliates to finance transaction costs in connection with an initial business combination, the terms of which have not been determined.

There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we were to consummate an initial business combination or secure another source of financing. We have no policy which prohibits our insiders or any member of our management team from negotiating the reimbursement of such expenses by a target business.

Our audit committee will review and approve all reimbursements and payments made to any insider or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

shareholder approval of, or tender offer in connection with, initial business combination	In connection with any proposed initial business combination, we will either: (1) seek shareholder approval of such initial business combination at a meeting called for such purpose at which shareholders may seek to redeem their shares for that pro rata amount of cash then on deposit in the trust account attributable to those shares, regardless of whether they vote for or against, or abstain from voting on, the proposed business combination; or (2) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether we will seek shareholder approval of our proposed business combination or allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. If we provide shareholders with the opportunity to sell their shares to us by means of a tender offer, we will file tender offer documents with the SEC which will contain substantially similar financial and other information about the initial business combination as is required under the SEC’s proxy rules. If we seek shareholder approval of our initial business combination, we will consummate the business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the business combination.

For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes, or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration needed to satisfy cash conditions pursuant to the terms of the proposed business combination exceeds the aggregate amount of cash available to us (including any cash we may obtain from financing from third parties or our insiders or their affiliates, which may not be available on terms acceptable to us or at all), we will not complete the business combination (as we may be required to have a lesser number of shares redeemed). As a result, we may not be able to locate another suitable target within the applicable time period, if at all. If we seek shareholder approval of a business combination and if a significant number of public shareholders properly seek to redeem their public shares in connection with a proposed business combination, we or our insiders or their affiliates could purchase some or all of such shares in the open market or in private transactions in order to seek to satisfy the cash conditions. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. No funds from the trust account can be released from the trust account prior to the consummation of the initial business combination to make such purchases (although such purchases could be made using funds available to us after the closing of a business combination). We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Notwithstanding the foregoing, we or our insiders and their affiliates will not make purchases of ordinary shares if the purchases would violate Sections 9(a)(2) or 10(b) of the Exchange Act or Regulation M, which are rules that prohibit manipulation of a company’s stock, and we and they will comply with Rule 10b-18 under the Exchange Act in connection with any open-market purchases. If purchases cannot be made without violating applicable law, no such purchases will be made.

Letter agreement among the insiders and the company	a.	Our insiders have agreed to vote their unregistered shares in favor of any proposed business combination, if permitted by law or regulation,

	b.	not to redeem any shares (including the founder shares and private units) into the right to receive cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination (or sell to us any shares they hold in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our Post-offering Memorandum and Articles relating to the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable), and

	c.	that the founder shares and private units shall not be redeemable for a pro rata portion of the funds held in the trust account if a business combination is not consummated.

Our insiders also have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our Post-offering Memorandum and Articles that would (i) modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable) or (ii) with respect to the other provisions relating to pre-business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes and other permissible expenses permitted to be paid with the funds available from the interest earned) divided by the number of then issued and outstanding public shares.

None of our insiders, or their affiliates has committed to purchase ordinary shares in this offering in the open market or in private transactions. However, if a significant number of shareholders vote, or indicate an intention to vote, against a proposed business combination, our insiders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. Notwithstanding the foregoing, our insiders and their affiliates will not make purchases of ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Conditions to completing our initial business combination	We will have up to 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable) to consummate an initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 15 months, we may, by resolution of our board of directors, if requested by our Sponsor, extend the period of time we will have to consummate an initial business combination up to two times by an additional three months (for a total of up to 18 or 21 months from the consummation of this offering), provided that, pursuant to the terms of our Post-offering Memorandum and Articles and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order for the time available for us to consummate our initial business combination to be extended, our Sponsor or their affiliates or designees, upon five days’ advance notice prior to the deadline, must deposit into the trust account $600,000, or $690,000 if the over-allotment option is exercised in full (or $0.10 per ordinary share) for the extension, on or prior to the date of the deadline. Our public shareholders will not be entitled to vote or redeem their shares in connection with any such extension.

There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the funds held in the trust account (excluding any deferred underwriter’s fees and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. If we are no longer listed on Nasdaq, we will not be required to satisfy the 80% test. However, we intend to satisfy the requirement of the 80% test even if our securities are not listed on Nasdaq at the time of our initial business combination because this is a requirement in our Post-offering Memorandum and Articles which may only be avoided pursuant to an affirmative shareholder vote to amend the certificate. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination.

If our board is not able to independently determine the fair market value of the target business or businesses, we may obtain an opinion from an independent investment banking or accounting firm as to the fair market value of the target business. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. However, we may structure our initial business combination so that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders, or for other reasons. However, we will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding shares of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of Nasdaq’s 80% of fair market value test. If the initial business combination involves more than one target business, the 80% of fair market value test will be based on the aggregate value of all of the transactions and we will treat the target businesses together as our initial business combination for purposes of seeking shareholder approval or conducting a tender offer, as applicable.

Permitted purchases of public shares by our affiliates	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our Sponsor, initial shareholders, directors, officers, advisors, or their affiliates may purchase public shares in privately-negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our initial shareholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules.

However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing our securities during certain blackout periods when they are in possession of any material non-public information and (ii) clear all trades of company securities with a compliance officer prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the trust account will be used to purchase shares in such transactions prior to completion of our initial business combination. See “Proposed Business — Permitted Purchases of Our Securities” for a description of how our Sponsor, initial shareholders, directors, officers, advisors or any of their affiliates will select which shareholders to purchase securities from in any private transaction. Our Sponsor, directors, officers, advisors or any of their affiliates will not make any purchases if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

The purpose of any such purchases of shares could be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing, or trading of our securities on a national securities exchange.

Redemption rights for public shareholders upon completion of our initial business combination	In conjunction with any shareholder vote either to: (i) amend our articles prior to our initial business combination or (ii) approve any proposed initial business combination: we will provide our public shareholders with the opportunity to redeem all or a portion of their public shares at a pro rata, per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations described herein.

The amount in the trust account is initially anticipated to be $10.05 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting discounts that we will pay to the underwriters.

The proposed initial business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed initial business combination. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof.

Manner of conducting redemptions	In connection with our initial business combination, we will provide our public shareholders with the opportunity to redeem all or a portion of their public shares either (i) pursuant to a shareholder meeting called to approve the initial business combination or (ii) without a shareholder vote by means of conducting a tender offer. The decision as to whether we will seek shareholder approval of a proposed initial business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirements. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with Nasdaq’s shareholder approval rules.

The requirement that we provide our public shareholders with the opportunity to redeem their public shares may be amended if approved by holders of at least two-thirds of our ordinary shares entitled to vote thereon.

Each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against, or abstain from voting on, the proposed transaction or whether they were a shareholder on the record date for the shareholder meeting held to approve the proposed transaction.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we can:

● conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

●	file tender offer documents with the SEC prior to completing our initial business combination, which will contain substantially similar financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our Sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase ordinary shares in the open market so as to comply with Rule 14e-5 under the Exchange Act.

We intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, deliver their shares to our transfer agent electronically using the Continental Stock Transfer and Trust system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public shareholders, which could delay redemptions and result in additional administrative cost. If the proposed initial business combination is not approved and we continue to search for a target company, we will promptly return any certificates or shares delivered by public shareholders who elected to redeem their shares.

The proposed initial business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed initial business combination. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold shareholder vote	Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our Post-offering Memorandum and Articles will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent.

Redemption rights in connection with proposed amendments to our Post-offering Memorandum and Articles	Our Post-offering Memorandum and Articles will provide that any of its provisions, including those related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement units into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein and in our Post-offering Memorandum and Articles), may be amended if approved by holders of a majority of at least two-thirds of our ordinary shares entitled to vote thereon. We may not issue additional securities that can vote on amendments to our Post-offering Memorandum and Articles or on our initial business combination. Our Sponsor, which will beneficially own approximately 20% of our issued and outstanding ordinary shares upon the consummation of this offering (not including the shares to be issued to the underwriter upon the consummation of this offering or the ordinary shares underlying the private units and assuming that it does not purchase public units in this offering), may participate in any vote to amend our Post-offering Memorandum and Articles and/or trust agreement and will have the discretion to vote as it deems.

Release of funds in trust account upon the close of our initial business combination	An aggregate of $10.05 per unit sold to the public in this offering (regardless of whether or not the over-allotment option is exercised) will be placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee, pursuant to an agreement to be signed on the date of this prospectus. The trustee will deposit the proceeds into a United States-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. The proceeds will be invested at the direction of the trustee. Except as set forth below, the proceeds held in the trust account will not be released until the earlier of the completion of an initial business combination and our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. Therefore, unless and until an initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

Upon the consummation of our initial business combination, all amounts held in the trust account will be released to us. We will use these funds to pay amounts due to any public shareholders who exercise their redemption rights as described above under “Redemption rights for public shareholders upon completion of our initial business combination,” to pay the underwriters their deferred underwriting discounts, to pay all or a portion of the consideration payable to the target or targets or owners of the target or targets of our initial business combination, and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies, or for working capital.

Liquidation if no business combination	If we cannot complete our initial business combination within 15 months from the consummation of this offering (or up to 18 months or 21 months, as applicable), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the trust account, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining holders of ordinary shares and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. At such time, the rights will expire and holders of the rights will receive nothing upon a liquidation with respect to such rights, and the rights will be worthless.

In connection with our redemption of 100% of our outstanding public shares, each holder will receive an amount equal to (1) the number of public shares being redeemed by such public holder divided by the total number of public shares multiplied by (2) the amount then in the trust account (initially $10.05 per Class A ordinary share), which includes the deferred underwriting commission, plus a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes and other expenses (including, without limitation less up to $100,000 of interest to pay liquidation and dissolution expenses) (subject in each case to our obligations under Cayman Islands law to provide for claims of creditors).

The proceeds deposited in the trust account could, however, become subject to the claims, if any, of our creditors that are in preference to the claims of our shareholders. We may not have funds sufficient to pay or provide for all creditors’ claims. Although we will seek to have all vendors, service providers (excluding our independent registered public accounting firm), prospective target businesses, and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including, but not limited to, fraudulent inducement, breach of fiduciary responsibility, or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. The underwriters will not execute agreements with us waiving such claims to the monies held in the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts, or agreements with us and will not seek recourse against the trust account for any reason. In the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third-party claims. None of our officers or directors will indemnify us for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.

Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.05 per Class A ordinary share.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.05 per public ordinary share to our public shareholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor-creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. Furthermore, by paying public shareholders from the trust account prior to addressing the claims of creditors, our board of directors may be deemed to have breached its fiduciary duty to our creditors and/or to have acted in bad faith, thereby exposing itself and our company to claims of punitive damages. We cannot assure you that claims will not be brought against us for these reasons.

The holders of the founder shares will not participate in any redemption distribution with respect to their founder shares, but may have any public shares redeemed upon liquidation.

If we are unable to conclude our initial business combination and we expend all of the net proceeds of this offering not deposited in the trust account, without taking into account any issues of taxation or interest earned on the trust account, we expect that the initial per-share redemption price will be approximately $10.05.

We will pay the costs of any liquidation following the redemptions from our remaining assets outside of the trust account. If such funds are insufficient, our insiders have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $100,000) and have agreed not to seek repayment for such expenses.

The underwriters have agreed to waive their rights to the deferred underwriting discounts held in the trust account in the event that we do not consummate a business combination (which amounts will be drawn from the funds held in the trust account that will be available to fund the redemption of our public shares).

Conflicts of interest

Two of our independent directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such independent directors was included by a target business as a condition to any agreement with respect to our initial business combination because they have fiduciary and contractual duties to Yotta Acquisition Corporation (“Yotta”) and Quetta Acquisition Corporation (“Quetta”). Yotta executed a definitive merger agreement in connection with its initial business combination on October 24, 2022. The merger agreement was terminated on August 10, 2023. These conflicts of interests of two of our independent directors may limit the number of potential targets that our management presents to us for purposes of completing a business combination. For more details about our management’s conflict of interests, see “Management-Conflicts of Interest” on page 106 of this prospectus. Subject to his or her fiduciary duties under Cayman Islands law, none of the members of our management team who are also employed by, or directors of, our Sponsor or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware. Our Sponsor, directors, and officers are also not prohibited from sponsoring, investing or otherwise becoming involved with, any other blank check companies, including in connection with their initial business combinations, prior to us completing our initial business combination. Our management team, in their capacities as directors, officers or employees of our Sponsor or its affiliates or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future entities affiliated with or managed by our Sponsor, or third parties, before they present such opportunities to us, subject to his or her fiduciary duties under Cayman Islands law and any other applicable fiduciary duties.

Further, in the future any of our directors and our officers may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Accordingly, subject to his or her fiduciary duties under Cayman Islands law and pursuant to our letter agreement, prior to the consummation of our initial business combination, such opportunities first shall be presented to us. Our Post-offering Memorandum and Articles provides that, to the maximum extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. We do not believe, however, that any fiduciary duties or contractual obligations of our directors or officers would materially undermine our ability to complete our business combination.

Audit Committee	We will establish and maintain an audit committee to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section of this prospectus entitled “Management — Committees of the board of directors — Audit Committee.”

Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers or directors, or our or their affiliates.

Indemnity

Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below (i) $10.05 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes; provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable), nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our Sponsor to reserve for such indemnification obligations, nor have we independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations, and believe that our Sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.

In the event an excise tax and/or any other similar fees or taxes in nature are levied or imposed on us pursuant to any current, pending or future rule(s) or law(s), and such tax or fee has not been paid by us to the applicable regulatory authority on or prior to the due date for such a tax or fee, our Sponsor agrees to promptly (but in any event sufficiently prior to the due date for such tax or fee to assure timely payment thereof) either directly pay such tax or fee on behalf of us or advance to us such funds as necessary and appropriate to allow us to pay such tax or fee timely. Our Sponsor agrees not to seek recourse for such expenses from the trust account.

However, the Sponsor may not be able to satisfy the above obligations, as we have not required it to retain any assets to provide for such obligations, nor have we taken any further steps to ensure that it will be able to satisfy any of the above obligations that arise.

Cautionary Note Regarding Forward-Looking Statements

Some of the statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our ability to select an appropriate target business or businesses;

●	our ability to complete our initial business combination, particularly while considering the disruption that may result from limitations imposed by the COVID-19 pandemic;

●	our expectations around the performance of the prospective target business or businesses;

●	our success in retaining or recruiting, or changes required in, our officers, key employees, or directors following our initial business combination;

●	our directors and officers allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

●	our potential ability to obtain additional financing to complete our initial business combination;

●	our pool of prospective target businesses;

●	the ability of our directors and officers to generate a number of potential acquisition opportunities;

●	potential change in control if we acquire one or more target businesses for stock;

●	our public securities’ potential liquidity and trading;

●	the lack of a market for our securities;

●	the use of proceeds not held in the trust account or available to us from any interest income on the trust account balance; or,

●	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section of this prospectus entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws

Risk Factors SUMMARY

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison to offerings of blank check companies subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors.” See “Risk Factors” beginning on page 34 to read about factors you should carefully consider all of the information in this prospectus before making an investment.

Such risks include, but are not limited to:

Risks Related to our Search for, Consummation of, or Inability to Consummate, a Business Combination

●	Our public shareholders might not be afforded the opportunity to vote on our proposed initial business combination, which means that we might be able to complete an initial business combination even though a majority of our shareholders might oppose the transaction.

●	The rules of the exchange require the approval of a majority of independent directors as do our governing documents, thus our initial business combination may not be successful absent a majority approval.

●	Absent a business combination, the net investment proceeds may be held in trust for as long as up to 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable).

●	Our Sponsor will hold a substantial interest in us. As a result, it may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

●	We rely upon key personnel in order to identify a target, effect an initial business combination, and operate successfully thereafter. Our results could be negatively impacted by the loss of any individual prior to or after the business combination.

●	We are dependent upon our officers and directors and their departure could adversely affect our ability to operate.

●	Since our Sponsor, officers, and directors will lose their entire investment in us if our initial business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

●	The securities in which we invest the proceeds held in the trust account could bear a negative rate of interest, which could reduce the interest income available for payment of taxes or reduce the value of the assets held in trust such that the per-share redemption amount received by shareholders may be less than $10.05 per Class A ordinary share.

●	If we are deemed to be an investment company under the Investment Company Act of 1940, we may be required to adhere to that Act and the rules promulgated thereunder, which may make it more difficult for us to affect our initial business combination.

●	Public shareholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 15% of the public shares sold in this offering.

●	We are a Cayman Islands exempted company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

●	Past performance of members of our management team may not be indicative of future performance of an investment in the Company.

Risks Associated with Acquiring and Operating a Business Outside of the United States

●	We may affect our initial business combination with a company located outside of the United States.

●	There are costs and difficulties inherent in managing cross-border business operations.

●	Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, which may adversely impact our results of operations and financial condition.

●	If relations between the United States and foreign governments deteriorate, it could cause potential target businesses or their goods and services to become less attractive.

●	If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws.

●	Because foreign law could govern our material agreements, we may not be able to enforce our rights within such jurisdiction or elsewhere.

●	U.S. laws and regulations, including the Holding Foreign Companies Accountable Act, may restrict or eliminate our ability to complete a business combination with certain companies.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	November 30, 2023
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficit)(1)	$(100,853)	$601,147
Total assets(2)	$263,000	$60,751,147
Total liabilities(3)	$256,853	$2,181,000
Value of Class A ordinary shares subject to possible redemption/tender(4)	$-	$60,300,000
Shareholders’ equity/(deficit)(5)	$6,147	$(1,579,853)

(1)	The “as adjusted” calculation includes $445,000 in cash held outside the trust account, plus $6,147 of actual shareholders’ equity at November 30, 2023.
(2)	The “as adjusted” calculation includes $60,300,000 of cash held in the trust account from the proceeds of this offering and the sale of the private placement units, plus $445,000 in cash held outside the trust account, plus $6,147 of actual shareholders’ equity at November 30, 2023.
(3)	The “as adjusted” calculation includes $2,100,000 of deferred underwriting discounts and commissions payable and $81,000 over-allotment option liability.
(4)	The “as adjusted” value of Class A ordinary shares which may be redeemed for cash equals the “as adjusted” the 6,000,000 Class A ordinary shares sold in the offering multiplied by the redemption value of $10.05 per share/unit.
(5)	Excludes 6,000,000 Class A ordinary shares purchased in the public market which are subject to redemption in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of Class A ordinary shares that may be redeemed in connection with our initial business combination (approximately $10.05 per Class A ordinary share).

If no business combination is completed within 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable), the proceeds then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses) will be used to fund the redemption of our public shares. Our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete our initial business combination within 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable) time period.

Risk Factors

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, which we believe represent the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

RISKS RELATING TO OUR SEARCH FOR, CONSUMMATION OF, OR INABILITY TO
CONSUMMATE, A BUSINESS COMBINATION AND POST-BUSINESS COMBINATION RISKS

We are a Cayman Islands exempted company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability, with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning an initial business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of November 30, 2023, the Company had $125,100 in cash and a working capital deficit (current assets less current liabilities, excluding deferred offering costs) of $100,853. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

Our public shareholders might not be afforded the opportunity to vote on our proposed initial business combination, which means that we might be able to complete an initial business combination even though a majority of our shareholders might oppose the transaction.

Unless required by law, we might not seek shareholder approval of our initial business combination or we might provide shareholders with the opportunity to sell their shares to us by way of a tender offer for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described elsewhere in this prospectus. Moreover, Nasdaq rules currently allow us to engage in a tender offer in lieu of a shareholder meeting but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that would require us to issue more than 20% of our outstanding shares, we would seek shareholder approval of such a business combination instead of conducting a tender offer.

In the case that we seek shareholder approval of our initial business combination, we will call a meeting for such purpose where shares may be redeemed, if they vote against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable). In the case of a tender offer, public shareholders will have the opportunity to sell their shares to us for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described elsewhere in this prospectus. Thus, depending on various factors such as the economics of the initial business combination, the timing, et cetera, we will decide in our sole discretion the best resolution. Therefore, as concerns the initial business combination, even if a majority of shareholders disapproves, we might still be able to effect the transaction. Please see the section of this prospectus entitled “Proposed Business — Effecting Our Initial Business Combination” for additional information.

Our Sponsor, directors, officers, advisors and their affiliates may elect to purchase shares or rights from public holders, which may influence a vote on a proposed initial business combination and reduce the public “float” of our public securities.

Our Sponsor, directors, officers, advisors or their affiliates may purchase shares or public rights or a combination thereof, in privately-negotiated transactions or in the open market, either prior to or following the completion of our initial business combination, although they are under no obligation to do so and they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. Moreover, none of the funds in the trust account would be used to purchase shares or public rights in such transactions. See “Proposed Business — Permitted Purchases of Our Securities” for a description of how our Sponsor, directors, officers or any of their affiliates will select which shareholders to purchase securities from in any private transaction.

Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our Sponsor, directors, officers, advisors or their affiliates purchase shares in privately-negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public rights could be to reduce the number of public rights outstanding. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public rights and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on a national securities exchange. However, in the event our Sponsor, directors, officers or their affiliates were to purchase shares or rights from public shareholders, such purchases would by structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	the Company’s registration statement/proxy statement filed for its business combination transaction would disclose the possibility that the Company’s Sponsor, directors, officers, advisors or their affiliates may purchase shares or rights from public shareholders outside the redemption process, along with the purpose of such purchases;

●	if the Company’s Sponsor, directors, officers, advisors or their affiliates were to purchase shares, or rights from public shareholders, they would do so at a price no higher than the price offered through the Company’s redemption process;

●	the Company’s registration statement/proxy statement filed for its business combination transaction would include a representation that any of the Company’s securities purchased by the Company’s Sponsor, directors, officers, advisors or their affiliates would not be voted in favor of approving the business combination transaction;

●	the Company’s Sponsor, directors, officers or their affiliates would not possess any redemption rights with respect to the Company’s securities or, if they do acquire and possess redemption rights, they would waive such rights; and

●	the Company would disclose in its Form 8-K, before to the Company’s security holder meeting to approve the business combination transaction, the following material items:

i.	the amount of the Company’s securities purchased outside of the redemption offer by the Company’s Sponsor, directors, officers, advisors or their affiliates, along with the purchase price;

ii.	the purpose of the purchases by the Company’s Sponsor, directors, officers, advisors or their affiliates;

iii.	the impact, if any, of the purchases by the Company’s Sponsor, directors, officers, advisors or their affiliates on the likelihood that the business combination transaction will be approved;

iv.	the identities of Company security holders who sold to the Company’s Sponsor, directors, officers, advisors or their affiliates (if not purchased on the open market) or the nature of Company security holders (e.g., 5% security holders) who sold to the Company’s Sponsor, directors, officers, advisors or their affiliates; and

v.	the number of Company securities for which the Company has received redemption requests pursuant to its redemption offer.

The rules of the exchange require the approval of a majority of independent directors as do our governing documents, thus our initial business combination may not be successful absent a majority approval.

Various factors that the board must consider when evaluating whether to approve our initial business combination include valuation, the issuance of additional equity, incentive to retain key management personnel, et cetera. For example, we may issue additional equity so as to complete our initial business combination or so as to retain key management and other personnel after completion of our initial business combination. Any such issuances would dilute the interest of our public shareholders and possibly present other risks.

We are authorized to issue up to 450,000,000 Class A ordinary shares and 50,000,000 Class B ordinary shares, par value $0.0001 per share. We also may issue a substantial number of Class A ordinary shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination; provided, however, that our governing documents require a shareholder approval for the authorization of additional equity. Thus, any additional issuance of equity may: significantly dilute or subordinate the equity ownership of the investors in this offering; cause a change in control; or adversely affect the market price of your units.

Absent a business combination, the net investment proceeds may be held in trust for as long as up to 15 (or 18 to 21 months, as applicable) from the consummation of this offering.

We will not have an obligation to return the funds held in trust unless we are unable to consummate an initial business combination within 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable). Consequently, your investment funds and the interest accrued thereon, if applicable, may not be available to you for the next 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable). We may also at that time make a proposal to shareholders to amend our governing documents so as to allot additional time for our search; in which case you would be provided the opportunity to redeem your shares. Your only other alternative to recoup your investment would be to sell your shares to the public, and you risk capital loss if you sell your shares because we cannot guarantee that the price for our securities after this initial public offering will equal the consideration that you paid for our units.

Your ability to influence the outcome of the investment decision concerning the initial business combination will be limited.

Upon your initial investment in us, little information will be available to you concerning our likely future target company for the initial business combination. This makes it difficult for you to evaluate your investment risk. Moreover, a decision whether to pursue the initial business combination may not require your approval, for example, in the case of a tender offer. Your only opportunity to influence the outcome of a proposed initial business combination may be to exercise your right to redeem your shares for cash.

The ability of our public shareholders to redeem their shares constitutes a capital structure risk that we cannot easily predict or mitigate and as a result such risk may hinder our ability to successfully consummate an initial business combination.

The total amount of our capital that will be recalled as a result of public shareholders opting to redeem their shares is not readily ascertainable and therefore should we need to pay any amount of consideration for the initial business combination in cash or otherwise provide cash as a result of the initial business combination, we would not be able to easily ascertain whether we would have sufficient cash as a result of the unpredictability of capital calls resulting from shareholder redemptions. As a result, we would need to arrange for third-party financing for which there is no guarantee that we would be successful. Moreover, raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may force us to restructure an otherwise optimal capital structure or limit our ability to complete the most desirable business combination available to us.

Any shareholder redemption would cause cash to be depleted from the trust subject only to the underwriter’s commission but not the subsequent business combination commission. As a result, the proportion of fees payable to the underwriter may increase significantly for those who elect not to redeem their shares prior to the initial business combination. This would increase the total cost of capital and possibly cause your return on investment to be less than it otherwise would have been.

Whether and the extent to which shareholders redeem their shares for cash may constitute a risk that could cause us to fail to successfully consummate the initial business combination because a condition of the transaction might be a requirement for us to tender a certain amount of cash which, absent third-party financing, might not be possible if subjected to an excess amount of redemptions.

As a part of our initial business combination, it is possible that a condition to the consummation of the transaction might be that we tender a certain amount of cash. If more shareholders than predicted were to elect to redeem their shares for cash then, absent third-party financing to accommodate any inadequacy in funds, we might not have sufficient cash to satisfy the condition and therefore to consummate the transaction.

Members of our management team may in the future be involved in governmental investigations and civil litigation relating to the business affairs of companies with which they are, were or may in the future be affiliated with.

Members of our management team may in the future be involved in governmental investigations and civil litigation relating to the business affairs of companies with which they are, were or may in the future be affiliated with. Any such investigations or litigations may divert our management team’s attention and resources away from searching for an initial business combination, may be detrimental to our reputation, and thus may negatively affect our ability to complete an initial business combination.

We may become involved in litigation that may materially adversely affect us.

From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including litigation and claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources, cause us to incur significant expenses or liability or require us to change our business practices. Because of the potential risks, expenses and uncertainties of litigation, we may, from time to time, settle disputes, even where we believe that we have meritorious claims or defenses. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business.

Our share price may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. We may be the target of this type of litigation in the future.

Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on our business, financial condition, and results of operations. Any adverse determination in litigation could also subject us to significant liabilities.

The requirement to complete an initial business combination within a prescribed timeframe may disadvantage us in negotiating with a potential target, especially as the deadline nears, at which point we would cease all operations and liquidate.

The prescribed timeframe of 15 months from the consummation of this offering (or up to 18 months or 21 months, as applicable) to complete an initial business combination may limit our ability to thoroughly complete due diligence, which might hinder our ability to negotiate superior terms for our shareholders. Furthermore, any potential target will be informed of our schedule and may use this information as leverage against us, for example, as the end-of-term approaches, such target business may obtain leverage over us in negotiating an initial business combination, knowing that if we do not complete our initial business combination with them, the consequences would be a dissolution.

Our use of funds prior to the completion of the initial business combination may be limited.

The amount of funds held in trust from the combination of this offering, the private placement, and the founder’s shares will be in the amount of 100% of the securities registered and described herein until the earlier of the completion of our initial business combination or the expiration of 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable). The balance of $445,000 to be held outside of our trust account will be available to fund our operating expenses until the consummation of our initial business combination. The expenditures necessary from the time of this offering until we are able to affect our initial business combination might surpass this allocation in which case we would need to secure additional funds or would be forced to terminate our search and liquidate. Our officers, directors, and insiders would not be obligated to lend us money in such a scenario.

We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may only receive $10.05 per Class A ordinary share, or less than such amount in certain circumstances, and our rights will expire worthless.

We have 15 months from the consummation of this offering to consummate our initial business combination (“Combination Period”). If we anticipate that we may not be able to consummate our initial business combination within 15 months from the consummation of this offering, we may, but are not obligated to, if requested by our Sponsor or its affiliates, extend Combination Period up to two times by an additional three months each time for a total of up to 18 months or 21 months by depositing $600,000 (or $690,000 if the underwriters’ over-allotment option is exercised in full) in connection with each such Paid Extension Period. We may not be able to find a suitable target business and complete our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets, and the other risks described herein. For example, the outbreak of COVID-19 continues to grow both in the United States and globally and, while the extent of the impact of the outbreak on us will depend on future developments, it could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. Additionally, the continued outbreak of COVID-19 may negatively impact businesses we may seek to acquire. If we have not completed our initial business combination within such 15-months (or up to 18 or 21 months, as applicable) period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and less up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law, in which case, our public shareholders may only receive $10.05 per Class A ordinary share, or less than such amount in certain circumstances, and our rights will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced, and the per-share redemption amount received by shareholders may be less than $10.05 per Class A ordinary share” and other risk factors herein.

The effects of the coronavirus (COVID-19) pandemic on the economy and the markets, and any other similar phenomenon, may materially affect our ability to successfully consummate an initial business combination.

Dislocations to the market as a result of the coronavirus (COVID-19) pandemic and other similar phenomenon cause significant and unpredictable risks that may affect our ability to successfully consummate an initial business combination in a materially adverse way.

If we seek shareholder approval of our initial business combination, our Sponsor, directors, officers, advisors and their affiliates may elect to purchase shares from public shareholders, which would reduce the public “float” of our Class A ordinary shares prior to a vote, which may influence a vote on a proposed business combination.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our Sponsor, directors, officers, or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In addition, none of the funds in the trust account will be used to purchase shares in such transactions.

Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof, and therefore agrees not to exercise its redemption rights. In the event that our Sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent that such purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of our Class A ordinary shares and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing, or trading of our securities on a national securities exchange.

If a shareholder fails to receive notice of our offer to redeem the shares of this offering in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Nonetheless, if a shareholder does not receive our tender offer or proxy materials, as applicable, such shareholder may not have notice of the opportunity to redeem shares. In addition, the proxy materials or tender offer documents, as applicable, that we will furnish to our public shareholders in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem such shares. For example, we may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents mailed to such holders or up to two business days prior to the vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or in the alternative, to deliver their shares to the transfer agent electronically. In the event that a shareholder fails to comply with these or any other procedures, its shares may not be redeemed.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or rights, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of an initial business combination, and then only in connection with those public shares that such shareholder properly elected to redeem, subject to the limitations described in this prospectus, (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our Post-offering Memorandum and Articles (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the consummation of this offering, (or up to 18 or 21 months, as applicable) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (iii) the redemption of our public shares if we are unable to complete an initial business combination within 15 months from the consummation of this offering, (or up to 18 or 21 months, as applicable), subject to applicable law and as further described herein. In addition, if we are unable to complete an initial business combination within 15 months from the consummation of this offering, (or up to 18 or 21 months, as applicable) for any reason, compliance with Cayman Islands law may require that we submit a plan of dissolution to our then-existing shareholders for approval prior to the distribution of the proceeds held in our trust account. In that case, public shareholders may be forced to wait beyond the 15 months from the consummation of this offering, (or up to 18 or 21 months, as applicable) before they receive funds from our trust account. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or rights, potentially at a loss.

We anticipate that our efforts to identify a target for a business combination may be hindered by significant competition.

We anticipate that there may be significant competition in the market for the identification of investments from other blank check companies, investment companies, and other individuals. Some of these competitors may be more experienced, better staffed, and with cost of capital or other financial objectives that might permit a more competitive offering than what we might be able to offer. For example, our unpredictable future balance sheet at the time and as a result of redemptions for cash might place us at a significant disadvantage to a competitor who would not be subject to such a variation.

If the net proceeds of this offering and any other financing are insufficient to allow us to operate for at least the next 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable) we may be unable to complete our initial business combination, in which case our public shareholders may only receive $10.05 per Class A ordinary share, or less than such amount in certain circumstances.

The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the next 15 months from the consummation of this offering, (or up to 18 or 21 months, as applicable) assuming that our initial business combination is not completed during that time. We believe that, upon the consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for the next 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable); however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreements designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed initial business combination, although we do not have any current intention to do so. If we entered into a letter of intent or merger agreement where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conducting due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.05 per Class A ordinary share, or less in certain circumstances, on the liquidation of our trust account. In certain circumstances, our public shareholders may receive less than $10.05 per Class A ordinary share upon our liquidation. See “Risk Factors — If third parties bring claims against us, the proceeds held in the trust account could be reduced, and the per-share redemption amount received by shareholders may be less than $10.05 per Class A ordinary share” and other risk factors described herein.

Subsequent to the completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will reveal all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write down or write off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing to partially finance our initial business combination, whichever may apply. Accordingly, any security holders who choose to remain security holders following our initial business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our directors or officers of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to our initial business combination, constituted an actionable material misstatement or omission.

If third parties bring claims against us, the proceeds held in the trust account could be reduced, and the per-share redemption amount received by shareholders may be less than $10.05 per Class A ordinary share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to waive such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of the shares issued in this offering, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within any applicable statute of limitations following redemption.

Additionally, if we are forced to file a bankruptcy petition or an involuntary bankruptcy petition is filed against us and is not subsequently dismissed, or if we otherwise enter compulsory or court supervised liquidation, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders.

Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.05 per Class A ordinary share initially held in the trust account, due to claims of such creditors.

Our directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.05 per Class A ordinary share issued in this offering and (ii) the actual amount per Class A ordinary share held in the trust account as of the date of the liquidation of the trust account (if less than $10.05 per Class A ordinary share) due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations.

While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.05 per Class A ordinary share.

We may not have sufficient funds to satisfy indemnification claims of our directors and officers.

We have agreed to indemnify our directors and officers to the maximum extent permitted by law and we will purchase directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances, and that insures us against our obligations to indemnify our directors and officers. However, any such insurance may not be available or sufficient. Further, our directors and officers have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided by us will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account, or (ii) we consummate our initial business combination. Our obligations to indemnify our directors and officers may discourage shareholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers even though, such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent that we may incur the costs of settlement and damage awards against our directors and officers pursuant to these indemnification provisions.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

Because we are neither limited to evaluating a target business in a particular industry, nor have we selected any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We may seek to complete a business combination with an operating company in any industry or sector. Because we have not yet selected or approached any specific target business with respect to our initial business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our business combination, we may be affected by numerous risks inherent in the business operations with which we combine. Although our directors and officers will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any security holders who choose to remain security holders following our initial business combination could suffer a reduction in the value of their securities. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our directors or officers of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to our initial business combination, constituted an actionable material misstatement or omission.

We may not have significant experience or knowledge of the jurisdiction or industry of the business of the initial business combination.

We may consummate an initial business combination with any business in any jurisdiction we choose. As a result, we might not have sufficient expertise or the experience necessary to make an informed analysis and resulting decision concerning the initial business combination.

We have identified target criteria and other investment guidelines as a part of developing our strategy for the identification of a target business for the initial business combination; however, we are not obliged to adhere to these criteria which means that we may effect a combination with a significantly different business.

Our investment criteria constitute a general strategy composed of certain identification and qualification guidelines that we prefer in the identification of a target business for completing the initial business combination. We are not obliged to adhere to these guidelines and we may not, for example, in the scenario where we find an opportunity that we perceive as being a suitable option or the next best option if no target meeting all of our criteria was identified. As a result, you risk that at the time of a shareholder vote as to a business combination, any proposal that does not adhere to our strategy might be at an increased risk for rejection. This would mean an increase in redemption elections resulting in decreased cash held in trust and thus potentially a risk that we might not have enough funds to consummate the transaction. In the alternative, you risk that our evaluation of the company might later prove to be incorrect, for example, that the target’s failure to demonstrate all of the investment criteria might as a result cause it to be an unsuccessful venture after the combination due to any single or various combination of factors.

We may seek business combination opportunities with an early-stage company, a financially unstable business or an entity lacking an established record of revenue, cash flow or earnings, which could subject us to volatile revenues, cash flows or earnings or difficulty in retaining key personnel.

To the extent we complete our initial business combination with an early-stage company, a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model and with limited historical financial data, volatile revenues or earnings, intense competition and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We may, but are not required to, obtain an opinion from an independent investment banking firm or from an independent accounting firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is economically fair to our company.

Unless we complete our initial business combination with an affiliated entity or our board cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy materials or tender offer documents, as applicable, related to our initial business combination.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention, and substantial costs for accountants, attorneys, consultants, and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.05 per Class A ordinary share, or less in certain circumstances, upon the liquidation of our trust account. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced, and the per-share redemption amount received by shareholders may be less than $10.05 per Class A ordinary share” and other risk factors below.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on our initial business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or to be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules so as to complete our initial business combination within the prescribed timeframe.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing our initial business combination.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our first Annual Report on Form 10-K. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such initial business combination.

We may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.

Investments that involve the acquisition of, or investment in, a U.S. business by a non-U.S. investor may be subject to U.S. laws that regulate foreign investments in U.S. businesses and access by foreign persons to technology developed and produced in the United States. These laws include Section 721 of the Defense Production Act of 1950, as amended by the Foreign Investment Risk Review Modernization Act of 2018 (FIRRMA), and the regulations at 31 C.F.R. Parts 800 and 802, as amended, administered by the CFIUS. In addition, certain federally licensed businesses in the United States, such as broadcasters and airlines, may be subject to rules or regulations that limit foreign ownership.

CFIUS is an interagency committee authorized to review certain transactions involving foreign investment in the United States by foreign persons in order to determine the effect of such transactions on the national security of the United States. Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on, among other factors, the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved. For example, investments that result in “control” of a “U.S. business” by a “foreign person” (in each case, as such terms are defined in 31 C.F.R. Part 800) that might be considered by CFIUS to be a covered transaction that CFIUS would have authority to review

Our sponsor, Black Hawk Management LLC, is currently controlled by Mr. Kent Louis Kaufman, a United States’ resident who is the managing member of Black Hawk Management LLC. As of the date of this prospectus, our Sponsor is not a foreign person as such terms are defined in 31 C.F.R. Part 800. If we seek or receive investments from a non-U.S. investor, and the terms of such investment may confer such rights, authorities or votes that could result in “control” by such non-U.S. investors as defined under 31 C.F.R. Section 800.208, among other parts, we could potentially be subject to such foreign ownership restrictions and/or CFIUS review.

The scope of CFIUS was expanded by FIRRMA to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA and subsequent implementing regulations that are now in force also subject certain categories of investments to mandatory filings. If our potential initial business combination with a U.S. business falls within the scope of foreign ownership restrictions, we may be unable to consummate a business combination with such business.

If non-U.S. investors assume “control” over the Company, and our potential business combination falls within CFIUS’s jurisdiction, we may be required to make a mandatory filing, determine to submit a voluntary notice to CFIUS, or proceed with the initial business combination without notifying CFIUS and then bear the risk of CFIUS intervention, before or after closing the initial business combination. CFIUS may decide to block or delay our initial business combination, impose conditions to mitigate national security concerns with respect to such initial business combination or order us to divest all or a portion of a U.S. business of the combined company if we had proceeded without first obtaining CFIUS clearance. The foreign ownership limitations, and the potential impact of CFIUS, may limit the attractiveness of a transaction with us or prevent us from pursuing certain initial business combination opportunities that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues.

Moreover, the process of government review, whether by CFIUS or otherwise, could be lengthy. Because we only have 15 months (or up to 18 months or 21 months, as applicable) to complete our initial business combination, our failure to obtain any required approvals within the requisite time period may prevent us from completing the transaction and require us to liquidate. If we liquidate, our public shareholders may only receive $10.05 per ordinary share initially, and our rights will expire worthless. Our public shareholders may also lose the potential investment opportunity in a target company and the opportunity of realizing future gains on such investments through any price appreciation in the combined company.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our shareholders do not agree.

Our Post-offering Memorandum and Articles does not provide a specified maximum redemption threshold. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our Sponsor, officers, directors, advisors or their affiliates. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete our initial business combination or redeem any Class A ordinary shares, all Class A ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate our initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and other governing instruments. We cannot assure you that we will not seek to amend our Post-offering Memorandum and Articles or other governing documents in a manner that will make it easier for us to complete our initial business combination but that might also be opposed by our shareholders.

In order to effectuate our initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and other governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds, and extended the time to consummate their initial business combinations. Amending the provisions of our Post-offering Memorandum and Articles relating to certain pre-business combination activity will require the affirmative vote of the holders of at least two-thirds of the voting power of our outstanding ordinary shares.

In addition, our Post-offering Memorandum and Articles requires us to provide our public shareholders with the opportunity to redeem their shares for cash if we propose an amendment to our Post-offering Memorandum and Articles (A) to modify the substance or timing of our obligation to allow redemptions in connection with our initial business combination, (B) to modify the substance or timing of our obligation to redeem 100% of the Class A ordinary shares issued in this offering if we do not complete our initial business combination within 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable) or (C) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity. To the extent any such amendments would be deemed to fundamentally change the nature of any securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities. We cannot assure you that we will not seek to amend our Post-offering Memorandum and Articles to extend the time to consummate our initial business combination, or seek other amendments to our governing documents in order to effectuate our initial business combination.

The provisions of our Post-offering Memorandum and Articles that relate to our pre-business-combination-activity including an amendment to permit us to withdraw funds from the trust account such that the per-share amount investors receive upon any redemption or liquidation is substantially reduced or eliminated, may be amended with the affirmative vote of the holders of at least two-third majority of the voting power of our outstanding ordinary shares entitled to vote thereon, which is a lower amendment threshold than that of some other blank check companies. The corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended with the approval of the holders of at least 50% of the Class A ordinary shares sold in the IPO. It may be easier for us, therefore, to amend our Post-offering Memorandum and Articles and the trust agreement to facilitate the completion of our initial business combination that some of our shareholders may not support.

Our Post-offering Memorandum and Articles provides that any of its provisions related to pre-initial business combination activity (including the requirement to deposit proceeds of this offering and certain proceeds of other financing activity and not release such amounts except in specified circumstances, to provide redemption rights to public shareholders as described herein and including to permit us to withdraw funds from the trust account such that the per-share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated) may be amended by the affirmative vote of a two-third majority of our shareholders entitled to vote thereon. In all other instances, our Post-offering Memorandum and Articles may be amended by holders of at least two-third majority of the voting power of our outstanding ordinary shares entitled to vote thereon, subject to applicable provisions of the Cayman Islands law or applicable stock exchange rules.

The Sponsor will hold, in the aggregate, approximately 20% of the voting power of our ordinary shares issued and outstanding immediately following the IPO (not including the shares to be issued to the underwriter upon the consummation of this offering or the shares underlying the private placement units and assuming it does not purchase any units in this offering), will participate in any vote to amend our Post-offering Memorandum and Articles and/or trust agreement, and will have the discretion to vote as it deems.

As a result, we may be able to amend the provisions of our Post-offering Memorandum and Articles which govern our pre-initial-business-combination behavior more easily than some other blank check companies, and this may increase our ability to complete an initial business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our Post-offering Memorandum and Articles.

The excise tax included in the Inflation Reduction Act of 2022 may decrease the value of our securities following our initial business combination, hinder our ability to consummate an initial business combination, and decrease the amount of funds available for distribution in connection with a liquidation.

On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which, among other things, imposes a 1% excise tax on the fair market value of stock repurchased by a domestic corporation beginning in 2023, with certain exceptions (the “Excise Tax”). Because there is a possibility that we may acquire a U.S. domestic corporation or engage in a transaction in which a domestic corporation becomes our parent or our affiliate and our securities will trade on Nasdaq following the date of this prospectus, we may become a “covered corporation” within the meaning of the Inflation Reduction Act following the consummation of our initial business combination, and while not free from doubt, it is possible that the Excise Tax will apply to any redemptions of our ordinary shares after December 31, 2022, including redemptions in connection with an initial business combination and any amendment to our Post-offering Memorandum and Articles to extend the time to consummate an initial business combination, unless an exemption is available.

The U.S. Department of the Treasury recently issued guidance (the “Guidance”) clarifying when certain repurchases would be exempt from the excise tax, such as where the repurchases occur in the same year that the repurchasing company undertakes a complete liquidation (as described in Section 331 of the Internal Revenue Code (the “Code”)). However, only limited guidance has been issued to date. The Guidance clarified that the Excise Tax will not apply to complete corporate liquidations within the meaning of Section 331 of the Code. Although most commentators believe that this exception applies to the wind up of a SPAC, there remains uncertainty and any liquidation will need to be conducted with careful attention to planning and applicable rules and interpretive advice. Accordingly, there is a risk that the Excise Tax may apply to redemptions of our securities in connection with a liquidation that is not implemented to fall within the meaning of a complete liquidation in Section 331 of the Code. In addition, because the Excise Tax would be payable by us and not by the redeeming holder, the mechanics of any required payment of the Excise Tax have not been determined. For these reasons, the value of your investment in our securities may decrease as a result of the Excise Tax in some circumstances. In addition, the Excise Tax may make a transaction with us less appealing to potential business combination targets, and thus, potentially hinder our ability to enter into and consummate an initial business combination.

The Guidance also clarifies that a SPAC that redeems shares in connection with an extension process may be subject to the Excise Tax in respect to those redemptions, subject to considerations including whether there are applicable shares issuances during the taxable year, including in connection with an initial business combination or share private placement, which would exceed and net against redemptions during such period (such netting, the “Netting Rule”) or if there occurs during the same fiscal year a complete liquidation of the SPAC in compliance with Section 331 of the Code.

Whether the Excise Tax will apply to redemptions in connection with a de-SPAC transaction may depend on the structure of the de-SPAC transaction, subject to application of the Netting Rule. For example, where the target business entity is the issuer of shares and/or other equity and in certain other business combination structures where the equity is not issued by the SPAC, the Excise Tax may apply.

Accordingly, there is a risk that if the Excise Tax is applicable, we could have reduced funds in our trust account to pay redemptions or that are available to a combined company following a de-SPAC.

Nonetheless, we believe we are not permitted to use the proceeds placed in the trust account and the interest earned thereon to pay any excise taxes or any other similar fees or taxes in nature that may be imposed on the Company pursuant to any current, pending or future rules or laws, including without limitation any excise tax due imposed under the Inflation Reduction Act (IRA) of 2022 (H.R. 5376) on any redemptions or stock buybacks by the Company. In the event an excise tax and/or any other similar fees or taxes in nature are levied or imposed on us pursuant to any current, pending or future rule(s) or law(s), and such tax or fee has not been paid by us to the applicable regulatory authority on or prior to the due date for such a tax or fee, our Sponsor agrees to promptly (but in any event sufficiently prior to the due date for such tax or fee to assure timely payment thereof) either directly pay such tax or fee on behalf of us or advance to us such funds as necessary and appropriate to allow us to pay such tax or fee timely. Our Sponsor agrees not to seek recourse for such expenses from the trust account.

Additional financing might not be available to us, if necessary, to complete our initial business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

We have not yet identified any prospective target business and therefore the capital requirements for any particular transaction remain to be determined; thus, although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, we cannot be certain that we will not require additional capital, which may not be available to us. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to redeem into cash a significant number of Class A ordinary shares, we will be required to seek additional financing which may not be available or may not be available on acceptable terms. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or the growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination.

The normal regulatory protections for blank check companies will not apply to your investment in this company.

Under the U.S. securities laws, our company has characteristics of a “blank check company” because our “business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person,” and Rule 419 as promulgated under the Securities Act of 1933 governs such offerings and provides an exclusion for which we qualify because the Exchange Rule 3a51-1(a)(2) excludes from the definition of “penny stock” a security that is registered, or approved for registration upon notice of issuance, on a national securities exchange, or is listed, or approved for listing upon notice of issuance on, an automated quotation system sponsored by a registered national securities association, that has established initial listing standards that meet or exceed the criteria set forth in the Exchange Rule. Once the Company’s securities are listed on the Nasdaq Global Market and have been so listed since the consummation of its proposed IPO, the Company can therefore rely on the Exchange Rule to avoid being treated as a penny stock. Thus, the investor protections of Rule 419 will not apply: restriction on the transferability of the securities, completion of an initial business combination within 18 months, and restriction on the use of interest earned on the funds held in trust. For more information comparing our offering with offerings governed by Rule 419, please refer to the section of this prospectus entitled “Proposed Business: Comparison of This Offering to Blank Check Offerings Subject to Rule 419.”

Our Sponsor will hold a substantial interest in us. As a result, it may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

Upon the consummation of this offering, our Sponsor will own shares representing approximately 20% of our issued and outstanding ordinary shares (not including the shares to be issued to the underwriter upon the consummation of this offering or the ordinary shares underlying the private units and assuming it does not purchase any units in this offering). Neither our Sponsor nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our ordinary shares. In addition, as a result of their substantial ownership in our company, our Sponsor may exert a substantial influence on other actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our Post-offering Memorandum and Articles and approval of major corporate transactions. If our Sponsor purchases any units in this offering or any additional ordinary shares in the aftermarket or in privately negotiated transactions, this would increase its influence over these actions. In addition, upon our Post-offering Memorandum and Articles taking effect, our board of directors, whose members were elected by our Sponsor, will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each subsequent year thereafter. We may not hold an annual meeting of shareholders to elect new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the initial business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a portion of the board of directors will be considered for election. Accordingly, our Sponsor will exert significant influence over actions requiring a shareholder vote. Please see “Proposed Business — Effecting Our Initial Business Combination.”

Resources could be wasted in researching business combinations that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.05 per Class A ordinary share or less upon the liquidation of our trust account.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.05 per Class A ordinary share on the liquidation of our trust account.

Our key personnel may negotiate employment or consulting agreements with the target or surviving entity in connection with negotiating the business combination.

Our key personnel may remain with us after the initial business combination so long as they are able to successfully negotiate an employment or consulting agreement that would be negotiated simultaneous to the negotiation of the initial business combination. As such, the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. As a result, this potential conflict of interest could impair our evaluation of whether any particular acquisition would be more advantageous than another.

Our assessment of the skills and qualifications of the management of the target company may be limited which could cause us to make a sub-optimal selection.

We will make our evaluation of the target company and its management subject to the limitations of time, information, and resources. As a result, our analysis will be a qualified-analysis, and therefore our determination may ultimately prove to be incorrect. For example, a latent discovery could emerge that the management of the target company might not be suited to managing a publicly traded company. Such a scenario may cause the publicly traded shares of the company to decline in value.

Unlike other blank check companies, we may extend the time to complete a business combination by up to six months without a shareholder vote or your ability to redeem your shares.

We have 15 months from the consummation of this offering to consummate our initial business combination (“Combination Period”). If we anticipate that we may not be able to consummate our initial business combination within the Combination Period, we may, but are not obligated to, if requested by our Sponsor or its affiliates, extend Combination Period up to two times by an additional three months each time for a total of up to 18 or 21 months, as applicable, by depositing $600,000 (or $690,000 if the underwriters’ over-allotment option is exercised in full) in connection with each such Paid Extension Period into our trust account. If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than ten (10) business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes, and then seek to liquidate and dissolve. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. In the event of our liquidation and subsequent dissolution, the public and private rights will expire and will be worthless. Our public shareholders will not be afforded an opportunity to vote on our extensions of time to consummate an initial business combination from 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable), or redeem their shares in connection with such extensions.

Public shareholders will not be offered the opportunity to vote on or redeem their shares in connection with any such extension.

As the number of special purpose acquisition companies increases, there may be more competition to find an attractive target for an initial business combination. This could increase the costs associated with completing our initial business combination and may result in our inability to find a suitable target for our initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many companies have entered into business combinations with special purpose acquisition companies, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many additional special purpose acquisition companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, effort and resources to identify a suitable target for an initial business combination. In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find a suitable target for and/or complete our initial business combination.

Changes in the market for directors’ and officers’ liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent months, the market for directors’ and officers’ liability insurance for special purpose acquisition companies has changed. Fewer insurance companies are offering quotes for directors’ and officers’ liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. There can be no assurance that these trends will not continue. The increased cost and decreased availability of directors’ and officers’ liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors’ and officers’ liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors. In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

If our initial business combination includes economic interests external to the jurisdiction of the United States, we would incur substantial additional risks.

Additional risk items applicable to us in a scenario wherein we would acquire economic interests beyond the borders of the United States as a part of our initial business combination are difficult to predict and therefore you should be cautious in evaluating any potential negative impact to your investment as a result of such an acquisition. For example: complex issues of taxation arise within a multi-jurisdictional business; other increased costs as a result of operating under more than one legal regime; tariffs, customs, or other barriers to trade could exist today or could arise in the future; capital controls such as the restriction of cross-border currency exchanges; currency valuation risk; increased payment settlement times; differing economies and thus interest rate risk; differing rates of inflation; differing laws concerning enforceability of judgments; differing laws concerning corporate governance and the responsibilities of management to the corporation and ultimately the shareholders and perhaps an entirely different legal regime; corruption; other cultural differences; language differences; force majeure events, civil disturbances, warfare; deterioration of relations with the United States; government confiscation of assets; and other issues that are difficult to predict.

We cannot guarantee that we will be able to mitigate every and all risks. As a result, our performance and hence our financial condition could degrade.

If our management following our initial business combination is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, any or all of our management could resign from their positions as officers of the Company, and the management of the target business at the time of the business combination could remain in place. Management of the target business may not be familiar with U.S. securities laws. If new management is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Other than the extensions of credit from our Sponsor to pay for costs incurred by us in connection with our search for a combination target, we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, but we may choose to incur substantial debt to complete our business combination. Under such a scenario, the incurrence of debt may have a variety of negative effects, including:

●	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

●	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding; and,

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may issue additional Class A ordinary shares to complete our initial business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership.

Our Company is authorized to issue up to 450,000,000 Class A ordinary shares and 50,000,000 Class B ordinary shares, par value $0.0001 per share. Upon our initial capitalization, 1,725,000 Class B ordinary shares were issued to our Sponsor as founder shares. Immediately after this offering (assuming that the underwriters have not exercised their over-allotment option and an aggregate of 225,000 Class B ordinary shares have been forfeited), there will be 443,718,000 and 48,500,000 authorized but unissued Class A ordinary shares and Class B ordinary shares, respectively (assuming no exercise of the underwriter’s over-allotment option). Beyond those shares anticipated to be issued as a result of the exchange of rights upon the consummation of the initial business combination, we have no other commitment as of the date of this offering, and we may issue a substantial number of additional Class A ordinary shares to complete our initial business combination. The issuance of additional Class A ordinary shares:

●	may significantly reduce the equity interest of investors in this offering;

●	may cause a change in control if a substantial number of Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

●	may adversely affect prevailing market prices for our Class A ordinary shares.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to depend upon a single business which may have a limited number of products or services.

It is likely that we will consummate our initial business combination with only a single target business, although we will have the ability to simultaneously consummate our initial business combination with more than one target businesses. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive, and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

●	entirely dependent upon the performance of a single business, or

●	dependent upon the development or market acceptance of a single or limited number of products, processes, or services.

This lack of diversification may subject us to numerous economic, competitive, and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

Alternatively, if we determine to simultaneously consummate our initial business combination with several businesses, and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the target companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. We do not, however, intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

Our initial business combination is likely to be with a private company for which little public data may be available which means that our estimates as to profitability risk being erroneous.

Our initial business combination strategy may include evaluating whether to combine with a privately held company. The risks associated with evaluating privately held companies include limited availability of public information. As a result, our conclusions as to profitability might not be correct.

We may issue our shares to investors in connection with our initial business combination at a price that is less than the prevailing market price of our shares at that time. In connection with our initial business combination, we may issue shares to investors in private placement transactions (so-called PIPE transactions) at a price of $10.00 per unit or which approximates the per share amounts in our trust account at such time, which is generally approximately $10.00. The purpose of such issuances will be to enable us to provide sufficient liquidity to the post-business combination entity. The price of the Class A ordinary shares we issue may therefore be less, and potentially significantly less, than the market price for our ordinary shares at such time. Any such issuances would dilute the interest of our public shareholders, and could result in significant dilution if the issuance price was significantly less than $10.00 per share.

The requirement that our initial business combination occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the trust account at the time of the execution of a definitive agreement for our initial business combination may limit the type and number of companies that we may complete such a business combination with.

Pursuant to the Nasdaq listing rules, our initial business combination must occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the trust account (excluding any deferred underwriting discounts and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination. This restriction may limit the type and number of companies that we may complete a business combination with. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate and you will only be entitled to receive your pro rata portion of the funds in the trust account. If we are no longer listed on Nasdaq, we will not be required to satisfy the 80% test if, pursuant to shareholder vote, we elect to remove this requirement from our Post-offering Memorandum and Articles.

Our ability to consummate an attractive business combination may be impacted by the market for initial public offerings.

Our efforts to identify a prospective target business will not be limited to any particular industry or geographic region. If the market for initial public offerings is limited, we believe there will be a greater number of attractive target businesses open to consummating an initial business combination with us as a means to achieve publicly held status. Alternatively, if the market for initial public offerings is robust, we believe that there will be fewer attractive target businesses amenable to consummating an initial business combination with us to become a public reporting company. Accordingly, during periods with strong public offering markets, it may be more difficult for us to complete an initial business combination.

Prior to the completion of our initial business combination, we may not have sufficient working capital.

As set forth in this prospectus we will allocate 100.5% of the proceeds from the public offering to the trust account and will rely on excess funding as a result of our sale of Sponsor shares (in the amount of $25,000) and the private placement of units to our Sponsor (in the amount of $2,220,000, or in the case of maximum over-allotment, $2,355,000) in order to fund our expenses during our search period. After the allocation of 100.5% of the value of this offering to the trust account, the balance of such funds $445,000 will not be held in the trust account and will be used to pay our expenses. We estimate that our expenses will consist of approximately $140,000 of legal, accounting and other expenses attendant to the structuring and negotiation of a business combination, $50,000 of third party expenses related to the search for target businesses and the due diligence investigation, structuring and negotiation of our initial business combination, $50,000 of legal and accounting fees related to SEC reporting obligations, $150,000 for the payment of the administrative fee to our Sponsor ($10,000 per month for 15 months), subject to deferral as described herein, and $55,000 for working capital and reserves (including finders’ fees, consulting fees or other similar compensation, potential deposits, down payments in connection with our initial business combination and liquidation obligations and reserves, if any). In addition, subject to the satisfaction of any taxable amounts, interest received in connection with the funds held in trust will also be available to us to fund our operations during the search period.

If our estimates are insufficient, we might not have sufficient funds to cover our expenses because the proceeds from this offering will be held in trust. As a result, we would only be able to continue our operations upon an extension of credit. There is no guarantee that our insiders, officers, directors, or any third party would provide us with additional financing. As such, absent sufficient funds, we would be forced to terminate our search for a target company. We would thereafter commence dissolution.

We may not be able to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the other sources of financing, such as the extension of credit to us from our Sponsor for the purposes of funding our search process, will be sufficient to allow us to complete our initial business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the other financing prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.05 per Class A ordinary share, or less in certain circumstances, plus any pro-rata interest earned on the funds held in the trust account and not previously released to us to pay our taxes and other expenses.

We may enter into agreements with consultants or financial advisers that provide for the payment of fees upon the consummation of our initial business combination, and, therefore, such consultants or financial advisers may have conflicts of interest.

We may enter into fee-based agreements with consultants that pay fees upon the consummation of our initial business combination. Accordingly, any fees that we pay these advisors could cause a conflict of interest to arise because their interest in such fees may influence their services to us as concerns a potential business combination. For example, if a fee is determined by the size of the transaction rather than other criteria, then there may be an incentive towards recommending larger transactions as opposed to other transactions that hypothetically might be better pursuant to other criteria, for example, better long-term value or greater growth opportunities. Similarly, consultants whose fees are based on the consummation of a business combination may be influenced to present potential business combinations to us regardless of whether they provide longer-term value for our shareholders. While we will endeavor to structure agreements with consultants and financial advisors so as to minimize the possibility and extent of these conflicts of interest, we cannot assure you that we will be able to do so and that we will not be impacted by the adverse influences they create.

RISKS RELATING TO OUR SPONSOR AND MANAGEMENT TEAM

Our Sponsor may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

In addition, prior to our initial business combination, our directors may be elected and removed only by the Sponsor. Accordingly, our Sponsor will continue to exert control at least until the completion of our initial business combination.

We rely upon key personnel in order to identify a target, effect an initial business combination, and operate successfully thereafter. Our results could be negatively impacted by the loss of any individual prior to or after the business combination.

We rely upon the key personnel of our business to identify and cause the initial business combination, any of whom could leave prior to the combination. Subsequently, we will rely upon, as yet to be identified, key personnel in the target business. Any of these individuals may decide to leave the company post-combination. Although we will evaluate these individuals, we cannot assure you that our evaluations will prove to be correct. Moreover, because we anticipate combining with a privately held company, we cannot predict how adept personnel will be at adapting to the needs of managing a publicly traded company subject to reporting and other requirements.

We are dependent upon our officers and directors and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

Since our Sponsor, officers, and directors will lose their entire investment in us if our initial business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

On October 16, 2023, our Sponsor paid $25,000 in exchange for 17,250,000 shares of common stock, $0.0001 per share, which were converted to 1,725,000 Class B ordinary shares pursuant to the First Amendment to the Subscription Agreement entered into between the Company and the Sponsor on November 13, 2023. Such founder shares include an aggregate of up to 225,000 Class B ordinary shares that will be subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part. The number of founder shares issued was determined based on the expectation that the founder shares would represent approximately 20% of the outstanding shares after this offering (not including the shares to be issued to the underwriter upon the consummation of this offering or the shares underlying the private placement units). None of our Sponsor, officers, nor directors have expressed an intention to purchase any units in this public offering. The founder shares will be worthless if we do not complete an initial business combination, especially because, pursuant to letter agreement, the holders of the Sponsor shares and private units have or will have waived their right to claim funds held in the trust account in connection with any redemption of shares. Holders of founder shares and private units have agreed (A) to vote any shares owned by them in favor of any proposed initial business combination (if permitted by law or regulation) and (B) not to redeem any founder shares in connection with a shareholder vote to approve a proposed initial business combination. In addition, any loans from our Sponsor will not be repaid if our business combination is not consummated. In addition, we may obtain loans from our Sponsor, affiliates of our Sponsor or an officer or director. In the scenario wherein an initial business combination is not consummated within 15 months (or up to 18 or 21 months, as applicable), our governing documents provide that all public shares will be redeemable for a pro rata portion of the funds held in the trust account and any interest paid thereon; provided, however, that such claims shall be limited by (i) prior disbursements to us attributable to interest accrued, and (ii) creditor claims as a result of taxable events or otherwise. Upon settlement of all creditor claims and shareholder disbursements, the company will dissolve and, subject to Cayman Islands law, all shareholder rights will terminate. The Sponsor has waived any right to the proceeds held in trust in such a scenario pursuant to the trust agreement. As such, the Sponsor’s investment capital would be forfeited while in the case of a merger, the capital would not be forfeited. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination.

The shares beneficially owned by our insiders, officers and directors will not participate in a redemption and, therefore, our insiders, officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for our initial business combination.

Our Sponsor, directors, officers, and other insiders have waived their redemption rights with respect to their shares if we are unable to consummate our initial business combination. Accordingly, these securities will be worthless if we do not consummate our initial business combination. Any rights they hold, like those held by the public, will also be worthless if we do not consummate an initial business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions, and timing of a particular business combination are appropriate and in our shareholders’ best interest.

Reimbursement of out-of-pocket expenses incurred by our insiders, officers, directors or any of their affiliates in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations, could reduce the funds available to us to consummate a business combination. In addition, an indemnification claim by one or more of our officers and directors in the event that any of them are sued in their capacity as an officer or director could also reduce the funds available to us outside of the trust account.

We may reimburse our insiders, officers, directors or any of their affiliates for out-of-pocket expenses incurred in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, that, to the extent such expenses exceed the available proceeds not deposited in the trust, such expenses would not be reimbursed by us unless we consummate an initial business combination. In addition, pursuant to our Post-offering Memorandum and Articles and Cayman Islands law, we may be required to indemnify our officers and directors in the event that any of them are sued in their capacity as an officer or director. We will also enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our Post-offering Memorandum and Articles and under Cayman Islands law. In the event that we reimburse our insiders, officers, directors or any of their affiliates for out-of-pocket expenses prior to the consummation of a business combination or are required to indemnify any of our officers or directors pursuant to our Post-offering Memorandum and Articles, Cayman Islands law, or the indemnity agreements that we will enter into with them, we would use funds available to us outside of the trust account. Any reduction in the funds available to us could have a material adverse effect on our ability to locate and investigate prospective target businesses and to structure, negotiate, and conduct due diligence in connection with or consummate our initial business combination.

Since, if our business combination is not completed, our officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses, and our Sponsor will not be eligible to be repaid for loans our Sponsor has provided to us, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

Our officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Reimbursement for such expenses will be paid by us out of loans by our Sponsor and interest earned on the trust account. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on our behalf. In addition, at the closing of our initial business combination, our Sponsor will be repaid an aggregate of up to $250,000 by our Company pursuant to certain promissory note dated October 16, 2023. The principal balance of this promissory note shall be payable on the earlier of: (i) September 30, 2024 or (ii) the date on which the Company consummates the initial public offering. These financial interests of our Sponsor, officers, and directors may influence their motivation in identifying and selecting a target business combination and completing an initial business combination.

Members of our management team will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

The members of our management team are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for our initial business combination and their other businesses. As a matter of fact, two of our independent directors are also directors of Yotta Acquisition Corporation and Quetta Acquisition Corporation currently listed on Nasdaq. We do not intend to have any full-time employees prior to the completion of our initial business combination. The members of our management team may be engaged in other business endeavors for which they may be entitled to substantial compensation, and our officers are not obligated to contribute any specific number of hours per week to our affairs. Our directors may also serve as officers or board members for other entities. If a person’s other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For further discussion of our officers’ and directors’ other business affairs, please see the section of this prospectus entitled “Management — Directors and Executive Officers.”

Members of our management team and directors may have affiliations with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest.

Members of our management team and directors may have affiliations with companies, including companies that are engaged in business activities similar to those intended to be conducted by us. Accordingly, they may participate in transactions and have obligations that may be in conflict or competition with our consummation of our initial business combination. As a result, a potential target business may be presented by our management team to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in a transaction with such target business. More specifically, two of our independent directors have fiduciary and contractual duties to Yotta and Quetta. Yotta executed a definitive merger agreement in connection with its initial business combination on October 24, 2022. The merger agreement was terminated on August 10, 2023. These conflicts of interests may limit the number of potential targets that our management presents to us for purposes of completing a business combination. For a more detailed description of the potential conflicts of interest of our management, see the section titled “Management — Conflicts of Interest.”

Certain of our directors and officers may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our Sponsor, directors, and officers may in the future become, affiliated with entities that are engaged in a similar business.

In addition, the Sponsor may Sponsor or form other public blank check companies similar to ours, or Sponsor or form any private equity fund targeting private company acquisitions, during the period in which we are seeking our initial business combination, including but not limited to, investment vehicles that may invest side-by-side with our company.

Though we do not believe that the insider’s activities present significant conflicts of interest with respect to our pursuit of an acquisition target, because we intend that our acquisition target will be a privately owned company, certain conflicts described herein may still arise.

Our directors and officers currently have, and any of them in the future may have, additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity, including, without limitation, funds managed or advised by our Sponsor or its affiliates, subject to their fiduciary duties. If any of our directors or officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us.

Our directors and officers also may become aware of business opportunities which may be necessary or appropriate for presentation to other entities to which they owe certain fiduciary or contractual duties. Any presentation of such opportunities to such other entities may present additional conflicts.

Our insiders may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Our letter agreement with them provides that subject to pre-existing duties, they must present opportunities to us prior to other companies. Our Post-offering Memorandum and Articles provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

The Sponsor is not required to commit his full time to our affairs. The members of our management team and our Sponsor have other professional engagements. While the members of our management team intend to vote as much of their time as they deem necessary to our affairs, and while we believe the members of our management team will be able to allocate their duties to us and to the Company in a manner that allows them to provide us with the resources and support we require while also fulfilling their responsibilities to the Company, such persons may have conflicts of interest in allocating his or her time among various business activities.

For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see the sections of this prospectus entitled “Management — Directors and Executive Officers,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. It is possible that we enter into our initial business combination with a target business that is affiliated with our Sponsor and/or its affiliates, our directors or officers. We do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

Despite our agreement to obtain an opinion from an independent investment banking firm that is a member of FINRA, or from an independent accounting firm, regarding the fairness to our company from a financial point of view of an initial business with one or more businesses affiliated with our directors, officers, or current shareholders, potential conflicts of interest still may exist and, as a result, the terms of our initial business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

We may engage in an initial business combination with one or more target businesses that have relationships with entities that may be affiliated with our Sponsor, officers, directors or existing holders which may raise potential conflicts of interest.

Considering the involvement of our Sponsor, directors, and officers with other entities, we may decide to acquire one or more businesses affiliated with our Sponsor, directors or officers. Our directors and officers may also serve as officers and board members for other entities, including, without limitation, those described under the section of this prospectus entitled “Management — Conflicts of Interest.” Such entities may compete with us for business combination opportunities. More specifically, two of our independent directors have fiduciary and contractual duties to Yotta and Quetta. Yotta executed a definitive merger agreement in connection with its initial business combination on October 24, 2022. The merger agreement was terminated on August 10, 2023. These conflicts of interests may limit the number of potential targets that our management presents to us for purposes of completing a business combination.

Our Sponsor, directors and officers are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning an initial business combination with any such entity or entities. Although we will not be specifically targeting any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for our initial business combination as set forth in the section of this prospectus entitled “Proposed Business” and such transaction were approved by a majority of our independent directors. Despite our agreement to obtain an opinion from an independent investment banking firm that is a member of FINRA, or from an independent accounting firm, regarding the fairness to our company from a financial point of view of an initial business with one or more businesses affiliated with our directors, officers, or current shareholders, potential conflicts of interest still may exist and, as a result, the terms of our initial business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination such that the post-transaction company own less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns 50% or more of the outstanding voting securities of the target or otherwise owns a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding shares of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.

The ownership interest of our Sponsor may change.

Our Sponsor is a single-member limited liability company that is owned by Mr. Kent Louis Kaufman, our Chairman, Chief Executive Officer, Director, and Chief Financial Officer; however, this may change as there is no restriction on his ability to share part or all of his interest in such entity.

Our board of directors is composed of our Chairman, Chief Executive Officer, Director, and Chief Financial Officer, Mr. Kent Louis Kaufman, and our independent directors, Mr. Brandon Miller, Mr. Daniel M. McCabe, and Mr. Terry W. Protto.

Although we may be required to by governing law, we do not intend to hold a shareholders’ meeting to elect directors prior to the completion of our initial business combination. We will ask that our directors commit to serving as directors until the completion of the initial business combination, although we cannot assure you that they will not depart for other opportunities. They may also participate in the management of other entities, which may or may not conflict with our business or the businesses of any potential target. As a result, we cannot assure you that they will not have a conflict of interest.

Our independent registered public accounting firm’s report originally contained an explanatory paragraph that expressed substantial doubt about our ability to continue as a “going concern.” Only upon further discussion and consideration of management’s plans was the going concern opinion retracted.

As of November 30, 2023, we had $125,100 in cash and a working capital deficit (current assets less current liabilities, excluding deferred offering costs) of $100,853. Further, we have incurred and expect to continue to incur significant costs in pursuit of our finance and acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, originally raised substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering.

We will have 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable) to consummate our initial business combination. We have no obligation to return funds to investors prior to such date unless: (i) we consummate our initial business combination or (ii) otherwise hold a shareholder vote in certain limited circumstances. Shareholders will otherwise not be entitled to distributions from the trust account. Accordingly, investors’ funds may be unavailable to them until the occurrence of one of the aforementioned events and therefore may be forced to sell their public shares, potentially at a loss, so as to liquidate their investment.

Our Insiders risk all of their investment if an initial business combination is not consummated. As a result, at the time of merger, if the combined entity will not have adequate capital to satisfy the related party loan which will become due as a result of the transaction, our Chief Executive Officer (who is also the sole-member of our Sponsor) will nonetheless have an incentive to attempt to cause the merger because a delayed satisfaction of a related party loan would be a better economic result than a total loss of investment due to a failure to propose the transaction. Even if the transaction were not pursued by way of a tender offer, an investment proposal pursuant to our governing documents could be made by a majority of the board (which would satisfy the requirement for a quorum) and any decision could be satisfied by as few as two directors; provided, however, that this presumes no other alternative investment wherein the post-combination capital structure would be sufficient to satisfy the related party loan obligation.

We cannot assure you that our Chief Executive Officer and therefore Sponsor might have more influence on the board of directors’ decision to propose an investment to the shareholders than as would be the case with other special purpose acquisition company offerings. In addition, if the Company would default on that certain $250,000 promissory note dated October 16, 2023 between our Sponsor and the Company upon the consummation of our initial business combination, the Sponsor would have the ability to force the Company into an involuntary bankruptcy reorganization or liquidation.

If we were deemed to be an investment company for the purposes of the Investment Company Act, we may be forced to abandon our efforts to complete an initial business combination and instead be required to liquidate the Company. To avoid that result, we may determine, in our discretion, to liquidate the securities held in the trust account and instead hold all funds in the trust account in an interest bearing bank demand deposit account, which may earn less interest than we otherwise would have if the trust account had remained invested in U.S. government securities or money market funds.

There is currently uncertainty concerning the applicability of the Investment Company Act to a special purpose acquisition company such as the Company, and we may in the future be subject to a claim that we have been operating as an unregistered investment company.

On January 24, 2024, the SEC adopted the final rules (the “SPAC Final Rules”), relating to, among the others, the extent to which special purpose acquisition companies (“SPACs”) could become subject to regulation under the Investment Company Act. The SPAC Final Rules provide that whether a SPAC is an investment company subject to the Investment Company Act is a fact specific inquiry. A specific duration period of a SPAC is not the sole determinant, but one of the longstanding factors to consider in determination of a SPAC’s status under the Investment Company Act. A SPAC could be deemed as an investment company at any stage of its operation. The determination of a SPAC’s status as an investment company includes analysis of a SPAC’s activities, depending upon the facts and circumstances, including but not limited to, the nature of SPAC assets and income, the activities of a SPAC’s officers, directors and employees, the duration of a SPAC, the manner a SPAC holding itself out to investors, and the merging with an investment company. The SPAC Final Rules will become effective 125 days after publication in the Federal Register. As of the date hereof, the SPAC Final Rules have not been published in the Federal Register yet.

If we are deemed to be an investment company for the purposes of the Investment Company Act, we might be forced to abandon our efforts to complete an initial business combination and instead be required to liquidate. If we are required to liquidate, our investors would not be able to realize the benefits of owning stock in a successor operating business, including the potential appreciation in the value of our stock and rights following such a transaction, and our rights would expire worthless.

The funds in the trust account will be held only in U.S. government securities within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. However, to mitigate the risk of us being deemed to have been operating as an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act), we may, in our own discretion, instruct Continental Stock Transfer & Trust Company, the trustee with respect to the trust account, to liquidate the U.S. government securities or money market funds held in the trust account and thereafter, until the earlier of consummation of our initial business combination or liquidation, to hold all funds in the trust account in an interest bearing bank demand deposit account, which may earn less interest than we otherwise would have if the trust account had remained invested in U.S. government securities or money market funds. This may mean that the amount of funds available for redemption would not increase, or would only minimally increase, thereby reducing the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company.

In addition, the longer that the funds in the trust account are held in short-term U.S. government securities or in money market funds invested exclusively in such securities, there is a greater risk that we may be considered an unregistered investment company, in which case we may be required to liquidate. Accordingly, we may determine, in our discretion, to liquidate the securities held in the trust account at any time and instead hold all funds in the trust account in an interest bearing bank demand deposit account, which may earn less interest than we otherwise would have if the trust account had remained invested in U.S. government securities or money market funds. If our facts and circumstances change over time, we will update our disclosure in future filings with the SEC to reflect how those changes impact the risk that we may be considered to be operating as an unregistered investment company.

RISKS RELATING TO OUR SECURITIES

The securities in which we invest the proceeds held in the trust account could bear a negative rate of interest, which could reduce the interest income available for payment of taxes or reduce the value of the assets held in trust such that the per-share redemption amount received by shareholders may be less than $10.05 per Class A ordinary share.

The net proceeds of this offering and certain proceeds from the sale of the private placement units, in the amount of $60,300,000 (or $69,345,000 if the over-allotment option is exercised in full), will be held in an interest-bearing trust account. The proceeds held in the trust account may only be invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. While short-term U.S. treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event of very low or negative yields, the amount of interest income (which we may use to pay our taxes, if any) would be reduced. In the event that we are unable to complete our initial business combination, our public shareholders are entitled to receive their pro-rata share of the proceeds then held in the trust account, plus any interest income (less up to $100,000 of interest to pay liquidation and dissolution expenses). If the balance of the trust account is reduced below $60,300,000 (or $69,345,000 if the over-allotment option is exercised in full) as a result of negative interest rates, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.05 per Class A ordinary share.

If we are deemed to be an investment company under the Investment Company Act of 1940, we may be required to adhere to that Act and the rules promulgated thereunder, which may make it more difficult for us to affect our initial business combination.

If we do not qualify for an exclusion from the Investment Company Act, our activities may be regulated thereunder. This may include restrictions on our corporate governance as well as our investments. Other requirements that would apply to us if we were deemed to qualify for regulation under the Investment Company Act of 1940 include: registration as an investment company; adoption of a specific form of corporate structure; and reporting, record keeping, voting, proxy and disclosure requirements, and other rules and regulations. As a result, it may be more difficult for us to effect a business combination.

The Investment Company Act excludes enterprises engaged primarily in a business other than investing, reinvesting or trading in securities, and our activities do not include investing, reinvesting, owning, holding, or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. As a result, we do not believe that our anticipated principal activities will subject us to regulation under the Investment Company Act because our business will be to identify and complete our initial business combination and thereafter to operate the post-combination business or assets for the long-term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We also do not plan to be a passive investor except that, the proceeds held in the trust account, which may only be invested in direct U.S. Treasury obligations (which are United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act) having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. Treasury obligations.

Pursuant to certain trust agreement to be entered into between the Company and Continental Stock Transfer & Trust Company, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan to acquire and grow an enterprise for the long-term (rather than to buy and sell businesses in the manner of a merchant bank or a private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. The trust account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of our initial business combination (including any redemptions made in connection therewith); (ii) the redemption of any of the Class A ordinary shares issued in this offering that are properly submitted in connection with a shareholder vote to amend our Post-offering Memorandum and Articles (A) to modify the substance or timing of our obligation to allow redemptions in connection with our initial business combination, (B) to modify the substance or timing of our obligation to redeem 100% of the Class A ordinary shares issued in this offering if we do not complete our initial business combination within the 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable), or (C) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; or (iii) absent a business combination within prescribed time periods our return of the funds held in the trust account to our public shareholders by redeeming their Class A ordinary shares. Thus this offering is not intended for persons who are seeking a return on investments in government securities or investment securities.

If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. In such a scenario, compliance with these additional regulations would require additional expenses for which we have not allotted funds and may hinder our ability to complete our initial business combination or result in our liquidation. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.05 per Class A ordinary share, or less in certain circumstances, upon the liquidation of our trust account.

Public shareholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 15% of the public shares sold in this offering.

In connection with any meeting held to approve an initial business combination, we will offer each public shareholder (but not our insiders, officers or directors) the right to have his, her, or its shares of public shares redeemed for cash. Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or hers, or any other person with whom he or she is acting in concert or as a “group” will be restricted from seeking redemption rights with respect to more than 15% of the public shares sold in this offering without our prior written consent. Generally, in this context, a shareholder will be deemed to be acting in concert or as a group with another shareholder when such shareholders agree to act together for the purpose of acquiring, voting, holding or disposing of our equity securities. Accordingly, if you purchase more than 15% of the public shares sold in this offering and our proposed business combination is approved, you will not be able to seek redemption rights with respect to the full amount of your shares and may be forced to hold such additional Class A ordinary shares or sell them in the open market. The value of such additional shares might not appreciate over time following our initial business combination, and the market price of our ordinary shares might not exceed the per-share redemption price.

Nasdaq may delist our securities from its exchange which could limit the ability to transact in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on Nasdaq, a national securities exchange, upon the consummation of this offering. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain at least 400 holders of our securities. Additionally, in connection with our initial business combination, we must demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For example, the minimum bid price of our stock must be at least $4 per Class A ordinary share and our net tangible assets must be in excess of $5 million. We cannot assure you that we will be able to meet these initial listing requirements at the time of the business combination.

Also, under the Holding Foreign Companies Accountable Act, if the PCAOB determines that it cannot inspect or fully investigate the auditor of a company that is our initial business combination target, then Nasdaq may delist our securities because this might cause us to no longer qualify for Nasdaq’s prerequisites for continued listing on its market.

If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

●	limited price discovery for our securities;

●	reduced liquidity for our securities;

●	a determination that our shares constitute “penny stock” and hence require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares;

●	a limited news and analyst coverage of our company; and

●	a decreased ability to issue additional securities or to obtain additional financing in the future.

For an aggregate consideration of $25,000, our Sponsor purchased 1,725,000 Class B ordinary shares, 225,000 of which are subject to forfeiture. Our Sponsor also will purchase up to 235,500 private placement units in connection with this offering (assuming the overallotment is exercised in full), and thus, you will experience substantial dilution upon the consummation of our initial business combination when our Sponsor’s economic interest in us will cease to be restricted.

The difference between the public offering price per Class A ordinary share and the pro forma net tangible book value per Class A ordinary share after this offering constitutes the dilution to the investors in this offering. Although our initial shareholders have agreed to waive their redemption rights and to vote in favor of any proposed business combination (if permitted by law or regulation), they acquired their founder shares at a nominal price, significantly contributing to this dilution. Upon consummation of this offering and presuming that you hold your shares through the consummation of the initial business combination, you and the other new investors will incur a substantial dilution of approximately 106.8% or $8.90 per Class A ordinary share (the difference between the public offering price of $8.33 per Class A ordinary share and the pro forma net tangible book value of $(0.57) per Class A ordinary share). This is because investors in this offering will be contributing approximately 96.39% of the total amount paid to us for our outstanding securities after this offering but will only own approximately 79.77% of our outstanding securities. However, this is not the amount that you would receive if redeeming your shares because the amount you receive may depend on the amount of other shareholders doing the same, and would be influenced by our Sponsor’s agreement to waive its redemption rights. Nonetheless the per-share purchase price you will be paying substantially exceeds our per Class A ordinary share net tangible book value after accounting for the cost of the proceeds of this offering.

We may issue additional Class A ordinary shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would dilute the interest of our shareholders and likely present other risks.

We are authorized to issue up to 450,000,000 Class A ordinary shares, par value $0.0001 per share, and 50,000,000 Class B ordinary shares, par value $0.0001 per share. Immediately after this offering, there will be 443,718,000 and 48,500,000 authorized but unissued Class A ordinary shares and Class B ordinary shares, respectively (assuming no exercise of the underwriter’s over-allotment option), which amount includes the Class A ordinary shares reserved for issuance upon exchange of rights. We may issue a substantial number of additional Class A ordinary shares to complete our initial business combination (including pursuant to a specified future issuance) or under an employee incentive plan after completion of our initial business combination (although our Post-offering Memorandum and Articles will provide that we may not issue securities that can vote with holders of ordinary shares on matters related to our pre-initial business combination activity, on any amendment to certain provisions of our Post-offering Memorandum and Articles or on our initial business combination). We may also issue Class A ordinary shares upon conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions as set forth herein. However, our Post-offering Memorandum and Articles will provide, among other things, that prior to our initial business combination, we may not issue additional Class A ordinary shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination. These provisions of our Post-offering Memorandum and Articles, like all provisions of our Post-offering Memorandum and Articles, may be amended with the approval of our shareholders. However, our officers, directors, and, if applicable, director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our Post-offering Memorandum and Articles (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares. The issuance of additional Class A ordinary shares:

●	may significantly dilute the equity interest of investors in this offering;

●	could cause a change of control if a substantial number of Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

●	may adversely affect prevailing market prices for our units, Class A ordinary shares and/or rights.

We may issue notes or other debt instruments, or otherwise incur substantial debt, to complete our initial business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt instruments beyond our Sponsor’s credit line to us, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business. We do not intend to incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

●	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

●	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

●	our inability to pay dividends on our Class A ordinary shares;

●	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A ordinary shares if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

●	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

●	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

●	other disadvantages compared to our competitors who have less debt.

Since our Sponsor paid only approximately $0.0145 per Class B ordinary share for the founder shares, certain of our officers and directors could potentially make a substantial profit even if we acquire a target business that subsequently declines in value.

On October 16, 2023, our Sponsor paid $25,000 in exchange for 17,250,000 shares of common stock, $0.0001 per share, which were converted to 1,725,000 Class B ordinary shares pursuant to the First Amendment to the Subscription Agreement entered into between the Company and the Sponsor on November 13, 2023. After giving effect of forfeiture of 225,000 Class B ordinary shares assuming that the underwriter’s overallotment option is not exercised, the resulting purchase price will be approximately $0.0167 per Class B ordinary share. Certain of our officers and directors have a significant economic interest in our Sponsor. As a result, the low acquisition cost of the founder shares creates an economic incentive whereby our officers and directors could potentially make a substantial profit even if we complete a business combination with a target business that subsequently declines in value and is unprofitable for public investors.

The nominal purchase price paid by our Sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination.

We are offering our units at an offering price of $10.00 per unit, implying an initial value of $10.00 per public share. However, prior to this offering, our Sponsor paid a nominal aggregate purchase price of $25,000 for the founder shares, or approximately $0.0167 per Class B ordinary share assuming that the underwriter's overallotment option is not exercised. As a result, the value of your public shares may significantly decline upon the consummation of our initial business combination. For example, the following table shows the dilutive effect of the founder shares on the implied value of the shares sold by way of this offering upon the consummation of our initial business combination, assuming that our equity value at that time is $10.05, which is the amount we would have for our initial business combination in the trust account, assuming 1) the underwriters’ over-allotment option is not exercised, 2) no interest is earned on the funds held in the trust account, 3) no public shares are redeemed in connection with our initial business combination, and 4) without taking into account any other potential impacts on our valuation at such time, such as the trading price of our public shares, the business combination transaction costs, any equity issued or cash paid to the target’s sellers or other third parties, or the target’s business itself (including its assets, liabilities, management and prospects, as well as the value of our public and private rights). At such valuation, each of our ordinary shares would have an implied value of $7.48 per ordinary share upon consummation of our initial business combination, which would be a 25.2% decrease as compared to the initial implied value per public share of $10.00 (the price per unit in this offering, assuming no value to the public rights).

Public shares	6,000,000
Private shares	222,000
Representative shares	60,000
Insider shares(1)	1,500,000
Total shares	7,782,000
Total funds in trust available for initial business combination (less deferred underwriting commissions)(2)	$58,200,000
Initial implied value per public share	$10.00
Implied value per ordinary share upon consummation of initial business combination	$7.48

(1)	Assumes the full forfeiture of 225,000 Class B ordinary shares that are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised.
(2)	Assumes the allocation of additional funds to the trust account from the sale of the private units so as to maintain 100.5% in trust after deducting the expenses of this offering.

The value of the founder shares following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our Class A ordinary shares at such time is substantially less than $10.00 per Class A ordinary share.

Upon the consummation of this offering, assuming no exercise of the underwriters’ over-allotment option, our Sponsor and its affiliates will have invested in us an aggregate of $2,245,000, comprised of the $25,000 purchase price for the founder shares and the $2,220,000 purchase price for the private placement units. Assuming a trading price of $10.00 per Class A ordinary share upon consummation of our initial business combination, the founder shares (assuming no exercise of the over-allotment option) would have an aggregate implied value of $15,000,000, and the private shares (assuming no exercise of the over-allotment option) would have an aggregate implied value of $2,220,000. As a result, our Sponsor is likely to have the ability to recoup its investment in us and make a substantial profit on that investment, even if our public shares have lost significant value. Accordingly, our management team, which owns interests in our Sponsor, may have an economic incentive that differs from that of the public shareholders to pursue and consummate an initial business combination rather than to liquidate and to return all of the cash in the trust to the public shareholders, even if that business combination were with a riskier or less-established target business. For the foregoing reasons, you should consider our management team’s financial incentive to complete an initial business combination when evaluating whether to redeem your shares prior to or in connection with the initial business combination.

If our insiders exercise their registration rights, it may have an adverse effect on the market price of our Class A ordinary shares and the existence of these rights may make it more difficult to affect our initial business combination.

Our insiders are entitled to make a demand that we register the resale of the founder shares and the shares sold via private placement (a total of 1,500,000 founder shares and 222,000 private shares if the over-allotment option is not exercised, an aggregate of 225,000 Class B ordinary shares held by our Sponsor that will have been forfeited, and all rights are subsequently redeemed for Class B ordinary shares) at any time. The presence of these additional Class A ordinary shares trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate our initial business combination or increase the cost of consummating our initial business combination with the target business, as the shareholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our Class A ordinary shares.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with the representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A ordinary shares underlying the units, include:

●	the history and prospects of companies whose principal business is the acquisition of other companies;

●	prior offerings of those companies;

●	our prospects for acquiring an operating business;

●	a review of debt-to-equity ratios in leveraged transactions;

●	our capital structure;

●	an assessment of our management and their experience in identifying operating companies;

●	general conditions of the securities markets at the time of this offering; and

●	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

Prior to this offering, there is no market for our securities and there is no guarantee that a market will develop which means that you will not be able to easily predict the liquidity and other price discovery aspects of our securities.

Prior to this offering, there is no market for our securities. As a result, information about us is limited which may limit your ability to determine an appropriate price for our securities. Moreover, our valuation may change depending on any combination of economic factors, market conditions, or the business combination that we choose. A liquid market for our securities might never develop or may dissipate. Absent a market for our securities, you would have limited opportunities to recoup your investment.

Provisions in our Post-offering Memorandum and Articles may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A ordinary shares and could entrench management.

Our Post-offering Memorandum and Articles will contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to allot further additional Class A ordinary shares of the Company, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

An investment in this offering may result in uncertain or adverse U.S. federal income tax consequences.

An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit between the ordinary shares and one-fifth (1/5) of one right included in each unit could be challenged by the IRS or the courts. It is also unclear whether the redemption rights with respect to our ordinary shares suspend the running of a U.S. holder’s holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of ordinary shares is long-term capital gain or loss and for determining whether any dividend we pay would be considered “qualified dividends” for federal income tax purposes. See the section titled “U.S. Federal Income Tax Considerations” for a summary of certain material U.S. federal income tax consequences of an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of the business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since our board of directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder vote. Accordingly, if we do not seek shareholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Furthermore, we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 either immediately prior to or upon completion of our initial business combination or such greater amount necessary to satisfy a closing condition, each as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If the agreement for our initial business combination requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash upon the consummation of the business combination, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third-party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third-party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If the agreement for our initial business combination requires us to use a portion of the cash in the trust account to pay the purchase price or requires us to have a minimum amount of cash upon the consummation of the business combination, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

If we require public shareholders who wish to redeem their Class A ordinary shares to comply with the delivery requirements discussed above for redemption, such redeeming shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

If we require public shareholders who wish to redeem their Class A ordinary shares to comply with the delivery requirements discussed above for redemption and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public shareholders. Accordingly, investors who attempted to redeem their shares in such a circumstance will be unable to sell their securities after the failed business combination until we have returned their securities to them. The market price for our Class A ordinary shares may decline during this time and you may not be able to sell your securities when you wish to, even while other shareholders that did not seek conversion may be able to sell their securities.

Investors may not appropriately allocate a tax basis to the components of the unit.

Because investors in this offering will be investing in units comprised of one Class A ordinary share and one-fifth (1/5) of one right, investors will need to allocate a tax basis to each item in proportion to their values at the time of the investment. We are not required to provide any guidance as to the proper allocation of tax basis. Failure to properly allocate a tax basis could result in adverse tax consequences to an investor.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse United States federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Income Tax Considerations — United States Federal Income Taxation”) of our Class A ordinary shares or rights, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Passive Foreign Investment Company Rules”). Depending on the particular circumstances, the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year, moreover, will not be determinable until after the end of such taxable year. If we determine we are a PFIC for any taxable year (of which there can be no assurance), we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed discussion of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Passive Foreign Investment Company Rules.”

GENERAL RISK FACTORS

We are a company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning an initial business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the U.S. courts against our directors or officers.

Our corporate affairs will be governed by our Post-offering Memorandum and Articles, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and certain states, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a federal court of the United States.

Past performance of members of our management team may not be indicative of future performance of an investment in the Company.

Information regarding performance by, or businesses associated with our management team is presented for informational purposes only. Any past experience and performance is not a guarantee either (i) that we will be able to locate a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical record or performance of our management team as indicative of the future performance of us or an investment in the Company or the returns the Company will, or is likely to, generate going forward. An investment in us is not an investment in EF Hutton or any of its affiliates.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, state, and local governments. In particular, we will be required to comply with certain reporting rules promulgated by the U.S. Securities and Exchange Commission as well as other legal regimes. Compliance with, and monitoring of, applicable laws and regulations may be difficult and consume our resources. The applicable laws and the regulatory environment could change and such changes may have a detrimental effect on our results. Any failure to comply with an applicable law or regulation, as interpreted and applied, could also have a material adverse effect on our business and results of operations.

The disclosures in this prospectus relating to the agreements among the Company and management may be inaccurate if we decide to amend those agreements.

Although we do not at the moment plan to, we may change our agreements with management without shareholder approval. For example, restrictions on our executives relating to the voting of securities owned by them, the agreement of our management team to remain with us until the closing of a business combination, the obligation of our management team to not propose certain changes to our organizational documents or the obligation of the management team and its affiliates to not receive any compensation in connection with a business combination could be modified without obtaining shareholder approval. We will not agree to any such changes unless we believe that such changes are in the best interests of our shareholders (for example, if such a modification were necessary to complete a business combination).

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we have not completed our initial business combination within 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and less up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

We may not properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them (but not more) and any liability of our shareholders may extend well beyond the third anniversary of the date of distribution. Accordingly, third parties may seek to recover from our shareholders amounts owed to them by us.

Certain agreements related to this offering may be amended without shareholder approval.

Each of the agreements related to this offering to which we are or will be a party upon the consummation of this offering may be amended without shareholder approval. Such agreements include the underwriting agreement; the letter agreement among us and our Sponsor, officers, and directors; the promissory note between us and our Sponsor; and the investment management trust agreement. These agreements contain various provisions that our public shareholders might deem to be material. For example, certain of these agreements contain certain lock-up and transfer restriction provisions with respect to the Class B ordinary shares, Sponsor securities, any ordinary shares issuable upon the exercise or conversion thereof, and certain other securities held by our Sponsor, officers, and directors. Amendments to such agreements would require the consent of the applicable parties thereto and would need to be approved by our board of directors, which may do so for a variety of reasons, including to facilitate our initial business combination. While we do not expect our board of directors to approve any amendment to any of these agreements prior to our initial business combination, it may be possible that our board of directors, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement. Any amendment entered into in connection with the consummation of our initial business combination will be disclosed in our proxy solicitation or tender offer materials, as applicable, related to such initial business combination, and any other material amendment to any of our material agreements will be disclosed in a filing with the SEC. Any such amendments would not require approval from our shareholders, may result in the completion of our initial business combination that may not otherwise have been possible, and may have an adverse effect on the value of an investment in our securities. For example, amendments to the lock-up provision discussed above may result in our certain shareholders selling their securities earlier than they would otherwise be permitted, which may have an adverse effect on the price of our securities.

This disclosure relates to the anticipated trust agreement. Although we have not yet entered into an agreement. Therefore, the terms herein discussed and relating thereto concern only what we reasonably anticipate as a result of our ongoing discussions and market practice.

We may affect our initial business combination with a company located outside of the United States.

If we affect our initial business combination with a company located outside of the United States, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

●	rules and regulations or currency redemption or corporate withholding taxes on individuals;

●	laws governing the manner in which future business combinations may be effected;

●	exchange listing and/or delisting requirements;

●	tariffs and trade barriers;

●	regulations related to customs and import/export matters;

●	longer payment cycles;

●	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

●	currency fluctuations and exchange controls;

●	rates of inflation;

●	challenges in collecting accounts receivable;

●	cultural and language differences;

●	employment regulations;

●	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

●	deterioration of political relations with the United States. We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

There are costs and difficulties inherent in managing cross-border business operations.

Managing a business, operations, personnel or assets in another country is challenging and costly. Any management that we may have (whether based abroad or in the United States) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance.

Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, or policy changes or enactments may occur in a country in which we may operate after we affect our initial business combination.

Political events in another country may significantly affect our business, assets or operations. Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, and policy changes or enactments could negatively impact our business in a particular country.

Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, which may adversely impact our results of operations and financial condition.

Our ability to seek and enforce legal protections, including with respect to intellectual property and other property rights, or to defend ourselves with regard to legal actions taken against us in a given country, may be difficult or impossible, which could adversely impact our operations, assets or financial condition.

Rules and regulations in many countries are often ambiguous or open to differing interpretation by responsible individuals and agencies at the municipal, state, regional and federal levels. The attitudes and actions of such individuals and agencies are often difficult to predict and inconsistent.

Delay with respect to the enforcement of particular rules and regulations, including those relating to customs, tax, environmental and labor, could cause serious disruption to operations abroad and negatively impact our results.

If relations between the United States and foreign governments deteriorate, it could cause potential target businesses or their goods and services to become less attractive.

The relationship between the United States and foreign governments could be subject to sudden fluctuation and periodic tension. For instance, the United States may announce its intention to impose quotas on certain imports. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the foreign government in industries that may affect our ultimate target business. Changes in political conditions in foreign countries and changes in the state of U.S. relations with such countries are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the United States and a foreign country in which we acquire a target business or move our principal manufacturing or service operations.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws.

Following our initial business combination, our management may resign from their positions as officers or directors of the company and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues, which may adversely affect our operations.

Currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

Because foreign law could govern our material agreements, we may not be able to enforce our rights within such jurisdiction or elsewhere.

Foreign law could govern our material agreements. The target business may not be able to enforce any of its material agreements or that remedies will be available outside of such foreign jurisdiction’s legal system. The system of laws and the enforcement of existing laws and contracts in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The judiciaries in certain foreign countries may be relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation, any such jurisdictions may not favor outsiders or could be corrupt. As a result, the inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business and business opportunities.

U.S. laws and regulations, including the Holding Foreign Companies Accountable Act, may restrict or eliminate our ability to complete a business combination with certain companies.

Future developments in U.S. laws may restrict our ability or willingness to complete certain business combinations with companies. For instance, the recently enacted Holding Foreign Companies Accountable Act (the “HFCAA”) would restrict our ability to consummate a business combination with a target business unless that business met certain standards of the PCAOB and would require delisting of a company from U.S. national securities exchanges if the PCAOB is unable to inspect its public accounting firm for three consecutive years. The HFCAA also requires public companies to disclose, among other things, whether they are owned or controlled by a foreign government. We may not be able to consummate a business combination with a favored target business due to these laws.

The documentation we may be required to submit to the SEC proving certain beneficial ownership requirements and establishing that we are not owned or controlled by a foreign government in the event that we use a foreign public accounting firm not subject to inspection by the PCAOB or where the PCAOB is unable to completely inspect or investigate our accounting practices or financial statements because of a position taken by an authority in the foreign jurisdiction could be onerous and time consuming to prepare. HFCAA mandates the SEC to identify issuers of SEC-registered securities whose audited financial reports are prepared by an accounting firm that the PCAOB is unable to inspect due to restrictions imposed by an authority in the foreign jurisdiction where the audits are performed. If such identified issuer’s auditor cannot be inspected by the PCAOB for three consecutive years, the trading of such issuer’s securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the U.S., will be prohibited.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Future developments with respect to increased U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

In the event that we complete a business combination with a company with substantial operations outside of the United States and any of the legislative actions or regulatory changes discussed above were to proceed in ways that are detrimental to issuers based in such country, it could cause us to fail to be in compliance with U.S. securities laws and regulations, we could cease to be listed on a U.S. securities exchange, and U.S. trading of our shares could be prohibited. Any of these actions, or uncertainties in the market about the possibility of such actions, could adversely affect our prospects to successfully complete a business combination with a non-U.S. company, our access to the U.S. capital markets and the price of our shares.

Corporate governance standards in foreign countries may not be as strict or developed as in the United States and such weakness may hide issues and operational practices that are detrimental to a target business.

General corporate governance standards in some countries are weak in that they do not prevent business practices that cause unfavorable related party transactions, over-leveraging, improper accounting, family company interconnectivity and poor management. Local laws often do not go far to prevent improper business practices. Therefore, shareholders may not be treated impartially and equally as a result of poor management practices, asset shifting, conglomerate structures that result in preferential treatment to some parts of the overall company, and cronyism. The lack of transparency and ambiguity in the regulatory process also may result in inadequate credit evaluation and weakness that may precipitate or encourage financial crisis. In our evaluation of a business combination we will have to evaluate the corporate governance of a target and the business environment, and in accordance with United States laws for reporting companies take steps to implement practices that will cause compliance with all applicable rules and accounting practices. Notwithstanding these intended efforts, there may be endemic practices and local laws that could add risk to an investment we ultimately make and that result in an adverse effect on our operations and financial results.

Companies in foreign countries may be subject to accounting, auditing, regulatory and financial standards and requirements that differ, in some cases significantly, from those applicable to public companies in the United States, which may make it more difficult or complex to consummate a business combination. In particular, the assets and profits appearing on the financial statements of a foreign company may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with U.S. GAAP and there may be substantially less publicly available information about companies in certain jurisdictions than there is about comparable United States companies. Moreover, foreign companies may not be subject to the same degree of regulation as are United States companies with respect to such matters as insider trading rules, tender offer regulation, shareholder proxy requirements and the timely disclosure of information.

Legal principles relating to corporate affairs and the validity of corporate procedures, directors’ fiduciary duties and liabilities and shareholders’ rights for foreign corporations may differ from those that may apply in the U.S., which may make the consummation of a business combination with a foreign company more difficult. We therefore may have more difficulty in achieving our business objective.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the private units, will be used as set forth in the following table:

	Without Over-Allotment Option		Over-Allotment Option Exercised
Gross proceeds
From offering	$60,000,000		$69,000,000
From sale of units via private placement	$2,220,000		$2,355,000
Total gross proceeds	$62,220,000		$71,355,000
Offering expenses(1)
Non-contingent underwriting discounts (1% of gross proceeds from offering)	$600,000	(2)	$690,000	(2)
Initial trustee fees	$6,500		$6,500
Legal fees and expenses	$270,000		$270,000
Nasdaq listing fee	$55,000		$55,000
Printing and engraving expenses	$30,000		$30,000
Accounting fees and expenses	$50,000		$50,000
Director and officer (D&O) insurance premiums(3)	$150,000		$150,000
SEC & FINRA registration fees	$24,322		$24,322
Expense Advancement to EF Hutton	$130,000		$130,000
Miscellaneous expenses	$159,178		$159,178
Total offering expenses (including non-contingent underwriting discounts)	$1,475,000		$1,565,000

Held in the trust account(3)(4)	$60,300,000		$69,345,000
Not held in the trust account(1)	$445,000		$445,000

The following table shows the use of the $445,000 of net proceeds not held in the trust account(5).

	Amount	% of Total
Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of our initial business combination(5)	$140,000	31.46%
Legal and accounting fees relating to SEC reporting obligations	$50,000	11.24%
Due diligence, identification and research of prospective target business and reimbursement of out of pocket due diligence expenses to management	$50,000	11.24%
Payment of administrative fee to the Sponsor ($10,000 per month for 15 months), subject to deferral as described herein	$150,000	33.71%
Working capital and reserves (including finders’ fees, consulting fees or other similar compensation, potential deposits, down payments in connection with a business combination and liquidation obligations and reserves, if any)	$55,000	12.36%
Total	$445,000	100.00%

(1)	This does not include the deferred underwriting discounts payable in cash to EF Hutton LLC (“EF Hutton”), in an amount equal to 3.5% of the total gross proceeds raised in the offering ($2,100,000, or $2,415,000 if the underwriter’s over-allotment option is exercised in full). The underwriter will be entitled to 1% of the gross proceeds of this offering as underwriting discounts and commissions in cash and 1% of the gross proceeds of this offering as underwriting discounts and commissions in the form of our shares at a price of $10.00 per Class A ordinary share, which will equal 60,000 Class A ordinary shares (or 69,000 Class A ordinary shares if the underwriter’s over-allotment option is exercised in full) (the “Representative Shares”), to be issued at the consummation of this offering.

(2)	This represents the estimated costs and the discounts, but does not include the deferred underwriting discounts of 3.5%.
(3)	The D&O insurance market has recently undergone significant changes in pricing as a result of increased demand for D&O coverage for special purpose acquisition corporations. As a result, although we intend to provide coverage for our directors and officers, we cannot precisely estimate the amount until such time as our registration statement is public.
(4)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in the categories of our intended use of proceeds.
(5)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses.

The Sponsor has committed to purchase 222,000 units from us (the private units) for $2,220,000 (or $2,355,000 if the over-allotment option is exercised in full) by way of one or more private placements contemporaneous to the consummation of this initial public offering. All of the proceeds we receive from these purchases will be placed in the trust account described below. We are not permitted to use the proceeds placed in the trust account and the interests earned thereon to pay any excise taxes or any other similar fees or taxes in nature that may be imposed on the Company pursuant to any current, pending or future rules or laws.

$60,300,000, or $69,345,000 if the over-allotment option is exercised in full, of net proceeds of this offering and the sale of the private units will be deposited into a United States-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. The funds held in the trust account will be invested only in United States government treasury bills, bonds, or notes having a maturity of 185 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in U.S. treasuries, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of our initial business combination or our redemption of public shares in connection with a business combination or a shareholder vote to amend our Post-offering Memorandum and Articles. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete our initial business combination to the extent not used to satisfy shareholder redemption requests. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the acquired business.

No compensation of any kind (including finder’s fees, consulting fees, or other similar compensation) will be paid to our insiders, members of our management team, or any of our or their respective affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination (regardless of the type or form of transaction). On December 4, 2023, the Company and the Sponsor entered into an Administrative Services Agreement, commencing on the effective date of the registration statement of the initial public offering through the later of our consummation of a business combination or 21 months from such effective date, pursuant to which the Company will pay the Sponsor a total of $10,000 per month for office space, administrative and support services; provided, however, that subject to available funds, the Sponsor loan in the amount of $250,000 may be repaid and, any other funds that may be lent to the Company in furtherance of its pursuit, initiation, and completion of its initial business combination may be repaid at any time, available funds permitting. Since the role of present management after our initial business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after our initial business combination.

The net proceeds from this offering and the private sale of units to the Sponsor that will be available to us out of trust for our working capital requirements in searching for our initial business combination will be approximately $445,000. This is in addition to the $250,000 loan made to us by our Sponsor per certain promissory note dated October 16, 2023. The principal balance of this promissory note shall be payable on the earlier of: (i) September 30, 2024 or (ii) the date on which the Company consummates its initial public offering. The allocation of the net proceeds available to us outside of the trust account represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above-described categories. If our estimate of the costs of undertaking due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability, and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from our insiders, members of our management team, or third parties, but our insiders, members of our management team, or third parties are not under any obligation to advance funds, or to invest in, us.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, in connection with our initial business combination and to pay our expenses relating thereto, including the deferred underwriting commission payable to EF Hutton in an amount equal to 3.5% of the total gross proceeds raised in the offering upon consummation of our initial business combination. To the extent that our Class A ordinary shares is used in whole or in part as consideration for our initial business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways, including continuing or expanding the target business’s operations, for strategic acquisitions and for marketing, research, and development of existing or new products.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for the next 15 months (or up to 18 or 21 months, as applicable). However, if necessary, in order to meet our working capital needs following the consummation of this offering, our insiders may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or if we do not complete a business combination, any loans and advances from our insiders or their affiliates, will be repaid only from amounts remaining outside our trust account, if any.

A public shareholder will be entitled to receive funds from the trust account only in the event of (1) our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period, (2) if that public shareholder elects to redeem public shares in connection with a shareholder vote or (3) if that public shareholder sells shares to us in any tender offer in connection with a proposed business combination. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time and we will only pay such dividend out of our profits or share premium (subject to solvency requirements) as permitted under Cayman Islands law. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time.

DILUTION

The difference between the public offering price per Class A ordinary share, assuming no value is attributed to the rights included in the units we are offering pursuant to this prospectus or the private units, and the pro forma net tangible book value per Class A ordinary share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of rights, including the private units, which would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per Class A ordinary share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A ordinary shares which may be redeemed for cash), by the number of outstanding Class A ordinary shares.

At November 30, 2023, our net tangible book value was a deficit of $100,853, or approximately $(0.07) per ordinary share assuming the underwriters do not exercise any portion of the over-allotment option and the forfeiture of 225,000 Class B ordinary shares held by our initial shareholder(s). For purposes of the dilution calculation, in order to present the maximum estimated dilution as a result of this offering, we have assumed (i) the issuance of one-fifth (1/5) of a right denominated in one share of our Class A ordinary shares, as such issuance will occur upon a business combination without the payment of additional consideration and (ii) the number of shares included in the units offered hereby will be deemed to be 7,200,000 (consisting of 6,000,000 shares included in the units we are offering by this prospectus and 1,200,000 shares for the outstanding rights), and the price per Class A ordinary share in this offering will be deemed to be $8.33. After giving effect to the sale of 1,200,000 shares of Class A ordinary shares included in the units we are offering by this prospectus, the deduction of underwriting discounts and over-allotment liability, estimated expenses of this offering, the sale of 222,000 shares of Class A ordinary shares included in the private units, and 60,000 representative shares, our pro forma net tangible book value on November 30, 2023 would have been $(1,729,853) or $(0.57) per Class A ordinary share, representing an immediate decrease in net tangible book value of $(0.50) per Class A ordinary share to the insiders and an immediate dilution of 106.8% or $8.90 per Class A ordinary share to new investors not exercising their redemption/tender rights. For purposes of presentation, our pro forma net tangible book value after this offering is $60,300,000 less than it otherwise would have been because if we effect a business combination, the ability of public shareholders to exercise redemption rights or sell their shares to us in any tender offer may result in the redemption or tender of up to 6,000,000 shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis:

	Without Over-Allotment		With Over-Allotment
Public offering price		$8.33		$8.33
Net tangible book value before this offering	$(0.07)		$(0.06)
Decrease attributable to new investors and private sales	(0.50)		(0.51)
Pro forma net tangible book value after this offering		(0.57)		(0.57)
Dilution to new investors		$8.90		$8.90
Percentage of dilution to new investors		106.8%		106.8%

The following table sets forth information with respect to our insiders and the new investors:

	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	Per Share
Insiders(1)	1,500,000	16.62%	$25,000	0.04%	$0.02
Shares underlying private unit(2)	266,400	2.95%	2,220,000	3.57%	$8.33
Representative shares	60,000	0.66%	-	-	$-
New investors(3)	7,200,000	79.77%	60,000,000	96.39%	$8.33
	9,026,400	100.00%	$62,245,000	100.00%

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 225,000 Class B ordinary shares held by our insiders have been forfeited as a result thereof.
(2)	Assumes the issuance of an additional 44,400 private shares (47,100 shares if over-allotment option is exercised) underlying the private rights.
(3)	Assumes the issuance of an additional 600,000 public shares (690,000 shares if over-allotment option is exercised) underlying the public rights.

The pro forma net tangible book value per share after the offering is calculated as follows:

	Without over-allotment	With full over-allotment
Numerator:
Net tangible book value before the offering	$(100,853)	$(100,853)
Offering costs paid	107,000	107,000
Net proceeds from this offering and private placement of private units	60,745,000	69,790,000
Less: Deferred underwriting discounts and commissions(2)	(2,100,000)	(2,415,000)
Less: Over-allotment liability	(81,000)	-
Less: Proceeds held in trust subject to redemption/tender	(60,300,000)	(69,345,000)
	$(1,729,853)	$(1,963,853)
Denominator
Ordinary shares outstanding prior to this offering	1,500,000 (1)	1,725,000
Ordinary shares to be sold in this offering	6,000,000	6,900,000
Ordinary shares to be sold in private placement	222,000	235,500
Ordinary shares underlying the rights to be sold in this offering	1,200,000	1,380,000
Ordinary shares underlying the rights to be sold in private placement	44,400	47,100
Representative shares	60,000	69,000
Less: Shares subject to redemption/tender	(6,000,000)	(6,900,000)
	3,026,400	3,456,600

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 225,000 Class B ordinary shares held by our insiders have been forfeited as a result thereof.
(2)	Deferred underwriting discounts and commission of 3.5%.

CAPITALIZATION

The following table sets forth our capitalization at November 30, 2023 and as adjusted to give effect to the sale of our units offered by this prospectus and the private units and the application of the estimated net proceeds derived from the sale of such securities:

	As of November 30, 2023
	Actual	As Adjusted(1)
Promissory note – related party(2)	$250,000	$-
Deferred underwriting discounts and commissions payable	-	2,100,000
Over-allotment liability	-	81,000
Accrued offering expenses	6,853	-
Class A ordinary shares, $0.0001 par value, 450,000,000 shares authorized(4), none and 6,000,000 shares are subject to possible redemption/tender, respectively(3)	-	60,300,000
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized(4), 1,725,000 shares issued and outstanding, actual; 50,000,000 shares authorized, 1,782,000 shares issued and outstanding(5) (excluding 6,000,000 shares subject to possible redemption/tender), as adjusted	172	178
Additional paid in capital	24,828	-
Accumulated deficit	(18,853)	(1,730,031)
Total shareholders’ equity (deficit)	6,147	(1,729,853)
Total capitalization(6)	$263,000	$60,751,147

(1)	Includes the $2,220,000 in aggregate we will receive from the sale of the private units.
(2)	As of November 30, 2023, our Sponsor loaned to us an aggregate of $250,000 which was used to pay formation and a portion of the expenses of this offering. The loan is payable without interest and due after the day on which the Company closes the initial Business Combination.
(3)	Represents net of proceeds allocated to the public ordinary shares less the allocated transaction costs related to this offering. The shares of public ordinary shares contain redemption rights that make them redeemable by our public shareholders. Accordingly, they are classified within temporary equity in accordance with the guidance provided in ASC 480-10-S99-3A and will be subsequently accredited at redemption value.
(4)	Represents the number of shares to be authorized upon the effectiveness of this prospectus.
(5)	Assumes the over-allotment option has not been exercised and an aggregate of 225,000 Class B ordinary shares have been forfeited as a result thereof. Includes 222,000 shares underlying the private units purchased by the Sponsor concurrent with this offering.
(6)	Derived by adding deferred underwriting discounts and commissions payable, total shareholders’ equity and the value of ordinary shares subject to possible conversion.

Management’s Discussion and Analysis of
Financial Condition and Results of Operations

We are a blank check company incorporated as a Cayman Islands exempted company on September 28, 2023 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region. We intend to utilize cash derived from the proceeds of this offering and the private placement of the private units, our securities, debt or a combination of cash, securities and debt, in effecting our initial business combination. The issuance of additional ordinary shares in our initial business combination:

●	may significantly dilute the equity interest of our investors in this offering who may not have pre-emption rights in respect of any such issuance;

●	will likely cause a change in control if a substantial number of our Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

●	may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

●	default and foreclosure if after, our initial business combination, our operating revenues are insufficient to pay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

●	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding; and

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been preparing for our proposed offering of our securities.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the consummation of this offering.

Liquidity and Capital Resources

As indicated in the accompanying financial statements, as of November 30, 2023, we had $125,100 in cash and a working capital deficit (current assets less current liabilities, excluding deferred offering costs) of $100,853. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management plans to address this uncertainty through this offering, although we cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Our liquidity needs have been satisfied to date through receipt of approximately $25,000 from the sale of the founder shares and a $250,000 loan from our Sponsor backed by a promissory note dated October 16, 2023. The principal balance of this promissory note shall be payable on the earlier of: (i) September 30, 2024 or (ii) the date on which the Company consummates the initial public offering. We estimate that the net proceeds from (1) the sale of the shares in this offering, after deducting estimated offering expenses of approximately $875,000 and underwriting discounts payable in cash of $2,100,000 payable to the underwriters as deferred underwriting discounts upon completion of a business combination (or $2,415,00 if the over-allotment option is exercised in full) and (2) the sale of the private units for a purchase price of $2,220,000 (or $2,355,000 if the over-allotment option is exercised in full), will be $58,200,000 (or $66,930,000 if the over-allotment option is exercised in full). We will allocate 100.5% of the value of the publicly offered shares to the trust account. The balance will be held outside of trust for our use in funding our search process, estimated to be approximately $445,000.

We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account, in connection with our initial business combination and to pay our expenses relating thereto, including a deferred underwriting commission payable to the underwriters in an amount equal to 3.5% of the total gross proceeds raised in the offering upon consummation of our initial business combination. To the extent that our Class A ordinary shares is used in whole or in part as consideration to affect our initial business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including the: continuation or expansion of the operations of the target business; strategic acquisitions and marketing; and, research and development of existing or new products. Such funds can also be used to repay any operating expenses or finders’ fees which we might incur prior to the consummation of our initial business combination if the funds available to us outside of the trust account are insufficient to cover such expenses.

We believe that, upon the consummation of this offering, the allocation of $445,000 to our working capital accounts will be sufficient to allow us to operate for at least the next 15 months (or up to 18 or 21 months, as applicable), assuming that a business combination is not consummated during that time. Over this time period, we will use these funds for identifying and evaluating prospective business combination candidates; performing due diligence of prospective target businesses; traveling to and from the offices, plants, or similar locations of prospective target businesses; reviewing corporate documents and material agreements of prospective target businesses; and, selecting the target business to consummate our initial business combination with as well as the structuring, negotiation and consummation of the business combination. We anticipate that we will incur approximately:

●	$140,000 of legal, accounting and other expenses attendant to the structuring and negotiation of a business combination;

●	$50,000 of third party expenses related to the search for target businesses and the due diligence investigation, structuring and negotiation of our initial business combination;

●	$50,000 of legal and accounting fees related to SEC reporting obligations;

●	$150,000 for the payment of the administrative fee to our Sponsor ($10,000 per month for 15 months), subject to deferral as described herein; and

●	$55,000 as working capital and reserves (including finders’ fees, consulting fees or other similar compensation, potential deposits, down payments in connection with our initial business combination and liquidation obligations and reserves, if any).

If our estimates of the costs of undertaking due diligence and negotiating our initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination; provided, however, that our insiders may, but are not obligated to, lend us funds as needed. Following our initial business combination, if our available cash is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

In connection with this initial public offering, our Sponsor will purchase 222,000 private placement units for an aggregate purchase price of $2,220,000 (or 235,500 units for an aggregate purchase price of $2,355,000 if the over-allotment option is exercised in full).

On October 16, 2023, in exchange for an aggregate purchase price of $25,000, our Sponsor purchased 17,250,000 shares of common stock, $0.0001 per share (225,000 of which are subject to forfeiture) which were converted to 1,725,000 Class B ordinary shares pursuant to the First Amendment to the Subscription Agreement entered into between the Company and the Sponsor on November 13, 2023.

We do not believe that we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, in order to finance transaction costs in connection with an intended initial business combination, our insiders or their affiliates may, but are not obligated to, loan us funds as may be required. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but none of the proceeds held in our trust account would be used for such repayment. Such loans would be evidenced by promissory notes. The notes would either be paid upon consummation of our initial business combination, without interest, or prior thereto, subject to available funds. If we do not complete an initial business combination, any other outstanding loans from our insiders or their affiliates will be repaid only from that capital held that is not held in our trust account, if any.

Controls and Procedures

We are not currently required to maintain an effective system of internal control as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending November 30, 2023. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer an emerging growth company as defined in the JOBS Act would we be required to comply with the independent registered public accounting firm attestation requirements. Further, for as long as we remain an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the registered public accounting firm attestation requirement.

As of the date of this prospectus, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems of internal control. We expect to assess the internal control of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal control. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal control. Target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

●	staffing for financial, accounting, and external reporting areas, including segregation of duties;

●	reconciliation of accounts;

●	proper recording of expenses and liabilities in the period to which they relate;

●	evidence of internal review and approval of accounting transactions;

●	documentation of processes, assumptions, and conclusions underlying significant estimates; and

●	documentation of accounting policies and procedures.

Because it will take time, management involvement, and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

When required by Section 404 and once our management’s report on internal control is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report. This independent registered public accounting firm may identify additional issues concerning a target business’s internal control while performing its audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private shares held in the trust account will be invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of November 30, 2023, we did not have any off-balance sheet arrangements as defined in Item 303(b) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions, we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

General

We are a blank check company incorporated on September 28, 2023 as a Cayman Islands exempted company. We were formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region. We do not have any specific business combination under consideration, and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

Background and Competitive Advantage

We will seek to leverage our management team’s network of relationships with corporate executives, private equity, venture and growth capital funds, investment banking firms, consultants, family offices, and large corporations in order to source, acquire, and support the operations of the business combination target. We believe our team’s extensive and applicable experience investing in and operating global businesses will make us a preferred partner for, and allow us to source, high-quality combination targets. Our efforts to identify a prospective target business will not be limited to a particular geographic region or industry.

Our team consists of experienced professionals and senior operating executives who bring a unique background and skillset. We believe that we will be able to leverage the following competitive strengths in identifying, structuring, and consummating a business combination:

●	An extensive network across several industries in global markets; which include longstanding relationships with leading executives, investors, entrepreneurs, and investment bankers and thus will provide us with access to proprietary investment opportunities and strong deal flow in our target sectors;

●	Structuring and execution capabilities; through their respective careers, our team has extensive experience in identifying, evaluating and executing investments in companies at various stages of their life cycle. We believe that the combined and complementary expertise of our team will allow us to structure and execute a competitive transaction;

●	Globally cross-border deal experience; cross-border transactions require industry and local regulatory knowledge, rigorous due diligence and structuring creativity. Our team has significant transaction experience completing large-scale domestic and cross-border transactions, involving acquirers and targets located across the U.S. and the global area.

Our Board of Directors and Management

We believe that our management team’s extensive relationships within different industries will enable us to identify business combination opportunities with significant potential upside. We expect that our management team’s combined experience, when paired with our ability to perform under varying economic environments, will be a differentiating factor that is highly attractive to potential target companies.

Our Business Strategy and Acquisition Criteria

We intend to focus our efforts on identifying and completing our initial business combination with a company in the sector that aligns with our team’s experiences, expertise and network of relationships. Our business strategy is focused on potential acquisition targets that exhibit compelling long-term growth potential and highly defensible market positions. We believe this will allow us to generate a truly differentiated pipeline of acquisition opportunities and lead to executing a business combination with an attractive target company more quickly, efficiently, and under better terms than our competitors.

We have identified the following general criteria and guidelines as we evaluate prospective target companies.

●	Large underpenetrated markets with favorable industry dynamics. We intend to actively look for suitable investment opportunities with an enterprise value of approximately $180 million - $1 billion. We will prioritize targets that are already benefiting from or capitalizing on trends found within their respective sectors.

●	Strong management team. The strength of the management team will be an important component in our review process. We will seek to partner with a visionary, experienced and professional management team that can drive growth, strategic decision making and long-term value creation.

●	Defensible market position with sustainable competitive advantage. We intend to favor targets that have a strong competitive advantage or are category leaders in their respective verticals. We will target companies that have strong intellectual property, technology, or brand equity within their respective sectors and that can be further monetized on a global basis.

●	Operating on a global basis. We will seek targets that have already established a strong operating history globally, but which possess a competitive edge to expand into new geographic regions where similar needs exist.

●	Benefit from being a public company. We intend to only acquire businesses that would benefit from being publicly traded in the United States, including access to broader sources of capital and expanded market awareness. This improved access to capital could allow the targets to accelerate growth, pursue new projects, retain and hire employees, and expand into new geographies or businesses.

These criteria are not intended to be exhaustive. While we intend to use these criteria in evaluating the attractiveness of potential business combination opportunities, we may ultimately decide to enter into an initial business combination with a target business that does not meet these criteria. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria and guidelines in shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as the review of financial and other information which will be made available to us. We will also utilize our operational and capital allocation experience. Our acquisition criteria, due diligence processes, and value creation methods are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors, and criteria that our management may deem relevant.

Effecting Our Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private units, the founder shares, debt, or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering and the sale of private units are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various U.S. Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We Have Not Identified a Target Business

To date, we have not selected any target business. None of our insiders and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, share exchange, asset acquisition, or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible business combination with us.

Subject to the limitations that a target business have a fair market value of at least 80% of the balance in the trust account (excluding any deferred underwriting discounts and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings which will not commence until after the completion of this offering. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their respective affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee, or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our existing insiders, special advisors or any entity with which they are affiliated, be paid any finder’s fee, consulting fee, or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction). If we decide to enter into a business combination with a target business that is affiliated with our insiders, we will do so only if we have obtained an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view. However, as of the date of this prospectus, there is no affiliated entity that we consider a business combination target.

In addition, as more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. All of our officers, and directors currently have certain relevant pre-existing fiduciary duties or contractual obligations.

Fair Market Value of Target Business

Pursuant to the rules of the Nasdaq Stock Market, our initial business combination must occur with one or more target businesses having an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriter’s fees and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination, which we refer to as the 80% test. Therefore, the fair market value of the target business will be calculated prior to any conversions of our shares in connection with a business combination and therefore will be a minimum of $46.80 Million (or $53.82 Million if the over-allotment option is exercised in full) in order to satisfy the 80% test. While the fair market value of the target business must satisfy the 80% test, the consideration we pay the owners of the target business may be a combination of cash (whether cash from the trust account or cash from a debt or equity financing transaction that closes concurrently with the business combination) or our equity securities. The exact nature and amount of consideration would be determined based on negotiations with the target business, although we will attempt to primarily use our equity as transaction consideration. If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm with respect to the satisfaction of such criteria. We will also obtain a fairness opinion from an independent investment banking firm before consummating a business combination with an entity affiliated with any of our officers, directors or insiders. If we are no longer listed on Nasdaq, we will not be required to satisfy the 80% test and may hold a shareholder vote to remove this requirement from our Post-offering Memorandum and Articles.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company own less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns 50% or more of the outstanding voting securities of the target or otherwise owns a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding shares of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test.

Alternative structures to comply with regulations in certain industries within an international context.

We have not selected any target business for our search for our initial business combination nor have we affirmatively identified a target jurisdiction, and we are, therefore, presently unable to determine the future legal form of the target business acquisition and resulting enterprise.

Shareholder Approval of Business Combination

In connection with any proposed business combination, we will either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which public shareholders (but not our insiders, officers or directors) may seek to redeem their Class A ordinary shares, regardless of whether they vote for or against, or abstain from voting on, the proposed business combination, into a portion of the aggregate amount then on deposit in the trust account, or (2) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and therefore avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, in each case subject to the limitations described herein. If we determine to engage in a tender offer, such tender offer will be structured so that each shareholder may tender all of his, her, or its shares rather than some pro rata portion of his, her, or its shares. The decision as to whether we will seek shareholder approval of a proposed business combination or whether we will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. We anticipate that our business combination could be completed by way of a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar transaction. If we decide to allow shareholders to sell their shares to us in a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation and, if we seek shareholder approval, we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company.

We will have up to 15 months from the consummation of this offering to consummate an initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 15 months, we may, by resolution of our board if requested by our Sponsor, extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of 18 or 21 months to complete a business combination), subject to the Sponsor depositing additional funds into the trust account as set out below. Our shareholders will not be entitled to vote or redeem their shares in connection with any such extension. However, our shareholders will be entitled to vote and redeem their shares in connection with a general meeting held to approve an initial business combination or in a tender offer undertaken in connection with an initial business combination if we propose such a business combination during any three-month extension period. Pursuant to the terms of our memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order for the time available for us to consummate our initial business combination to be extended, our Sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account $600,000, or $690,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per unit in either case, up to an aggregate of $1,200,000 or $1,380,000 if the underwriters’ over-allotment option is exercised in full) on or prior to the date of the applicable deadline, for each three month extension. In the event that we receive notice from our Sponsor five days prior to the applicable deadline of its wish for us to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Our Sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. If we are unable to consummate an initial business combination within such time period, we will redeem 100% of our issued and outstanding public shares for a pro rata portion of the funds held in the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and as further described herein, and then seek to liquidate and dissolve. We expect the pro rata redemption price to be approximately $10.05 per Class A ordinary share (regardless of whether or not the underwriters exercise their over-allotment option), without taking into account any interest earned on such funds. However, we cannot assure you that we will in fact be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders.

Redemption Rights

At any meeting called to approve an initial business combination, any public shareholder, whether voting for or against such proposed business combination, will be entitled to demand that its Class A ordinary shares be redeemed for a full pro-rata portion of the amount then in the trust account (initially $10.05 per Class A ordinary share), plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes. Alternatively, we may provide our public shareholders with the opportunity to sell their ordinary shares to us through a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, net of taxes payable.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or hers or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking conversion rights with respect to 15% or more of the shares of ordinary shares sold in this offering. Such a public shareholder would still be entitled to vote against a proposed business combination with respect to all Class A ordinary shares owned by him or her, or his or her affiliates. We believe this restriction will prevent shareholders from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their shares at a significant premium to the then current market price. By not allowing a shareholder to redeem more than 15% of the Class A ordinary shares sold in this offering, we believe we have limited the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholders.

None of our insiders will have the right to receive cash from the trust account in connection with a shareholder vote to approve a proposed initial business combination or a vote to amend the provisions of our Post-offering Memorandum and Articles relating to shareholders’ rights or pre-business combination activity with respect to any ordinary shares owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket.

Liquidation if No Business Combination

If we do not consummate an initial business combination within 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and less up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. At such time, the rights will expire and holders of the rights will receive nothing upon a liquidation with respect to such rights, and the rights will be worthless.

We will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. The underwriters in this offering will execute such a waiver agreement. As a result, the claims that could be made against us will be limited, thereby decreasing the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public shareholders. Nevertheless, there is no guarantee that vendors, service providers, and prospective target businesses will execute such agreements. In the event that a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refuses to execute a waiver would be the engagement of a third-party consultant who cannot sign such an agreement due to regulatory restrictions, such as our auditors who are unable to sign due to conflicts-of-interest requirements, or whose particular expertise or skills are believed by management to be superior to those of other consultants who would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. There is also no guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. Our insiders will agree that they will be jointly and severally liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to less than $10.05 per public share, except as to any claims by a third party that executed a valid and enforceable agreement with us waiving any right, title, interest, or claim of any kind it may have in or to any monies held in the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Our insiders may not be able to satisfy their indemnification obligations, as we have not required our insiders to retain any assets to provide for their indemnification obligations, nor have we taken any further steps to ensure that they will be able to satisfy any indemnification obligations that arise. Moreover, our insiders will not be liable to our public shareholders and instead will only have liability to us. As a result, if we liquidate, the per-share distribution from the trust account could be less than approximately $10.05 due to claims or potential claims of creditors. We will distribute to all of our public shareholders, in proportion to their respective equity interests, an aggregate sum equal to the amount then held in the trust account, inclusive of any interest not previously released to us, (subject to our obligations under Cayman Islands law to provide for claims of creditors as described below).

If we are unable to consummate an initial business combination and are forced to redeem 100% of our outstanding public shares for a portion of the funds held in the trust account, we anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate the redemption of our public shares. Our insiders have waived their rights to participate in any redemption with respect to their founder shares. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our insiders have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $100,000) and have agreed not to seek repayment of such expenses. Each holder of public shares will receive a full pro rata portion of the amount then in the trust account, plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of public shareholders.

Our public shareholders shall be entitled to receive funds from the trust account only in the event of our failure to complete our initial business combination in the required time period or if the shareholders seek to have us redeem their respective Class A ordinary shares upon a business combination which is actually completed by us. In no other circumstances shall a shareholder have any right or interest of any kind to or in the trust account.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per Class A ordinary share redemption or conversion amount received by public shareholders may be less than $10.05.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor-creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. In addition, our board of directors may be deemed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

Post-Offering Memorandum and Articles of Association

Our Post-offering Memorandum and Articles to be adopted with effect from the effectiveness of this prospectus will contain certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. If we hold a shareholder vote to amend any provisions of our Post-offering Memorandum and Articles relating to shareholder’s rights or pre-business combination activity (including the substance or timing within which we have to complete a business combination), we will provide our public shareholders with the opportunity to redeem their shares of Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, in connection with any such vote. Our insiders have agreed to waive any conversion rights with respect to any insider shares, private shares and any public shares they may hold in connection with any vote to amend our Post-offering Memorandum and Articles. Specifically, our Post-offering Memorandum and Articles provides, among other things, that:

●	prior to the consummation of our initial business combination, we shall either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which public shareholders may seek to convert their Class A ordinary shares, regardless of whether they vote for or against, or abstain from voting on, the proposed business combination, into a portion of the aggregate amount then on deposit in the trust account, net of taxes payable, or (2) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, net of taxes payable, in each case subject to the limitations described herein;

●	we will consummate our initial business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the business combination;

●	if our initial business combination is not consummated within 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable), then our existence will terminate and we will distribute all amounts in the trust account to all of our public holders of Class A ordinary shares;

●	upon the consummation of this offering, $60,300,000, or $10.05 per publicly offered unit ($69,345,000, if the underwriter’s over-allotment option is exercised in full), shall be placed into the trust account;

●	we may not consummate any other business combination, merger, shares exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination; and

●	prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination.

Potential Revisions to Agreements with Insiders

Each of our insiders has entered into one or more letter agreements with us pursuant to which each of them has agreed to do certain things relating to us and our activities prior to an initial business combination. We could seek to amend these letter agreements without the approval of shareholders, although we have no intention to do so. In particular:

●	Restrictions relating to our insiders being required to vote in favor of a business combination (if permitted by law or regulation) or against any amendments to our organizational documents could be amended;

●	The requirement of members of the management team to remain our officer or director until the closing of a business combination could be amended to allow persons to resign from their positions with us if, for example, the current management team has difficulty locating a target business and another management team has a potential target business;

●	The restrictions on transfer of our securities could be amended; and

●	Beyond shareholdings and any agreements negotiated with the post-combination entity, the obligation of insiders to forego compensation in connection with a business combination could be modified in order to allow them to receive such compensation.

We may not be required to provide shareholders with the opportunity to redeem their shares in connection with changes to agreements with our insiders. Such changes could result in:

●	Our insiders being able to vote against a business combination or in favor of changes to our organizational documents;

●	Our operations being controlled by a new management team that may differ from those with whom our shareholders previously chose to invest;

●	Our insiders receiving compensation in connection with a business combination; and

●	Our insiders closing a transaction with one of their affiliates without receiving an independent valuation of such business.

We will not agree to any such changes unless we believe that such changes are in the best interests of our shareholders (for example, if we believe a modification is necessary to complete a business combination). Each of our officers and directors has fiduciary obligations to us requiring that he acts in our best interests and the best interests of our shareholders.

Competition

In identifying, evaluating, and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human, and other resources than us, and our financial resources will be relatively limited as compared with those of many of these competitors. While we believe there may be numerous potential target businesses with which we could complete an initial business combination with the net proceeds of this offering, our ability to compete in completing a business combination with certain sizable target businesses may be limited by our available financial resources.

The following also may not be viewed favorably by certain target businesses:

●	our obligation to seek shareholder approval of our initial business combination or engage in a tender offer may delay the completion of a transaction;

●	our obligation to redeem Class A ordinary shares held by our public shareholders may reduce the resources available to us for our initial business combination;

●	our obligation to pay the deferred underwriting commission to the underwriters upon consummation of our initial business combination;

●	our obligation to either repay working capital loans that may be made to us by our insiders or their affiliates;

●	our obligation to register the resale of the founder shares, as well as the private units (and underlying securities) and any shares issued to our insiders or their affiliates upon conversion of working capital loans, if we and they agree to do so; and

●	the impact on the target business’s assets as a result of unknown liabilities under the securities laws or otherwise depending on developments involving us prior to the consummation of a business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately held entities having a similar business objective as ours in connection with an initial business combination with a target business with significant growth potential on favorable terms.

If we succeed in effecting our initial business combination, there will be, in all likelihood, intense competition from competitors of the target business. Subsequent to our initial business combination, we may not have the resources or ability to compete effectively.

Facilities

We currently maintain our principal executive offices at 4125 Blackhawk Plaza Circle, Suite 166 Danville, CA 94506. The cost for the space is included in our Administrative Services Agreement entered into on December 4, 2023 between us and our Sponsor, commencing on the effective date of the registration statement of the initial public offering through the later of the Company’s consummation of a business combination or 21 months from such effective date. Pursuant to the Administrative Services Agreement we will pay our Sponsor a monthly fee of $10,000 per month for office space and administrative and support services. We consider our current office space, combined with the other office space otherwise available to our executive officers, to be adequate for our current operations.

Employees

We have one executive officer. This individual is not obligated to devote any specific number of hours to our matters and intend to devote only as much time as he deems necessary to our affairs. The amount of time he will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once a suitable target business has been identified, management will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than had been spent prior to locating a suitable target business. We do not intend to have any full-time employees prior to the consummation of our initial business combination.

Periodic Reporting and Audited Financial Statements

We will register our units and ordinary shares under the Securities Act and have reporting obligations under the Exchange Act, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements prepared and audited by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of any proxy solicitation materials or tender offer documents sent to shareholders to assist them in assessing the target business. These financial statements will need to be prepared in accordance with or reconciled to United States GAAP or IFRS as issued by the IASB. A particular target business identified by us as a potential business combination candidate may not have the necessary financial statements. To the extent that this requirement cannot be met, we may not be able to consummate our initial business combination with the proposed target business.

We may be required by the Sarbanes-Oxley Act to have our internal control over financial reporting audited for the year ending December 31, 2023. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of their internal control over financial reporting. The development of the internal control over financial reporting of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such initial business combination.

Legal Proceedings

There is no material litigation, arbitration, governmental proceeding, or any other legal proceeding currently pending or known to be contemplated against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 10 years preceding the date of this prospectus.

Comparison to Offerings of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts, and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of the Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$60,300,000 of the net proceeds attributable to the publicly offered units and the privately offered units will be deposited into a United States-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$52,263,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$60,300,000 of net offering proceeds and proceeds from the sale of the private units held in the trust account will be invested only in U.S. government treasury bills, bonds or notes with a maturity of 185 days or less or in money market funds meeting the applicable conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriter’s fees and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The shares may commence trading on or promptly after the date of this prospectus, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering. The distributable right will be distributed upon successful completion of our initial business combination.	No trading of the units or the underlying Class A ordinary shares would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of the Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will either (i) give our shareholders the opportunity to vote on the business combination or (ii) provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes. If we hold a meeting to approve a proposed business combination, we will send each shareholder a proxy statement containing information required by the SEC. Alternatively, if we do not hold a meeting and instead conduct a tender offer, we will conduct such tender offer in accordance with the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as we would have included in a proxy statement. Under Cayman Islands law and our memorandum and articles of association, we must provide at least 10 days’ advance notice of any meeting of shareholders. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether to exercise their rights to redeem their shares for cash or to remain an investor in our company.	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide whether to remain a shareholder of the company or to require the return of its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds held in the trust account must be returned to all of the investors.

Business combination deadline

Pursuant to our Post-offering Memorandum and Articles, if we are unable to consummate our initial business combination within 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and less up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

If an acquisition has not been completed within 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable), funds held in the trust or escrow account are returned to investors.

	Terms of the Offering	Terms Under a Rule 419 Offering
Interest earned on the funds in the trust account	There can be released to us, from time to time, any interest earned on the funds in the trust account that we may need to pay our tax obligations.	Interest on funds in the trust account would be held for the sole benefit of investors, unless and only after the funds held in trust were released to us in connection with our consummation of an initial business combination.

Release of funds	Except for interest earned on the funds in the trust account that may be released to us to pay our tax obligations the proceeds held in the trust account will not be released until the earlier of the consummation of our initial business combination and our liquidation upon failure to affect our initial business combination within the allotted time.	The proceeds held in the trust account are not released until the earlier of the consummation of a business combination or the failure to effect a business combination within the allotted time.

Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and if We Fail to Complete Our Initial Business Combination.

The following table compares the redemptions and other permitted purchases of the Class A ordinary shares issued in this offering that may take place in connection with the consummation of our initial business combination and if we do not complete our initial business combination within the allotted period of time.

	Redemptions in Connection with Our Initial Business Combination	Other Permitted Purchases of Class A Ordinary Shares Issued in This Offering by Us or Our Affiliates	Redemptions if We Fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination (which is initially anticipated to be $10.05 per Class A ordinary share issued in this offering, although could be less), including interest earned on the funds held in the trust account and not previously released to us to pay our taxes and other permissible expenses, divided by the number of then outstanding Class A ordinary shares issued in this offering.	If we seek shareholder approval of our initial business combination, our Sponsor, directors, officers, advisors, or their affiliates may purchase shares in privately negotiated transactions or in the open market prior to or following completion of our initial business combination. There is no limit to the prices that our Sponsor, directors, officers, advisors or their affiliates may pay in these transactions.	If we are unable to complete our business combination within 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable), we will redeem all Class A ordinary shares issued in this offering at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.05 per Class A ordinary share, although could be less), including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then Class A outstanding ordinary shares issued in this offering.

Impact to remaining shareholders	The redemptions in connection with our initial business combination will reduce the book value per Class A ordinary share for our remaining shareholders, who will bear the burden of the deferred underwriting discounts and taxes payable.	If the permitted purchases described above are made there would be no impact to our remaining shareholders because the purchase price would not be paid by us.	The redemption of the Class A ordinary shares issued in this offering if we fail to complete our business combination will reduce the book value per Class A ordinary share for the shares held by our Sponsor, who will be our only remaining shareholders after such redemptions.

Management

Directors and Executive Officers

Our current executive officers and directors are as follows:

Name	Age	Position
Kent Louis Kaufman	66	Chairman, Chief Executive Officer, Chief Financial Officer, and Director
Brandon Miller	61	Independent Director Nominee
Daniel M. McCabe	74	Independent Director Nominee
Terry W. Protto	75	Independent Director Nominee

Below is a summary of the business experience of each our executive officers and directors.

Kent Louis Kaufman has been serving as our Chief Executive Officer and director since November 21, 2023, and has been serving as our Chairman and Chief Financial Officer since December 4, 2023. Mr. Kaufman has over 30 years of experience in executive roles, management consulting, and executive coaching. He currently serves as the CEO of the Growth and Leadership Center Inc, a role he has held since 2004. Since March 2020, Mr. Kaufman has been serving as a managing partner at BEEC Capital, a management and consulting company. He has also been a frequently utilized leadership consultant for Korn Ferry International, a recruiting and human resources consulting company, since 2006. Mr. Kaufman has worked with companies and executives at all levels, including CEOs, Boards of Directors, vice presidents, and directors. Throughout his career, he has consulted for companies including NVIDIA, Amazon, Google, Intel, Hewlett Packard, Chevron, Abbot Labs, Medtronic, Network Appliance, Barclays, Black Rock, Bank of New York Mellon, Cisco, Northrop Grumman, and Apple. From 1991 until 1996, Mr. Kaufman was one of the key leaders who took start-up StorMedia public in an IPO, where he served as the Director of Product Development. From 1979 until 1991, Mr. Kaufman began his management career at IBM, where he worked as a Materials Scientist and received the prestigious Outstanding Innovation Award from IBM. Mr. Kaufman received his Bachelor of Science from the University of Washington and his Master of Science from Stanford University.

We believe that Mr. Kaufman is qualified to serve as a member of our board of directors due to his comparable experience and background in executive management positions, where he routinely engaged in and fulfilled financial oversight responsibilities, which has resulted in his financial sophistication.

Brandon Miller will become one of our independent directors upon the effectiveness of the registration statement of which this prospectus forms a part. He has been serving as a member of the board of directors of Yotta Acquisition Corporation (Nasdaq: YOTA) since April 2022 and Quetta Acquisition Corporation (Nasdaq: QETA) since August 2023. Mr. Miller has been the managing partner at Aspect Property Management LLC, a property management company in Connecticut, since January 2015. Before joining Aspect Property Management LLC, Mr. Miller spent a decade in the consulting industry at Matté & Company, a private and public sector consulting company from January 2005 to January 2015, where he offered executive recruiting, strategic planning, leadership, and corporate consulting services. Mr. Miller was a corporate controller at Corporate Dining Solutions, a corporate catering company, from 2003 to 2005. Mr. Miller is presently a certified manager of community associations (“CMCA”) and an association management specialist (“AMS”). Mr. Miller received his bachelor’s degree in finance from the University of Bridgeport in 1986 and studied mechanical engineering at North Carolina State University from 1980 to 1983.

We believe that Mr. Miller is qualified to serve as a member of our board of directors due to his extensive experience in the real estate and business consulting industries.

Daniel M. McCabe will become one of our independent directors upon the effectiveness of the registration statement of which this prospectus forms a part. He has been serving as a member of the board of directors of Yotta Acquisition Corporation (Nasdaq: YOTA) since April 2022 and Quetta Acquisition Corporation (Nasdaq: QETA) since August 2023. Mr. McCabe has been admitted to practice before the Courts of the State of Connecticut since 1974. Mr. McCabe’s legal career began as an assistant clerk of the Superior Court at Stamford from 1974 to 1976, and since then he has had his own legal practice, Daniel McCabe LLC, a general practice law firm in Connecticut founded in 1982. His work includes rendering legal advice to individuals and business entities concerning commercial transactions, business organizations, and complex litigation. Mr. McCabe is also an Adjunct Professor of Business Law at Sacred Heart University. Mr. McCabe previously was the Chairman of the Stamford Housing Authority, Co-chair of the Stamford Reapportionment Committee, Member of the Board of Parole for the State of Connecticut, Chairman of the Republican Town Committee of the City of Stamford and Counsel for the Stamford Water Pollution Control Authority. He also served as Corporation Counsel for the City of Stamford where he held the position of chief legal counsel and advisor to Mayor Stanley Esposito of the City of Stamford. Mr. McCabe obtained his Juris Doctor degree from St. John’s University Law School in 1974.

We believe that Mr. McCabe is qualified to serve as a member of our board of directors due to his legal experience.

Terry W. Protto will become one of our independent directors upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Protto has been a leader during his life and career in various organizations. He had a scholarship, which led to a commission in the US Army, and he quickly rose to the rank of Lt. Colonel. After his graduate school education, Mr. Protto was recruited by Macy’s, the nation’s largest retail department store firm, in 1993 and rose through the executive ranks to Vice Chairman-Operations and Finance, a position he held from 1999 until 2005. He left the Fortune 500 world in 2005 to become President of Mail Order and Retail, a privately held firm in Portland, Oregon where he served from January 2005 to November 2016. Mr. Protto opened 52 retail stores and grew the mail order business to $250M, then sold it to a public firm listed on NASDAQ in March 2020. He then formed an international management consulting business in March 2005, named www.tempCEO.com and focused on strategic services of Optimization to Asset Production, bringing Fortune 500 company business experience to small and medium business enterprises in the USA and Southeast Asia. In October 2005, Mr. Protto was awarded Global Entrepreneur for INC Magazine for his leadership in introducing Oregon and Washington State wine products into the South Asia market. From April 2016 until May 2019, Mr. Protto was a founding member of Alpine 4 Holdings, Inc. (ALPP: NASDAQ), serving as CEO/President of Alpine 4 Holdings, Inc. ALPP focuses on electronics, drones, USA government, lithium batteries, mapping software and metal fabricating. Mr. Protto played NCAA Division 1 golf, and he received his business and law degrees from Whitworth University and Gonzaga University, respectively.

We believe that Mr. Protto is qualified to serve as a member of our board of directors due to his experience in business management.

Number and Terms of Office of Officers and Directors

Our board of directors will consist of four directors upon the effectiveness of the registration statement of which this prospectus forms a part, three of whom are deemed to be “independent” under SEC and Nasdaq rules. We may not hold an annual meeting of shareholders until after we consummate our initial business combination. Our board of directors will be divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a three-year term.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our Post-offering Memorandum and Articles as it deems appropriate. Our Post-offering Memorandum and Articles provide that our officers may consist of one or more Chairman of the Board, one or more Chief Executive Officers, a President, a Chief Financial Officer, Vice Presidents, Secretary, Treasurer, Assistant Secretary, and such other officers as may be determined by the board of directors.

Executive Compensation

None of our officers or directors have received or, prior to our initial business combination, will receive any cash compensation for services rendered to us. No compensation or fees of any kind, including finder’s fees, consulting fees, and other similar fees, will be paid to our insiders or any of the members of our management team for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence of suitable target businesses and business combinations, as well as traveling to and from the offices, plants, or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. These interests reward our Sponsor who is also an executive manager, as well as other holders of the Founder Shares, upon the successful consummation of the initial public offering, and, subsequently, the completion of the initial business combination. Meanwhile the failure to consummate an initial business combination would result in significant financial loss for our Sponsor and other holders of the Founder Shares.

After our initial business combination, members of our management team who remain with us may be paid consulting, management, or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders. It is unlikely that the amount of such compensation will be known at the time of a shareholder meeting held to consider our initial business combination because the directors of the post-combination business will determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

Director Independence

Nasdaq listing standards require that within one year of the listing of our securities on the Nasdaq Global Market we have at least a majority of independent directors and that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors determined that Mr. McCabe, Mr. Miller, and Mr. Protto each qualify as an “independent director” as defined in the Nasdaq listing standards and applicable SEC rules.

We will only enter into a business combination if it is approved by a majority of our directors. Additionally, we will only enter into transactions with our officers and directors and their respective affiliates that are on terms no less favorable to us than could be obtained from independent parties. Any related-party transactions must be approved by our audit committee and a majority of independent directors.

Committees of the Board of Directors

Our board of directors will have two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of NASDAQ and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of NASDAQ require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

Prior to the consummation of this offering, we will establish an audit committee of the board of directors, which will consist of the independent directors. Mr. Brandon Miller will serve as chairperson of the audit committee. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Brandon Miller qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

Prior to the consummation of this offering, we will establish a compensation committee of the board of directors consisting of the independent directors. Mr. Daniel M. McCabe will serve as chairman of the compensation committee. We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance within the context of such goals and objectives, and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and approving the compensation of all of our other executive officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments, and other special compensation and benefit arrangements for our executive officers and employees;

●	producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel, or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by law or NASDAQ rules.

The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at a future annual meeting of shareholders (or, if applicable, a special meeting of shareholders). Our shareholders that wish to nominate a director for election to the Board should follow the procedures set forth in our memorandum and articles of association.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers education, professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Compensation Committee Interlocks and Insider Participation

We may not have a compensation committee in place prior to the completion of our initial business combination. Any executive compensation matters that arise prior to the time we have a compensation committee in place will be determined by our independent directors. None of our directors who currently serve as members of our compensation committee is, or has at any time in the past been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee of any other entity that has one or more executive officers serving on our board of directors. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors of any other entity that has one or more executive officers serving on our compensation committee.

Code of Ethics

Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors, and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Investors should be aware of the following potential conflicts of interest.

●	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

●	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our directors and officers may continue to be involved in the formation of other special purpose acquisition companies in the future. Thus, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

●	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

●	Unless we consummate our initial business combination, our officers, directors, and other insiders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account.

●	The founder shares beneficially owned by our officers and directors will be released from trust only if our initial business combination is successfully completed. Additionally, if we are unable to complete an initial business combination within the required time frame, our officers and directors will not be entitled to receive any amounts held in the trust account with respect to any of their founder shares or private units. Furthermore, our Sponsor, Black Hawk Management LLC, agreed that the private units will not be sold or transferred by it until we have completed our initial business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is an appropriate business with which to affect our initial business combination.

In general, officers and directors of a company incorporated under the laws of the Cayman Islands are required to present business opportunities to a company if:

●	the corporation could financially undertake the opportunity;

●	the opportunity is within the corporation’s line of business; and

●	it would not be fair to the corporation and its shareholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our Post-offering Memorandum and Articles provides that, to the maximum extent permitted by applicable law, our officers or directors shall have no duty, except to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as our company. In order to minimize potential conflicts of interest which may arise from multiple affiliations, our officers and directors (other than our independent directors) have agreed to present to us for our consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of: (1) our consummation of an initial business combination and (2) up to 21 months from the date of this prospectus (or any other applicable deadline as described in this prospectus). This agreement is, however, subject to any pre-existing fiduciary and contractual obligations such officer or director may from time to time have to another entity. Accordingly, if any of them becomes aware of a business combination opportunity which is suitable for an entity to which he has pre-existing fiduciary or contractual obligations, he will honor his fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that the pre-existing fiduciary duties or contractual obligations of our officers and directors will materially undermine our ability to complete our business combination because in most cases the affiliated companies are closely held entities controlled by the officer or director or the nature of the affiliated company’s business is such that it is unlikely that a conflict will arise.

The following table summarizes the current material pre-existing fiduciary or contractual obligations of our officers, and directors:

Name of Individual	Name of Affiliated Company	Entity’s Business	Affiliation
Kent Louis Kaufman	Growth and Leadership Center Korn Ferry International BEEC Capital LLC San Jose State University Foundation	Leadership Consulting Recruiting and HR Consulting Management and Consulting Higher Education	CEO Executive Coach Managing Director Industry Affiliate

Name of Individual	Name of Affiliated Company	Entity’s Business	Affiliation
Brandon Miller	Aspect Property Management LLC Yotta Acquisition Corporation Quetta Acquisition Corporation	Real Estate Special Purpose Acquisition Company Special Purpose Acquisition Company	Partner Independent Director and Audit Committee Chair Independent Director and Audit Committee Chair

Daniel M. McCabe	Daniel M. McCabe, LLC 1200 Summer Street Association Yotta Acquisition Corporation Quetta Acquisition Corporation	Law Firm Real Estate Special Purpose Acquisition Company Special Purpose Acquisition Company	Partner Managing Partner Independent Director and Compensation Committee Chair Independent Director and Compensation Committee Chair

Terry W. Protto	www.tempCEO.com	Business Consulting Services	Director

Our insiders, including our officers and directors, have agreed to vote any ordinary shares held by them in favor of our initial business combination, if permitted by law or regulation. In addition, they have agreed to waive their respective rights to receive any amounts held in the trust account with respect to their founder shares and private units if we do not complete our initial business combination within the required time frame. If they purchase Class A ordinary shares in this offering or in the open market, however, they would be entitled to receive their pro rata share of the amounts held in the trust account if we are unable to complete our initial business combination within the required time frame, but have agreed not to redeem such shares in connection with the consummation of our initial business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will therefore comply with Cayman Islands law.

Limitation on Liability and Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our Post-offering Memorandum and Articles provides for indemnification of our officers and directors to the maximum extent permitted by law, (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. We entered into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our Post-offering Memorandum and Articles. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

We believe that these provisions, the insurance, and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Principal shareholders

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus and upon completion of the sale of our ordinary shares included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

●	each of our officers, and directors; and

●	all of our officers, and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have voting and investment power with respect to all ordinary shares beneficially owned by them.

On October 16, 2023, our Sponsor purchased 17,250,000 of common stock, $0.0001 per share, the founder shares, for an aggregate purchase price of $25,000, or approximately $0.0145 per share. On November 13, 2023, the Company and the Sponsor entered into the First Amendment to the Subscription Agreement, pursuant to which the 17,250,000 shares of common stock were converted to 1,725,000 Class B ordinary shares. The following table presents the number and percentage of our Class B ordinary shares owned by our initial shareholders before and after this offering. The post-offering numbers and percentages presented assume that the underwriters do not exercise their over-allotment option, that our Sponsor forfeits an aggregate of 225,000 Class B ordinary shares and that there are 7,782,000 ordinary shares, consisting of (i) 6,000,000 shares of our public Class A ordinary shares, (ii) 1,500,000 founder shares, (iii) 60,000 representative shares, and (iv) 222,000 Class A ordinary shares underlying the private placement units, issued and outstanding after this offering.

	Prior to Offering		After Offering
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Ordinary shares(2)	Approximate Percentage of Outstanding Shares of Ordinary shares	Amount and Nature of Beneficial Ownership of Ordinary shares(3)	Approximate Percentage of Outstanding Shares of Ordinary shares
Black Hawk Management LLC (our Sponsor)(4)(5)	1,725,000	100.00%	1,722,000	22.13%
Kent Louis Kaufman(5)	1,725,000	100.00%	1,722,000	22.13%
Brandon Miller	-	-	-	-
Daniel M. McCabe	-	-	-	-
Terry W. Protto	-	-	-	-
All officers and directors as a group (4 individuals)	1,725,000	100%	1,722,000	22.13%

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 4125 Blackhawk Plaza Circle, Suite 166, Danville, CA 94506.
(2)	These shares represent the founder shares held by our initial shareholders, an aggregate of 225,000 of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is not exercised in full or in part.
(3)	Assumes no exercise of the over-allotment option and, therefore, an aggregate of 225,000 Class B ordinary shares are forfeited, and the 222,000 private units to be purchased by our Sponsor simultaneously with the consummation of this Offering.
(4)	Mr. Kent Louis Kaufman has voting and dispositive power over the shares owned by Black Hawk Management LLC.
(5)	It includes the shares owned by Black Hawk Management LLC, a Delaware limited liability company, which is controlled by Mr. Kent Louis Kaufman, our Chairman, Chief Executive Officer, Chief Financial Officer and Director.

Immediately after the completion of the public sale of our Class A ordinary shares, our insiders will beneficially own ordinary shares in an amount representing approximately 22.13% of the then issued and outstanding shares of publicly offered ordinary shares.

Because of the ownership block held by our insiders, such individuals may be able to effectively exercise influence over all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

The Sponsor will purchase the private units for an aggregate purchase price of $2,220,000 (or $2,355,000 if the underwriter’s over-allotment option is exercised in full) from us. This purchase will occur by way of private placements contemporaneous to the consummation of this offering. The private units are identical to the public units sold in this offering. Additionally, the Sponsor has agreed not to transfer, assign, or sell any of the private units or underlying securities until at least 30 days following the consummation of our initial business combination. However, if after a business combination there is a transaction whereby all the outstanding shares are exchanged or redeemed for cash (as would be the case in a post-asset sale liquidation) or another issuer’s shares, then the founder shares or the private placement units (or any shares of ordinary shares thereunder) shall be permitted to participate. These private units and the founder shares are the principal source of the Sponsor’s ownership interest in us, with any additional interest not being forbidden so long as it is acquired by way of the purchase securities from the pool of the publicly offered securities described herein, or pursuant to any other, duly-approved, to-be-formed, future agreement among the Sponsor and the company. We are not permitted to use the proceeds placed in the trust account and the interests earned thereon to pay any excise taxes or any other similar fees or taxes in nature that may be imposed on the company pursuant to any current, pending or future rules or laws.

In order to meet our working capital needs following the consummation of this offering, our insiders may, but are not obligated to lend funds to us, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes may be repaid upon consummation of our initial business combination. If we do not complete a business combination, any outstanding loans from our insiders or their affiliates will be repaid only from amounts not held in our trust account, if any.

Our executive officers and directors are deemed to be our “promoters,” as that term is defined under the federal securities laws.

Certain Relationships and Related Party Transactions

On October 16, 2023, our Sponsor purchased 17,250,000 shares of common stock, $0.0001 per share, the founder shares, which were converted to 1,725,000 Class B ordinary shares pursuant to the First Amendment to the Subscription Agreement entered into between the Company and the Sponsor on November 13, 2023. If the underwriter does not exercise its over-allotment option, 225,000 Class B ordinary shares shall be forfeited. We refer to these shares throughout this prospectus as the “founder shares”. The number of founder shares issued was determined based on the expectation that the founder shares would represent approximately 20% of the outstanding shares after this offering (not including the shares to be issued to the underwriter upon the consummation of this offering or the shares underlying the private placement units and assuming they do not purchase any units in this offering).

If the underwriters determine that the size of the offering should be increased (including pursuant to Rule 462(b) under the Securities Act) or decreased, a share dividend or a contribution back to the Sponsor, as applicable, would be effectuated in order to maintain its pre-IPO ownership interest at 20% of our issued and outstanding shares after this offering (not including the shares to be issued to the underwriter upon the consummation of this offering or the shares underlying the private placement units and assuming it does not purchase any units in this offering). Our insiders may purchase from us at a price of $10.00 per unit the number of private units that is necessary to maintain in the trust account an amount equal to $10.05 per share sold to the public in this offering.

The Sponsor will purchase, pursuant to certain written purchase agreement with us, private units for a total purchase price of $2,220,000 or, in the case of full exercise of the over-allotment, $2,355,000. We refer to these securities throughout this prospectus as the private units. This purchase will occur by way of private placements to be conducted simultaneous to the consummation of this offering. The purchase price for the private units, including those that may be purchased if the over-allotment option is exercised, will be paid directly to the company. The private units are identical to the units sold in this offering except that they are not registered under the Securities Act. Additionally, the Sponsor has agreed not to transfer, assign, or sell any of the private units or the securities underlying such private units at least 30 days following the consummation of our business combination. However, if after a business combination there is a transaction whereby all the outstanding shares are exchanged or redeemed for cash (as would be the case in a post-asset sale liquidation) or another issuer’s shares, then the founder shares or the private placement units (or any shares of ordinary shares thereunder) shall be permitted to participate.

In order to meet our working capital needs following the consummation of this offering, our insiders may, but are not obligated to lend working capital funds to us, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes may be repaid upon consummation of our initial business combination. If we do not complete a business combination, any outstanding loans from our insiders or their affiliates, will be repaid only from amounts not held in our trust account, if any.

The holders of our founder shares issued and outstanding on the date of this prospectus, as well as the holders of the private units (and underlying securities) will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effectiveness of the registration statement of which this prospectus forms a part as provided for in certain letter agreement among us, the Sponsor, and the underwriter. The holders of the founder shares can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “tag-along” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

The Sponsor has agreed that, commencing on the effective date of the registration statement of which this prospectus forms a part through the later of the consummation of our initial business combination or 21 months from such effective date, it will make available to us certain general and administrative services, including office space, utilities, and administrative support, as we may require from time to time at $10,000 per month. No compensation or fees of any kind, including finder’s fees, consulting fees, or other similar compensation, will be paid to our insiders or any of the members of our management team, for services rendered to us prior to, or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing due diligence of suitable target businesses and business combinations as well as traveling to and from the offices, plants, or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account, such expenses would not be reimbursed to us unless we consummate an initial business combination.

After our initial business combination, members of our management team who remain with us may be paid consulting, board, management, or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of a shareholder meeting held to consider our initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

All ongoing and future transactions among us and any of our officers and/or directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our independent directors, who in either case may, at our expense, be provided with access to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our independent directors determines that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Prior to the consummation of this offering, we will adopt a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board). Related party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director, or nominee for election as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict-of-interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officers to annually complete a director’s and officer’s questionnaire that elicits information about related-party transactions.

These procedures are intended to determine whether any such related-party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee, or officer.

In no event will our insiders, or any of the members of our management team be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effect the consummation of our initial business combination (regardless of the type of transaction that it is), although out-of-pocket expenses, loans made to the company, and other costs incurred in connection with the pursuit, initiation, and final consummation of the initial business combination may be repaid in connection therewith.

Description of Securities

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands, and our affairs are governed by our Post-offering Memorandum and Articles (as amended from time to time), the Companies Act and common law of the Cayman Islands.

General

Our authorized share capital is $50,000 divided into 450,000,000 Class A ordinary shares of $0.0001 par value each and 50,000,000 Class B ordinary shares of $0.0001 par value each. The following description summarizes the material terms of our ordinary shares as set out more particularly in our Post-offering Memorandum and Articles to be adopted with effect from the effective date of the registration statement of which this prospectus forms a part. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one-fifth (1/5) of one right.

We expect that the Class A ordinary shares and rights comprising the units will commence trading separately on the 52nd day following the consummation of this offering unless EF Hutton informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and rights.

In no event will the Class A ordinary shares and rights be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the gross proceeds at the consummation of this offering. We will file a Current Report on Form 8-K that includes this audited balance sheet upon the completion of this offering, which closing is anticipated to take place three business days after the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Ordinary shares

Prior to the date of this prospectus, there were 1,725,000 Class B ordinary shares issued and outstanding (225,000 of which will be subject to forfeiture if the underwriter does not exercise its over-allotment option), all of which were held of record by our Sponsor. Upon the consummation of this offering, our issued share capital (assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 225,000 Class B ordinary shares), will consist of:

●	6,000,000 Class A ordinary shares underlying the units being offered in this offering;

●	222,000 Class A ordinary shares underlying private units;

●	1,500,000 Class B ordinary shares (founder shares) held by our initial shareholders; and

●	60,000 Class A ordinary shares as representative shares that will be registered under the registration statement of which this prospectus forms a part.

If we increase or decrease the size of this offering (including pursuant to Rule 462(b) under the Securities Act), a share surrender by the Sponsor would be effectuated in order to maintain our Sponsor’s ownership at approximately 20% of the number of shares issued and outstanding after the consummation of this offering (not including the shares to be issued to the underwriter upon the consummation of this offering or the shares underlying the private placement units and assuming it does not purchase any units in this offering).

Holders of our Class A ordinary shares and holders of our Class B ordinary shares are entitled to one vote for each share held on all matters to be voted on by shareholders, except as required by law; provided that, prior to our initial business combination, only holders of our Class B ordinary shares will have the right to vote on the appointment of directors, and holders of a majority of our Class B ordinary shares may remove a member of the board of directors for any reason. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, the Class A ordinary shares and Class B ordinary shares shall vote together as a single class on all matters unless otherwise required under the Companies Act or the Post-offering Memorandum and Articles. Unless specified in our Post-offering Memorandum and Articles, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a majority of our ordinary shares that are voted is required to approve any such matter voted on by our shareholders.

Approval of certain actions will require a special resolution under Cayman Islands law and pursuant to our Post-offering Memorandum and Articles, such actions include, without limitation, amending our Post-offering Memorandum and Articles and approving a statutory merger or consolidation with another company.

In connection with any vote held to approve our initial business combination, our Sponsor, as well as all of our officers and directors, have agreed to vote their respective ordinary shares owned by them as a result of the purchase of the founder shares and the private units immediately prior to this offering and any shares purchased in this offering or following this offering in the open market in favor of the proposed business combination, if permitted by law or regulation. If a vote is held to approve a business combination, a majority of the outstanding ordinary shares entitled to vote are voted in favor of the business combination, presuming that all shareholders are represented at the shareholders’ meeting. In some cases, a business combination may be effected with less. For example, the majority approval of a meeting of shareholders meeting the requirements for a quorum (fifty percent and one share, represented).

Because our Post-offering Memorandum and Articles will authorize the issuance of up to 450,000,000 Class A ordinary shares of par value $0.0001 share and 50,000,000 Class B ordinary shares of par value $0.0001 share, if we were to enter into an initial business combination, we may (depending on the terms of such an initial business combination) be required to increase the number of ordinary shares that we are authorized to issue at the same time as our shareholders vote on the initial business combination to the extent we seek shareholder approval in connection with our initial business combination.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination including interest earned on the funds held in the trust account (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.05 per public share. Our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares, private shares and any public shares held by them in connection with the completion of our initial business combination. If a shareholder vote is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our Post-offering Memorandum and Articles, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our Post-offering Memorandum and Articles will require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, we will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if a majority of the outstanding ordinary shares entitled to vote are voted in favor of the initial business combination. A quorum for such meeting will consist of the holders present in person or by proxy of outstanding shares of the company representing a majority of the voting power of all outstanding shares of the company entitled to vote at such meeting.

However, the participation of our Sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if majority of our public shareholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our issued and outstanding ordinary shares voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, as well as the voting agreements of our initial shareholders, may make it more likely that we will consummate our initial business combination.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our Post-offering Memorandum and Articles will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the ordinary shares sold in this offering, which we refer to as the Excess Shares. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete the initial business combination. And, as a result, such shareholders will continue to hold their Excess Shares and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval in connection with our initial business combination, pursuant to the letter agreement our Sponsor, officers and directors will have agreed to vote their founder shares, private units, and any public shares purchased during or after this offering (including in open market and privately negotiated transactions) in favor of our initial business combination, if permitted by law or regulation. If we submit our initial business combination to our public shareholders for a vote, so long as the minimum number of shareholders required for a quorum attend the meeting (whether in person or by proxy), such that meeting is quorate, we will complete our initial business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the initial business combination. Additionally, each public shareholder may elect to redeem its public shares irrespective of whether it votes for or against the proposed transaction (subject to the limitation described in the preceding paragraph).

Pursuant to our Post-offering Memorandum and Articles, if we are unable to complete our initial business combination within 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and less up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject (in each case of (ii) and (iii) above, subject to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our initial shareholders have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares and private shares, held by them if we fail to complete our initial business combination within 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable).

If we anticipate that we may not be able to consummate our initial business combination within 15 months, we may, by resolution of our board of directors, if requested by our sponsors, extend the period of time we will have to consummate an initial business combination up to two times, each by an additional three months (for a total of up to 18 or 21 months from the consummation of this offering), provided that, pursuant to the terms of our Post-offering Memorandum and Articles and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order for the time available for us to consummate our initial business combination to be extended, our sponsors or their affiliates or designees, upon five days’ advance notice prior to the applicable deadline, must deposit into the trust account $600,000, or $690,000 if the over-allotment option is exercised in full (or $0.10 per share in either case) for each extension, for a maximum of two three-month extensions, on or prior to the date of the applicable deadline. Our public shareholders will not be entitled to vote or redeem their shares in connection with any such extension.

If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than ten (10) business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us to pay our taxes, and then seek to liquidate and dissolve. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. In the event of our liquidation and subsequent dissolution, the public warrants will expire and will be worthless.

In the event of a liquidation, dissolution or winding up of the company after an initial business combination, our shareholders are entitled to share pro rata in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of share, if any, having preference over the ordinary shares. Our shareholders have no pre-emptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, upon the completion of our initial business combination, subject to the limitations described herein.

Our Sponsor, officers, and directors will have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to participate in any liquidation distribution from the trust account occurring upon our failure to consummate an initial business combination with respect to the founder shares. Our Sponsor, officers and directors will therefore not participate in any liquidation distribution from the trust account with respect to such shares. They will, however, participate in any liquidation distribution from the trust account with respect to any ordinary shares acquired in, or following, this offering.

Public shareholders will have the right to sell their shares to us in any tender offer; to have their Class A ordinary shares redeemed for cash in the amount of their pro rata claim to the funds held in the trust account in connection with the consummation of the initial business combination; if we hold a shareholder vote to amend our Post-offering Memorandum and Articles relating to shareholder’s rights or pre-business combination activity (including the substance or timing within which we have to complete a business combination), we will provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, in connection with any such vote. In either of such events, redeeming shareholders would be paid their pro rata portion of the trust account promptly following consummation of the business combination or the approval of the amendment to the Post-offering Memorandum and Articles. If the business combination is not consummated or the amendment is not approved, then shareholders will not be able to redeem their shares in connection with that specific proxy.

Founder Shares

The founder shares consist of 1,725,000 Class B ordinary shares (225,000 of which will be subject to forfeiture if the underwriter does not exercise its over-allotment option).

The founder shares are identical to the Class A ordinary shares included in the units being sold in this offering, and holders of founder shares have the same shareholder rights as public shareholders, except that

(i)	the founder shares can convert into Class A ordinary shares at any time at the option of its holder or automatically upon completion of our initial business combination, on a 1:1 basis, subject to adjustments as set out in the Post-offering Memorandum and Articles, whereas Class A ordinary shares are not convertible into Class B ordinary shares;

(ii)	prior to the closing of the business combination, a director of the Company may be appointed by a majority of the holders of the founder shares and a director of the Company may be removed by a majority of the holders of the founder shares, whereas holders of the Class A ordinary shares shall have no right to vote on the appointment or removal of any director of the Company prior to the closing of the business combination.

(iii)	public ordinary shares have certain rights to be redeemed in accordance with the Post-Offering Memorandum and Articles;

(iv)	the founder shares are subject to certain transfer restrictions, as described in more detail below;

(v)	our Sponsor, officers, and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to any of their founder shares and public shares held by them in connection with the consummation of our initial business combination, (B) to waive their redemption rights with respect to their founder shares in connection with a shareholder vote to approve an amendment to our Post-offering Memorandum and Articles (x) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable) or (y) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (C) to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable), although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period; and

(vi)	if we submit our initial business combination to our public shareholders for a vote, our initial shareholders and each member of our management team have agreed to vote their founder shares and any public shares purchased during or after this offering in the open market in favor of our initial business combination, if permitted by law or regulation. In addition, the founder shares may be registered pursuant to the registration rights agreement.

Voting Agreement: if we submit our initial business combination to our public shareholders for a vote, our Sponsor, officers and directors have agreed pursuant to the letter agreement to vote any founder shares held by them and any public shares purchased during or after this offering (including in open market and privately negotiated transactions) in favor of our initial business combination, if permitted by law or regulation.

Transfer Restrictions: The founder shares, private placement units purchased by our Sponsor and any Class A ordinary shares issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in a letter agreement with us to be entered into by our Sponsor, officers and directors. Those lock-up provisions provide that all the founder shares are not transferable, except to permitted transferees, for a time period ending on the date that is the earlier of (A) six months after the completion of our initial business combination or (B) the date on which we complete a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our public stockholders having the right to exchange their shares of ordinary shares for cash, securities or other property. Notwithstanding the foregoing, the converted shares of our Class A ordinary shares will be released from the lock-up if (1) the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (2) if we complete a transaction after our initial business combination which results in all of our stockholders having the right to exchange their shares for cash, securities or other property.

Forfeiture of Shares: The Sponsor’s initial investment of $25,000 was in exchange for 1,725,000 Class B ordinary shares. Of these shares, 225,000 Class B ordinary shares will be subject to forfeiture in whole or in part if the over-allotment option is not exercised in full or in part by the underwriters. For example, the Class B ordinary shares that shall be forfeited shall be determined by subtracting: the product of (x) that number that is the quotient of (a) that amount of Class A ordinary shares purchased by the underwriter in connection with its exercise of its over-allotment option divided by (b) the maximum amount of 225,000 Class B ordinary shares available to the underwriter in the form of an over-allotment option, and (y) the forfeiture maximum. The Sponsor (together with all other initial shareholders prior to the IPO, if any) will own an aggregate number of that amount not to be less than 1,500,000 Class B ordinary shares equal to 20% of the issued and outstanding shares of publicly offered Class A ordinary shares in the anticipated IPO (and if the over-allotment option is exercised by the underwriter such greater amount as provided for in this clause).

Private Units Sold in the Private Placement

The Sponsor agrees not to transfer any ownership interest in, except to permitted transferees, their private placement until at least 30 days following the completion of the business combination. However, if after a business combination there is a transaction whereby all the outstanding shares are exchanged or redeemed for cash (as would be the case in a post-asset sale liquidation) or another issuer’s shares, then the founder shares or the private placement units (or any shares of ordinary shares thereunder) shall be permitted to participate. The holders of the private units have also been granted certain registration rights as described elsewhere in this prospectus. Otherwise, the private units have terms and provisions that are identical to the units sold in this offering. The price of the private units was determined in negotiations between the purchasers and the underwriters for this offering, with reference to the prices paid by purchasers for similar private units in other special purpose acquisition companies which have consummated their initial public offerings.

Rights: Public and Private

Each right entitles the holder thereof to one Class A ordinary share upon the consummation of our initial business combination; provided, however, that we will not issue fractional shares. The public rights will be initially offered as a part of the units in connection with our initial public offering and will subsequently decouple and trade separately. The private rights will be issued in one or more private placement sales of private units in conjunction with our initial public offering. Although these rights will not be registered and therefore not traded on Nasdaq until such time they are registered. Beyond registration with the SEC and thus being publicly traded on Nasdaq, private rights and public rights will be otherwise identical and will only be exchangeable upon consummation of the initial business combination. We will not issue fractional shares and will round down to the nearest share or otherwise as pursuant to Cayman Islands law.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Post-Offering Memorandum and Articles

Our Post-offering Memorandum and Articles to be adopted with effect from the effectiveness of this registration statement will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution of the Company. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (i) at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders who, being entitled to do so, attend and vote at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of our shareholders. Other than in certain exception as described below, our Post-offering Memorandum and Articles will provide that special resolutions must be approved either by at least two-thirds of our shareholders who, being entitled to do so, attend and vote at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders. Our Sponsor, who will beneficially own approximately 20% of our ordinary shares upon the consummation of this offering (not including the shares to be issued to the underwriter upon the consummation of this offering or the shares underlying the private placement units and assuming it does not purchase any units in this offering), will participate in any vote to amend our Post-offering Memorandum and Articles and/or trust agreement and will have the discretion to vote as it deems appropriate. Specifically, our Post-offering Memorandum and Articles provides, among other things, that:

●	If we are unable to complete our initial business combination within 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which interest shall be net of taxes payable and less up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law;

●	Prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

●	Although we do not intend to enter into an initial business combination with a target business that is affiliated with our Sponsor, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such an initial business combination is fair to our shareholders from a financial point of view;

●	If a shareholder vote on our initial business combination is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act; whether or not we maintain our registration under the Exchange Act or our listing on Nasdaq, we will provide our public shareholders with the opportunity to redeem their public shares by one of the two methods listed above;

●	So long as we obtain and maintain a listing for our securities on Nasdaq, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding taxes payable on the interest income earned on the trust account) at the time of the agreement to enter into the initial business combination;

●	If our shareholders approve an amendment to our Post-offering Memorandum and Articles (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable), or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest income earned on the funds held in the trust account (which interest shall be net of taxes payable), divided by the number of then outstanding public shares; and

●	We will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our Post-offering Memorandum and Articles will provide that we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination.

Authorized But Unissued Shares

After consummation of our initial public offering, any authorized but unissued Class A ordinary shares will be available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions, or employee benefit plans. The existence of authorized but unissued and unreserved Class A ordinary shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger, or otherwise.

Certain Anti-Takeover Provisions of our Post-Offering Memorandum and Articles

Our Post-offering Memorandum and Articles will provide that our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued Class A ordinary shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A ordinary shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering policies and procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases, the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”) or any other applicable law. Depending on the circumstances of each application, a detailed identification and verification of identity might not be required where:

(a)	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution;

(b)	the subscriber is regulated by a recognized overseas regulatory authority and where such authority is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c)	the application is made through an intermediary which is regulated by a recognized overseas regulatory authority and where such authority is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, recognized overseas regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for identification and verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report will not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Cayman Islands Data Protection

We have certain duties under the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (the “DPA”).

Privacy Notice

Introduction

The company is committed to processing personal data in accordance with the DPA. In its use of personal data, the company will be characterized under the DPA as a ‘data controller’, whilst certain of the company’s service providers, affiliates and delegates may act as ‘data processors’ under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the company.

This privacy notice puts our shareholders on notice that, by virtue of making an investment in the company, the company and certain of the company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

In the following discussion, the “Company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with the company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by the company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

The company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils the Company’s obligation in this respect) (b) the right to obtain a copy of your personal data (c) the right to require us to stop direct marketing (d) the right to have inaccurate or incomplete personal data corrected (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial) (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data (h) the right to complain to the Office of the Ombudsman of the Cayman Islands and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Limitation on Liability and Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our Post-offering Memorandum and Articles provides for indemnification of our directors and officers to the maximum extent permitted by law, (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our Post-offering Memorandum and Articles. Our Post-offering Memorandum and Articles also will permit us to secure insurance on behalf of any officer, director, or employee for any liability arising out of his or her actions. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement, or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our Registrar

The registrar for our securities is Continental Stock Transfer & Trust Company.

Our Transfer Agent

The transfer agent for our securities is Continental Stock Transfer & Trust Company, 1 State Street, New York, New York 10004. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Listing of our Securities

We have or will imminently apply to have our units, Class A ordinary shares, and rights listed on Nasdaq under the symbols “BKHAU,” “BKHA,” and “BKHAR.” If approved for listing, we anticipate that our units will be listed on Nasdaq on or promptly after the effectiveness of the registration statement of which this prospectus forms a part. Following the date that the Class A ordinary shares and rights are eligible to trade separately, we anticipate that the Class A ordinary shares and rights will be listed separately, and, for those not separated, as a unit on Nasdaq.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modelled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction) so as to form a single surviving company.

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a two-thirds of the votes of shareholders, who, being entitled to do so, attend and vote at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the votes at a general meeting of a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation. Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted. Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived, (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company, and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides certain limited appraisal rights for dissenting shareholders to be paid a payment of the fair value of his or her shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30-day period, within 20 days following the date on which such 30-day period expires, the company must (and any dissenting shareholder may) file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such as a businessman would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of U.S. corporations.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer is made within four months, the offer or may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion, or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

●	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

●	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

●	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities. The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Ogier, our Cayman Islands legal counsel, that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state, and (ii) entertain original actions brought in each respective jurisdictions against us or our directors and officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will in certain circumstances recognize such foreign money judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary provided that (i) the court issuing the judgment is of competent jurisdiction; (ii) the judgment is final and conclusive and for a liquidated sum, (iii) the judgment given was not in respect of taxes or a fine or penalty or similar fiscal or revenue obligation of the company; (iv) in obtaining the judgment there was no fraud on part of the person in whose favor judgment was given or on part of the court; (v) recognition or enforcement of the judgment would not be contrary to public policy in the Cayman Islands; and (vi) the proceeding pursuant to which judgment was obtained were not contrary to natural justice. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies. We are an exempted company with limited liability (meaning our public shareholders have no liability, as members of the Company, for liabilities of the Company over and above the amount paid for their shares) under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●

annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may not issue negotiable or bearer shares, but may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	An exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited Liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of our ordinary shares or on an instrument of transfer in respect of such shares. However, an instrument of transfer in respect of our shares, is stampable if executed in or brought into the Cayman Islands.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (2021 Revision) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

Income Tax Considerations

The following discussion summarizes certain Cayman Islands and U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of our units, Class A ordinary shares and rights is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares and rights, such as the tax consequences under state, local and other tax laws.

Prospective investors should consult their professional advisors on the possible tax consequences of buying, holding or selling any securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of our securities.

The Company is incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands in the following form:

The Tax Concessions Act
(As Revised)
Undertaking as to Tax Concessions

In accordance with the provision of section 6 of The Tax Concessions Act (As Revised), the Financial Secretary undertakes with Black Hawk Acquisition Corporation (“the Company”).

1.	That no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1	on or in respect of the shares, debentures or other obligations of the Company;

OR

2.2	by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Act (As Revised).

3.	These concessions shall be for a period of 20 years from [date].

United States Federal Income Taxation

General

This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as capital assets within the meaning of Section 1221(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion assumes that the Class A ordinary shares and rights will trade separately and that any distributions made (or deemed made) by us on the Class A ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of U.S. federal income taxation that may be relevant to the acquisition, ownership and disposition of a unit by a prospective investor in light of its particular circumstances or that is subject to special rules under the U.S. federal income tax laws, including, but not limited to:

●	our Sponsor, officers, directors or other holders of our founder shares or private placement securities;

●	banks and other financial institutions or financial services entities;

●	broker-dealers;

●	mutual funds;

●	retirement plans, individual retirement accounts or other tax-deferred accounts;

●	taxpayers that are subject to the mark-to-market tax accounting rules;

●	tax-exempt entities;

●	S-corporations, partnerships or other flow-through entities and investors therein;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	passive foreign investment companies;

●	controlled foreign corporations;

●	qualified foreign pension funds;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own five percent or more of our voting shares;

●	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

●	persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451 of the Code;

●	persons subject to the alternative minimum tax;

●	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

The discussion below is based upon current provisions of the Code, applicable U.S. Treasury regulations promulgated under the Code (“Treasury Regulations”), judicial decisions and administrative rulings of the IRS, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly on a retroactive basis. Any such differing interpretations or change could alter the U.S. federal income tax consequences discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

As used herein, the term “U.S. Holder” means a beneficial owner of units, Class A ordinary shares and rights that is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election under Treasury Regulations to be treated as a United States person.

This discussion does not consider the tax treatment of partnerships or other pass-through entities (including branches) or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partner and the partnership. If you are a partner or a partnership holding our securities, we urge you to consult your own tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR UNITS. EACH PROSPECTIVE INVESTOR IN OUR UNITS IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR UNITS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-UNITED STATES TAX LAWS.

Personal Holding Company Status

We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company (a “PHC”) for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our initial business combination, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our Sponsor and certain tax-exempt organizations, pension funds and charitable trusts, it is possible that more than 50% of our stock may be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not be a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes, and therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of our Class A ordinary share and one-fifth (1/5) of one right, with each whole right exchangeable to acquire our Class A ordinary shares, and we intend to treat the acquisition of a unit in this manner. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit among the Class A ordinary share and one-fifth (1/5) of one right based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make its own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult its tax advisor regarding the determination of value for these purposes. The price allocated to each Class A ordinary share and one-fifth (1/5) of one right should constitute the holder’s initial tax basis in such share and one-fifth (1/5) of one right, respectively. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the Class A ordinary share and one-fifth (1/5) of one right comprising the unit, and the amount realized on the disposition should be allocated among the Class A ordinary share and one- fifth (1/5) of one right based on their respective relative fair market values at the time of disposition. Neither the separation of the Class A ordinary share and one-fifth (1/5) of one right constituting a unit nor the combination of fractions of rights into a single right should be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the Class A ordinary shares and rights and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisor regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

Taxation of Distributions

If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of our Class A ordinary shares, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Class A ordinary shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A ordinary shares and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Class A Ordinary Shares and Rights” below.

Dividends we pay to a corporate U.S. Holder generally will qualify for the dividends received deduction if certain holding period requirements are met. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally be taxed as qualified dividend income at the preferential tax rate for long-term capital gains. It is unclear whether the redemption rights with respect to the Class A ordinary shares described in this prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not met, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Class A Ordinary Shares and Rights

A U.S. Holder generally will recognize capital gain or loss on a sale or other taxable disposition of our Class A ordinary shares or rights (including on our dissolution and liquidation if we do not complete an initial business combination within the required time period). Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Class A ordinary shares or rights exceeds one year. Long-term capital gains recognized by a non-corporate U.S. Holder are currently eligible to be taxed preferential rates. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose. If the running of the holding period for the Class A ordinary shares is suspended, then non-corporate U.S. Holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. The deductibility of capital losses is subject to limitations.

The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if our Class A ordinary shares or rights are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A ordinary shares or rights based upon the then relative fair market values of the Class A ordinary shares and the rights included in the units) and (ii) the U.S. Holder’s adjusted tax basis in our Class A ordinary shares or rights so disposed of. A U.S. Holder’s adjusted tax basis in its Class A ordinary shares and rights generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to our Class A ordinary shares or one-fifth (1/5) of one right, as described above under “Allocation of Purchase Price and Characterization of a Unit”) reduced, in the case of our Class A ordinary shares, by any prior distributions treated as a return of capital. See “U.S. Holders — Acquisition of Class A Ordinary shares Pursuant to the Rights” below for a discussion regarding a U.S. Holder’s tax basis of our Class A ordinary shares acquired pursuant to the rights.

Redemption of Our Class A Ordinary shares

In the event that a U.S. Holder’s Class A ordinary shares are redeemed pursuant to the redemption provisions described in this prospectus under “Description of Securities — Ordinary Shares” or if we purchase a U.S. Holder’s Class A ordinary shares in an open market transaction (each referred to herein as a “redemption”), the treatment of the redemption for U.S. federal income tax purposes will depend on whether it qualifies as a sale or exchange of the Class A ordinary shares under Section 302 of the Code. If the redemption qualifies as a sale or exchange of the Class A ordinary shares under the tests described below, the U.S. Holder will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Class A ordinary shares and Rights” above. If the redemption does not qualify as a sale or exchange of the Class A ordinary shares, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under “U.S. Holders — Taxation of Distributions.” Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of our shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder as described in the following paragraph) relative to all of our shares outstanding both before and after such redemption. The redemption of our Class A ordinary shares generally will be treated as a sale or exchange of the Class A ordinary shares (rather than as a corporate distribution) if, within the meaning of Section 302 of the Code, such redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only shares of our stock actually owned by the U.S. Holder, but also shares of our stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include Class A ordinary shares which could be acquired pursuant to the exchange of the rights. In order to meet the “substantially disproportionate” test, the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of Class A ordinary shares must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. Prior to our initial business combination, the Class A ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of our shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares of our stock. The redemption of the Class A ordinary shares will not be essentially equivalent to a dividend with respect to a U.S. Holder if it results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly-held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “U.S. Holders — Taxation of Distributions” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Class A ordinary shares will be added to the U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its rights or possibly in other stock constructively owned by it.

Acquisition of Class A Ordinary Shares Pursuant to Rights

The treatment of the rights to acquire Class A ordinary shares is uncertain. The rights may be viewed as a forward contract, derivative security or similar interest in our company (analogous to a warrant or option with no exercise price), and thus the holder of the rights would not be viewed as owning the Class A ordinary shares issuable pursuant to the rights until such Class A ordinary shares are actually issued. There may be other alternative characterizations of the rights that the IRS may successfully assert, including that the rights are treated as equity in our company at the time the rights are issued.

The tax consequences of an acquisition of our Class A ordinary shares pursuant to rights are unclear and will depend on the treatment of any initial business combination. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of an acquisition of Class A ordinary shares pursuant to rights and the consequences of any initial business combination.

Passive Foreign Investment Company Rules

A non-U.S. corporation will be classified as a PFIC for United States federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a startup exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “startup year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the startup year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the startup exception to us will not be known until after the close of our current taxable year and, perhaps, until after the close of the first two taxable years following our current taxable year. Further, after the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the startup exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

Although our PFIC status is determined annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held ordinary shares or rights while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Class A ordinary shares or rights and, in the case of our Class A ordinary shares, the U.S. Holder did not make either a timely qualified electing fund (“QEF”) election or a mark-to-market election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A ordinary shares, as described below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Class A ordinary shares or rights and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Class A ordinary shares).

Under these rules:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A ordinary shares or rights;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our Class A ordinary shares (but possibly not our rights) by making a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge. In the alternative, a U.S. Holder may avoid the PFIC tax consequences described above by making a “mark-to-market” election. The QEF election and mark-to-market election are described further below.

The treatment of the rights to acquire our Class A ordinary shares is unclear. For example, the rights may be viewed as a forward contract, derivative security or similar interest in our company (analogous to a warrant or option with no exercise price), and thus the holder of the rights would not be viewed as owning the Class A ordinary shares issuable pursuant to the rights until such Class A ordinary shares are actually issued. There may be other alternative characterizations of the rights that the IRS may successfully assert, including that the rights are treated as equity in our company at the time the rights are issued, that would reach different conclusions regarding the tax treatment of the rights under the PFIC rules. In any case, depending on which characterization is successfully applied to the rights, different PFIC consequences may result for U.S. Holders of the rights. It is also possible that a U.S. Holder of rights would not be able to make a QEF or mark-to-market election (discussed below) with respect to such U.S. Holder’s rights. Due to the uncertainty of the application of the PFIC rules to the rights, all potential investors are strongly urged to consult with their own tax advisors regarding an investment in the rights offered hereunder as part of the units offering and the subsequent consequences to holders of such rights in any initial business combination.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed United States federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year (of which there can be no assurance), we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our Class A ordinary shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our Class A ordinary shares generally will be taxable as capital gain and no additional tax charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our Class A ordinary shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if we are not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to our Class A ordinary shares for such a taxable year.

If we are a PFIC and our Class A ordinary shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) our Class A ordinary shares, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Class A ordinary shares at the end of such year over its adjusted basis in its Class A ordinary shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Class A ordinary shares over the fair market value of its Class A ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Class A ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A ordinary shares will be treated as ordinary income. Currently, a mark-to-market election possibly may not be made with respect to our rights.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq (on which we intend to list the Class A ordinary shares), or on a foreign exchange or market that the IRS determines hasbrules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our Class A ordinary shares or rights should consult their own tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. Potential investors are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in our Class A ordinary shares and rights.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our units, Class A ordinary shares or rights that is for U.S. federal income tax purposes:

●	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

●	a foreign corporation; or

●	an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of our securities.

Dividends (including constructive distributions treated as dividends) paid or deemed paid to a Non-U.S. Holder in respect of our Class A ordinary shares generally will not be subject to United States federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States). In addition, a Non-U.S. Holder generally will not be subject to United States federal income tax on any gain attributable to a sale or other disposition of our Class A ordinary shares or rights unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States).

Dividends (including constructive distributions treated as dividends) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to United States federal income tax at the same regular United States federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for United States federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The treatment of the rights to acquire Class A ordinary shares is uncertain. The rights may be viewed as a forward contract, derivative security or similar interest in our company, and thus the holder of the rights would not be viewed as owning the Class A ordinary shares issuable pursuant to the rights until such Class A ordinary shares are actually issued. There may be other alternative characterizations of the rights that the IRS may successfully assert, including that the rights are treated as equity in our company at the time the rights are issued. The tax consequences of an acquisition of our Class A ordinary shares pursuant to rights are unclear and will depend on the treatment of any initial business combination. Accordingly, Non-U.S. Holders should consult their tax advisors regarding the tax consequences of an acquisition of Class A ordinary shares pursuant to rights and the consequences of any initial business combination.

Information Reporting and Backup Withholding

Dividend payments (including constructive dividends) with respect to our Class A ordinary shares and proceeds from the sale, exchange or redemption of Class A ordinary shares or rights may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to payments made to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. Payments made to a Non-U.S. Holder generally will not be subject to backup withholding if the Non-U.S. Holder provides certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld by timely filing the appropriate claim for refund with the IRS and furnishing any required information. All holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

FATCA Withholding Taxes

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding of 30% in certain circumstances on payments of dividends (including constructive dividends) and, subject to the proposed Treasury Regulations discussed below, on proceeds from sales or other disposition of our securities paid to “foreign financial institutions” (which is broadly defined for this purpose and includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Similarly, dividends and, subject to the proposed Treasury Regulations discussed below, proceeds from sales or other disposition in respect of our units held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of the Treasury. The U.S. Department of the Treasury has proposed regulations which eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our securities. Withholding agents may rely on the proposed Treasury Regulations until final regulations are issued. Prospective investors should consult their tax advisors regarding the possible effects of FATCA on their investment in our securities.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR CLASS A ORDINARY SHARES AND RIGHTS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, NON-U.S. AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

Shares Eligible for Future Sale

Immediately after this offering, we will have 6,282,000 shares of Class A ordinary shares outstanding and 1,500,000 shares of Class B ordinary shares outstanding, or 7,204,500 and 1,725,000 Class A ordinary shares and Class B ordinary shares, respectively if the over-allotment option is exercised in full. Of these shares, the 6,000,000 shares of Class A ordinary shares underlying the public units sold in this offering (or 6,900,000 units in the case of over-allotment) will be freely tradable without restriction or further registration under the Securities Act except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act).

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted Class A ordinary shares or rights for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted Class A ordinary shares or rights for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of Class A ordinary shares then outstanding, which will equal 62,820 Class A ordinary shares immediately after this offering (or 72,045 if the underwriters exercise their over-allotment option in full); or

●	the average weekly reported trading volume of Class A ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our insiders will be able to sell their founder shares freely without registration one year after we have completed our initial business combination assuming they are not an affiliate of ours at that time.

Registration Rights

The holders of our founder shares issued and outstanding on the date of this prospectus, the holders of the private units, and any shares our insiders or their affiliates may be issued in payment of working capital loans made to us, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effectiveness of the registration statement of which this prospectus forms a part, requiring us to register such securities for resale. The holders of a majority of these securities are entitled to make demands that we register such securities. Both the holders of the founder shares and the holders of the private units as well as shares issued in payment of working capital loans made to us, if applicable, will have the ability to elect to exercise these registration rights at any time after we consummate the initial business combination. In addition, the holders will have certain “tag-along” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. We will pay the expenses incurred in connection with the filing of any such registration statements.

Underwriting

We intend to offer our securities described in this prospectus through the underwriter named below. Subject to the terms and conditions of the underwriting agreement, the underwriters, through their representative and sole book-running manager of the offering, EF Hutton LLC, have severally agreed to purchase from us, on a firm commitment basis, the following respective number of units at a public offering price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriter	Number of Units
EF Hutton
Total	6,000,000

A copy of the form of underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Listing of our Securities

We expect our units, Class A ordinary shares and rights to be listed on Nasdaq under the symbols “BKHAU,” “BKHA,” and “BKHAR,” respectively. We anticipate that our units will be listed on Nasdaq on or promptly after the effectiveness of the registration statement of which this prospectus forms a part. Following the date the Class A ordinary shares and rights are eligible to trade separately, we anticipate that the shares of Class A ordinary shares and rights will be listed separately and as a unit on Nasdaq. We cannot guarantee that our securities will be approved for listing on Nasdaq or that they will continue to be listed on Nasdaq after this offering.

Pricing of this Offering

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus.

Prior to this offering there has been no public market for our securities. The public offering price of the units was negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units include:

●	the history of other similarly structured blank check companies;

●	prior offerings of those companies;

●	our prospects for consummating our initial business combination with an operating business at attractive values;

●	our capital structure;

●	securities exchange listing requirements;

●	market demand;

●	expected liquidity of our securities; and

●	general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have granted the underwriters an option to buy up to 900,000 additional units. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriters have 45 days from the consummation of this offering to exercise this option. If the underwriters exercise this option, they will each purchase additional units approximately in proportion to the amounts specified in the table above.

Discounts

The following table shows the public offering price and underwriting discounts to be paid by us to the underwriters as well as the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of its over-allotment option.

	Per Unit	Without Over-allotment	With Over-allotment
Public offering price	$10.00	$60,000,000	$69,000,000
Discount(1)	$0.45	$2,700,000	$3,105,000
Proceeds before expenses(2)	$9.55	$57,300,000	$65,895,000

(1)	Such amount includes $600,000, or $0.10 per unit (or $690,000 if the underwriter’s over-allotment option is exercised in full) payable upon the consummation of this offering. In addition, it includes $2,100,000, or $0.35 per unit (or $2,415,000 if the underwriter’s over-allotment option is exercised in full) payable to the underwriters as deferred underwriting discounts upon completion of a business combination.
(2)	The offering expenses, without accounting for the deferred commission payable to the underwriter in connection with the consummation of the initial business combination, are estimated at $1,475,000, assuming there is no exercise of the underwriter’s over-allotment option.

No discounts or commissions will be paid on the sale of the private units.

In addition to the underwriting discount, we paid EF Hutton $25,000, upon the execution of the engagement letter, as an advance against out-of-pocket accountable expenses actually anticipated to be incurred by the underwriters. The Company will pay or reimburse the underwriters the actual and reasonable out-of-pocket expenses incurred in connection with the performance of the underwriters’ obligations under the underwriting agreement in an amount not to exceed $130,000 in the event of an IPO closing and $75,000 in the event there is no IPO closing.

Representative’s Shares

We will issue EF Hutton and/or its designees, 1% of the gross proceeds of this offering as underwriting discounts and commissions in the form of our shares at a price of $10.00 per Class A ordinary share, which will equal 60,000 shares (or 69,000 shares if the underwriter’s overallotment option is exercised in full) (the “Representative Shares”) upon the consummation of this offering. The Representative Shares will be registered under the registration statement of which this prospectus forms a part. EH Hutton has agreed not to transfer, assign, sell, pledge, or hypothecate any such Representative Shares, or subject such Representative Shares to hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person until the later of (i) the completion of our initial business combination or (ii) 180 days immediately following the commencement of sales of this offering pursuant to FINRA Rule 5110(e)(1), subject to exceptions pursuant to FINRA Rule 5110(e)(2). In addition, EF Hutton has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of our initial business combination and (ii) to waive its rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our initial business combination within 15 months from the consummation of this offering (or up to 18 or 21 months, as applicable).

Right of First Refusal

Subject to certain conditions, we granted EF Hutton, for a period of 18 months after the date of the consummation of our business combination, an irrevocable right of first refusal to act as lead left book-running managing underwriter or lead left placement agent with at least 50% of the economics; or, in the case of a three-handed deal, 40% of the economics, for any and all future public and private equity, convertible and debt offerings for us and our successors or subsidiaries. The right of refusal shall also encompass the time period leading up to the closing of the business combination while we are still a special purpose acquisition company. In accordance with FINRA Rule 5110(g)(6), such right of first refusal shall not have a duration of more than three years from the commencement of sales in this offering.

Regulatory Restrictions on Purchase of Securities

In connection with the offering, the underwriters may purchase and sell units in the open market. The underwriters have advised us that, in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, they may engage in short sale transactions, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of our units at a level above that which might otherwise prevail in the open market.

●	Short sales involve secondary market sales by the underwriters of a greater number of units than it is required to purchase in the offering.

●	“Covered” short sales are sales of units in an amount up to the number of units represented by the underwriters’ over-allotment option.

●	“Naked” short sales are sales of units in an amount in excess of the number of units represented by the underwriters’ over-allotment option.

●	Covering transactions involve purchases of units either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

●

To close a naked short position, the underwriters must purchase units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

●

To close a covered short position, the underwriters must purchase units in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of units to close the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

●	Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A ordinary shares. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Stabilization

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of units during and after this offering, including:

●	stabilizing transactions;

●	short sales;

●	purchases to cover positions created by short sales;

●	imposition of penalty bids; and

●	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our units while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our units, which involve the sale by the underwriters of a greater number of units than they are required to purchase in this offering and purchasing units on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional units referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing units in the open market. In making this determination, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting commissions received by it because the representative has repurchased units sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result of these activities, the price of our units may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the units. Neither we, nor any of the underwriters make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Other Terms

Except as set forth above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date which is 90 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in Canada

Resale Restrictions

We intend to distribute our securities in the Province of Ontario, Canada (the “Canadian Offering Jurisdiction”) by way of a private placement and exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in such Canadian Offering Jurisdiction. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian resale restrictions in some circumstances may apply to resales of interests made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any resale of our securities. We may never be a “reporting issuer”, as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which our securities will be offered and there currently is no public market for any of the securities in Canada, and one may never develop. Canadian investors are advised that we have no intention to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the securities to the public in any province or territory in Canada.

Representations of Purchasers

A Canadian purchaser will be required to represent to us and the dealer from whom the purchase confirmation is received that:

●	the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;

●	where required by law, that the purchaser is purchasing as principal and not as agent;

●	the purchaser has reviewed the text above under Resale Restrictions; and

●	the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Collection of Personal Information

If a Canadian purchaser is resident in or otherwise subject to the securities laws of the Province of Ontario, the Purchaser authorizes the indirect collection of personal information pertaining to the Canadian purchaser by the Ontario Securities Commission (the “OSC”) and each Canadian purchaser will be required to acknowledge and agree that the Canadian purchaser has been notified by us (i) of the delivery to the OSC of personal information pertaining to the Canadian purchaser, including, without limitation, the full name, residential address and telephone number of the Canadian purchaser, the number and type of securities purchased and the total purchase price paid in respect of the securities, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in New Zealand

This document has not been registered, filed with, or approved by any New Zealand regulatory authority under the Financial Markets Conduct Act 2013 (New Zealand) (“FMCA”). This document is not a product disclosure statement under New Zealand law and is not required to, and may not, contain all the information that a product disclosure statement under New Zealand law is required to contain. The Securities are not being offered or sold in New Zealand (or allotted with a view to being offered for sale in New Zealand) other than to a person who is a “wholesale investor” within the meaning of clause 3(2) of Schedule 1 of the FMCA — that is, a person who:

●	is an “investment business” within the meaning of clause 37 of Schedule 1 of the FMCA;

●	meets the “investment activity criteria” specified in clause 38 of Schedule 1 of the FMCA;

●	is “large” within the meaning of clause 39 of Schedule 1 of the FMCA; or

●	is a “government agency” within the meaning of clause 40 of Schedule 1 of the FMCA.

The Securities are not being offered or sold to retail investors in New Zealand.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100, or, if the relevant member state has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriter for any such offer; or

●	in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the PD 2010 Amending Directive to the extent implemented by the relevant member state) and includes any relevant implementing measure in each relevant member state, and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”) and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as a “relevant person”). The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

●	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

●	used in connection with any offer for subscription or sale of the units to the public in France. Such offers, sales and distributions will be made in France only:

●	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

●	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

●	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in China and the units may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of China except pursuant to applicable laws, rules and regulations of China. For the purpose of this paragraph only, China does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to Prospective Investors in Taiwan

The units have not been and will not be registered with the Financial Supervisory Commission of (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan.

Notice to Prospective Investors in Indonesia

This prospectus does not, and is not intended to, constitute a public offering in Indonesia under Law Number 8 of 1995 regarding Capital Market. This prospectus may not be distributed in the Republic of Indonesia and the ordinary shares may not be offered or sold in the Republic of Indonesia or to Indonesian citizens wherever they are domiciled, or to Indonesia residents, in a manner which constitutes a public offering under the laws of the Republic of Indonesia.

Notice to Prospective Investors in Vietnam

This offering of ordinary shares has not been and will not be registered with the State Securities Commission of Vietnam under the Law on Securities of Vietnam and its guiding decrees and circulars. The ordinary shares will not be offered or sold in Vietnam through a public offering and will not be offered or sold to Vietnamese persons other than those who are licensed to invest in offshore securities under the Law on Investment of Vietnam.

Notice to Prospective Investors in Thailand

This prospectus does not, and is not intended to, constitute a public offering in Thailand. The ordinary shares may not be offered or sold to persons in Thailand, unless such offering is made under the exemptions from approval and filing requirements under applicable laws, or under circumstances which do not constitute an offer for sale of the shares to the public for the purposes of the Securities and Exchange Act of 1992 of Thailand, nor require approval from the Office of the Securities and Exchange Commission of Thailand.

Notice to Prospective Investors in Korea

The ordinary shares may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The ordinary shares have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the ordinary shares may not be resold to Korean residents unless the purchaser of the ordinary shares complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the ordinary shares.

Notice to Prospective Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Israeli Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the units is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Japan

The units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is

●	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

●	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

●	shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

●	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

●	where no consideration is or will be given for the transfer; or

●	where the transfer is by operation of law.

Legal Matters

Celine and Partners, P.L.L.C., New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act of 1933, Ogier will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law. In connection with this offering, Robinson & Cole LLP, New York, New York is acting as U.S. securities counsel to the underwriters.

Experts

The balance sheet of Black Hawk Acquisition Corporation as of November 30, 2023 and the related statements of operations, changes in shareholders’ equity and cash flows for the period from September 28, 2023 (inception) through November 30, 2023 appearing in this prospectus have been audited by MaloneBailey, LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Black Hawk Acquisition Corporation to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where You Can Find Additional Information

We have filed with the U.S. Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the units we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our shares, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements, or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements, or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly, and current event reports, proxy statements, and other information with the U.S. Securities and Exchange Commission. You can read our U.S. Securities and Exchange Commission filings, including the registration statement, online at www.sec.gov.

Black Hawk Acquisition Corporation

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

Black Hawk Acquisition Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Black Hawk Acquisition Corporation (the “Company”) as of November 30, 2023, and the related statements of operations, stockholders’ equity, and cash flows for the period from September 28 2023 (inception) through November 30, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2023, and the results of its operations and its cash flows for the period from September 28, 2023 (inception) through November 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans in regard to these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2023.

Houston, Texas

December 21, 2023, except for notes 1, 3, and 4 which are dated February 2, 2024

BLACK HAWK ACQUISITION CORPORATION

BALANCE SHEET

NOVEMBER 30, 2023

Assets
Cash	$125,100
Due from related party	30,900
Deferred offering costs	107,000
Total Assets	$263,000

Liabilities and Shareholders’ Equity
Current Liabilities
Accrued expenses	$6,853
Promissory note – related party	250,000
Total Current Liabilities	256,853

Commitments and Contingencies – see Note 6

Shareholders’ Equity
Class A ordinary shares, $0.0001 par value; 450,000,000(1) shares authorized; none issued and outstanding	-
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized(1); 1,725,000 shares issued and outstanding(2)	172
Additional paid-in capital	24,828
Accumulated deficit	(18,853)
Total Shareholders’ Equity	6,147
Total Liabilities and Shareholders’ Equity	$263,000

(1)	Represents the number of shares to be authorized upon the effectiveness of this prospectus.
(2)	Includes 225,000 shares of ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

BLACK HAWK ACQUISITION CORPORATION

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM SEPTEMBER 28, 2023 (INCEPTION) THROUGH NOVEMBER 30, 2023

Formation and operating costs	$18,853
Net loss	$(18,853)

Basic and diluted weighted average shares outstanding(1)	1,500,000

Basic and diluted net loss per ordinary share	$(0.01)

(1)	Excludes an aggregate of up to 225,000 shares of ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

BLACK HAWK ACQUISITION CORPORATION

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE PERIOD FROM SEPTEMBER 28, 2023 (INCEPTION) THROUGH NOVEMBER 30, 2023

			Additional		Total
	Ordinary Shares		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Capital	Deficit	Equity
Balance–September 28, 2023 (Inception)	-	$-	$-	$-	$-
Founder shares issued to Initial Shareholders(1)	1,725,000	172	24,828	-	25,000
Net loss	-	-	-	(18,853)	(18,853)
Balance–November 30, 2023	1,725,000	$172	$24,828	$(18,853)	$6,147

(1)	Includes up to 225,000 shares of ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

BLACK HAWK ACQUISITION CORPORATION

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM SEPTEMBER 28, 2023 (INCEPTION) THROUGH NOVEMBER 30, 2023

Cash Flows from Operating Activities:
Net loss	$(18,853)
Adjustments to reconcile net cash used in operating activities:
Operating cost paid by Sponsor	8,900
Changes in assets and liabilities:
Accrued expenses	6,853
Net cash used in operating activities	(3,100)

Cash Flows from Investing Activities:
Due from Sponsor- over payment of advance	(30,900)
Net cash provided by financing activities	(30,900)

Cash Flows from Financing Activities:
Proceeds from issuance of promissory note to related party	250,000
Proceeds from issuance of founder shares to the Initial Shareholders	25,000
Payment to Sponsor for offering costs	(115,900)
Net cash provided by financing activities	159,100

Net change in cash	125,100
Cash, Beginning of period	-
Cash, End of the period	$125,100

Supplemental Disclosure of Non-cash Financing Activities
Deferred offering cost paid by Sponsor	$107,000

The accompanying notes are an integral part of these financial statements.

BLACK HAWK ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

Black Hawk Acquisition Corporation (the “Company”) is a newly organized blank check company incorporated under the laws of the Cayman Islands with limited liability on September 28, 2023. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (“Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of November 30, 2023, the Company had not commenced any operations. All activities through November 30, 2023 are related to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which are described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected November 30 as its fiscal year end.

The Company’s sponsor is Black Hawk Management LLC (the “Sponsor”), a Delaware limited liability company. The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 6,000,000 units (the “Units” and, with respect to the shares of Class A ordinary shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 6,900,000 Units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 222,000 units (or 235,500 units if the underwriters’ over-allotment option is exercised in full) (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to the Sponsor that will close simultaneously with the Proposed Public Offering (see Note 4).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.05 per Unit sold in the Proposed Public Offering, including the proceeds from the sale of the Private Units, net of the underwriters’ fees and expenses described herein and other accountable expenses, will be placed in the Trust Fund and will be invested only in U.S. government treasury bills, bonds or notes with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 and which invest solely in U.S. Treasuries. The Trust Fund will be deposited into a trust account (“Trust Account”) in the U.S. to be released only in the event of either: (i) the consummation of a Business Combination or (ii) the Company’s failure to complete a Business Combination within the applicable period of time.

The Company will provide its holders of the outstanding Public Shares (the “Public shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.05 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income tax obligations). The Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

BLACK HAWK ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the Company’s Sponsor and any of the Company’s officers or directors that may hold Founder Shares (as defined in Note 5) (the “Initial Shareholders”) and the underwriters have agreed (a) to vote their Founder Shares, Private Shares (as defined in Note 4), Shares issued as underwriting commissions (see Note 6) and any Public Shares purchased during or after the Proposed Public Offering in favor of approving a Business Combination and (b) not to convert any shares (including the Founder Shares) in connection with a shareholder vote to approve, or sell the shares to the Company in any tender offer in connection with, a proposed Business Combination.

If the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Initial Shareholders and underwriters have agreed (a) to waive their redemption rights with respect to the Founder Shares, Private Shares, and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose, or vote in favor of, an amendment to the amended and restated memorandum and articles of association that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have 15 months from the consummation of this offering (or up to 18 months or 21 months, as applicable) to consummate a Business Combination. In addition, if the Company anticipates that it may not be able to consummate initial business combination within 15 months, the Company’s insiders or their affiliates may, but are not obligated to, extend the period of time to consummate a business combination two times by an additional three months each time (for a total of 21 months to complete a business combination) (the “Combination Period”). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliate or designees must deposit into the Trust Account $600,000, or $690,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per Public Share in either case or an aggregate of $1,200,000 (or $1,380,000 if the over-allotment option is exercised in full), on or prior to the date of the applicable deadline.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest (which interest shall be net of taxes payable and less up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

BLACK HAWK ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

The Sponsor and the other Initial Shareholders have agreed to waive their liquidation rights with respect to the Founder Shares, and Private Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or the other Initial shareholders acquires Public Shares in or after the Proposed Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per ordinary share value of the assets remaining available for distribution will be less than $10.05.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.05 per Public Share, except as to any claims by a third party who executed a valid and enforceable agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims.

Going Concern Consideration

As of November 30, 2023, the Company had $125,100 in cash and working capital deficit (current assets less current liabilities, excluding deferred offering costs) of $100,853. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. On October 16, 2023, the Sponsor has agreed to loan the Company an amount of $250,000 as discussed in Note 5 to be used, in part, for transaction costs incurred in connection with the Proposed Public Offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

Management has evaluated the impact of current conflicts around the globe, including Russia’s invasion of Ukraine and the Israel-Hamas war, and related sanctions on the world economy, which is not determinable as of the date of these financial statements, and the specific impact on the Company’s financial position, results of operations and/or ability to consummate a Business Combination are not yet determinable. The financial statements do not include any adjustments that might result from the outcome of these risks and uncertainties.

BLACK HAWK ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

In preparing these financial statements in conformity with U.S. GAAP, the Company’s management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $125,100 in cash and none in cash equivalents as of November 30, 2023.

BLACK HAWK ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Deferred Offering Costs

Deferred offering costs consist of legal, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of November 30, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.

Net Loss Per Ordinary Share

Net loss per ordinary share is computed by dividing net loss by the weighted average number of shares of ordinary shares outstanding during the period, excluding shares of ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 225,000 shares of ordinary shares that are subject to forfeiture if the over-allotment option is not exercised in full by the underwriters (see Notes 5). As of November 30, 2023, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of ordinary shares and then share in the earnings of the Company. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for the period presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

BLACK HAWK ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 825, “Financial Instruments,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. If it is probable that the equity instrument will become redeemable, we have the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement will be treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

Recent Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”), to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and free-standing instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company adopted ASU 2020-06 as of inception of the Company. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.

BLACK HAWK ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 3 — Proposed Public Offering

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 6,000,000 Units (or 6,900,000 Units if the over-allotment option is exercised in full) at a price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-fifth (1/5) of one right (“Public Right”). Each Public Right will convert into one Class A ordinary share upon the consummation of a Business Combination.

Note 4 — Private Placement

The Sponsor has agreed to purchase an aggregate of 222,000 Private Units (or 235,500 Private Units if the over-allotment option is exercised in full) at a price of $10.00 per Private Unit for an aggregate purchase price of $2,220,000, or $2,355,000, if the over-allotment option is exercised in full, in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each Private Unit will consist of one Class A ordinary share (“Private Share”) and one-fifth (1/5) of one right (“Private Right”). Each Private Right will convert into one Class A ordinary share upon the consummation of a Business Combination. The proceeds from the Private Units will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Units and all underlying securities will expire worthless.

Note 5 — Related Party Transactions

Founder Shares

On October 16, 2023, the Company issued 17,250,000 shares of common stock, $0.0001 per share to the Sponsor, the founder shares, for an aggregated consideration of $25,000, or approximately $0.0145 per share. On November 13, 2023, the Company and the Sponsor entered into the First Amendment to the Subscription Agreement, pursuant to which the 17,250,000 shares of common stock were converted to 1,725,000 Class B ordinary shares.

As of November 30, 2023, there were 1,725,000 Founder Shares issued and outstanding, among which, up to 225,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full, so that the Sponsor will beneficially own 20% of the Company’s issued and outstanding shares after the Proposed Public Offering (not including the shares to be issued to the underwriter upon the consummation of the Proposed Public Offering or the shares underlying the private placement units and assuming the it does not purchase any Public Shares in the Proposed Public Offering and excluding the Private Units).

The Initial Shareholders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of their Founder Shares for a time period ending on the date that is the earlier of (A) six months after the completion of the Company’s initial business combination or (B) the date on which we complete a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of the public stockholders having the right to exchange their shares of ordinary shares for cash, securities or other property. Notwithstanding the foregoing, the converted shares of our Class A ordinary shares will be released from the lock-up if (1) the last reported sale price of the Company’s Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination or (2) if the Company complete a transaction after the initial business combination which results in all of the stockholders having the right to exchange their shares for cash, securities or other property. The Initial Shareholders also agree not to transfer any ownership interest in, except to permitted transferees, their private placement until at least 30 days following the completion of the business combination. However, if after a business combination there is a transaction whereby all the outstanding shares are exchanged or redeemed for cash (as would be the case in a post-asset sale liquidation) or another issuer’s shares, then the Founder Shares or the private placement units (or any shares of ordinary shares thereunder) shall be permitted to participate.

BLACK HAWK ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 5 — Related Party Transactions (cont.)

Due From Related Party

The Company reimbursed the Sponsor for its payment of $30,900 professional fees to a service provider which is no longer engaged by the Company. As of November 30, 2023, $30,900 was outstanding to be paid by the Sponsor; the amount is unsecured, interest-free and due on demand.

Promissory Note — Related Party

On October 16, 2023, the Sponsor agreed to loan the Company up to an aggregate amount of $250,000 to be used, in part, for transaction costs incurred in connection with the Proposed Public Offering (the “Promissory Note”). As of November 30, 2023, $250,000 was outstanding under the Promissory Note. The Promissory Note is unsecured, interest-free and due on the earlier of: (i) September 30, 2024 or (ii) the date on which the Company closes the Proposed Public Offering.

Related Party Loans

In addition, in order to finance transaction costs in connection with an intended initial Business Combination, the Initial shareholders or their affiliates may, but are not obligated to, loan us funds as may be required. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the relevant insider’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into private units at a price of $10.00 per unit (which, for example, would result in the holders being issued units to acquire 50,000 Class A ordinary shares and 5,000 rights if $500,000 of notes were so converted). If we do not complete a business combination, the loans will only be repaid with funds not held in the trust account, to the extent available. As of November 30, 2023, the Company had no borrowings under the working capital loans.

Administrative Services Agreement

The Company entered into an Administrative Services Agreement with the Sponsor on December 4, 2023, commencing on the effective date of the registration statement of the initial public offering through the later of the Company’s consummation of a Business Combination or 21 months from such effective date, to pay the Sponsor a total of $10,000 per month for office space and administrative and support services (see Footnote 8).

Note 6 — Commitments and Contingency

Registration Rights

The holders of the Founder Shares issued and outstanding on the date of this prospectus, as well as the holders of the private units and any shares of the Company’s insiders, officers, directors or their affiliates may be issued in payment of working capital loans and extension loans made to the Company (and any shares of ordinary shares issuable upon conversion of the underlying the private rights), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the registration statement. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of ordinary shares are to be released from trust. The holders of a majority of the private units and units issued in payment of working capital loans made to us can elect to exercise these registration rights at any time commencing on the date that the Company consummate an initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of an initial business combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

BLACK HAWK ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 6 — Commitments and Contingency (cont.)

Right of First Refusal

The Company has granted EF Hutton for a period of 18 months after the date of the consummation of the Company’s Business Combination, an irrevocable right of first refusal to act as lead left book-running managing underwriter or lead left placement agent with at least 50% of the economics; or, in the case of a three-handed deal, 40% of the economics, for any and all future public and private equity, convertible and debt offerings.

Underwriting Agreement

The Company has granted EF Hutton, the representative of the underwriters, a 45-day option from the date of this prospectus to purchase up to 900,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of 1.0% of the gross proceeds of the Proposed Public Offering, or $600,000 (or $690,000 if the over-allotment option is exercised in full). In addition, the underwriters will be entitled to a deferred fee of 3.5% of the gross proceeds of the Proposed Public Offering, or $2,100,000 (or $2,415,000 if the over-allotment option is exercised in full), which will be paid upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

Additionally, the Company will issue the underwriters 1% of the gross proceeds of this offering as underwriting discounts and commissions in the form the Company’s shares at a price of $10.00 per Class A ordinary share, which will equal 60,000 shares (or 69,000 shares if the underwriter’s overallotment option is exercised in full) upon the consummation of this offering.

Note 7 — Shareholders’ Equity

Ordinary shares — The Company’s Post-offering Memorandum and Articles to be adopted with effect from the effectiveness of this prospectus will be authorized to issue up to 450,000,000 Class A ordinary shares and 50,000,000 Class B ordinary shares, par value $0.0001 per share. Holders of Class A ordinary shares and holders of Class B ordinary shares are entitled to one vote for each share held on all matters to be voted on by the shareholders, except as required by law; provided that, prior to the initial Business Combination, only holders of our Class B ordinary shares will have the right to vote on the appointment of directors, and holders of a majority of the Class B ordinary shares may remove a member of the board of directors. With respect to any other matter submitted to a vote of the Company’s shareholders, including any vote in connection with the initial Business Combination, except as required by law or the Company’s articles of association, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class. The Class B ordinary shares held by the Sponsor may convert into Class A ordinary shares at any time at their option, but will automatically convert into Class A ordinary shares upon the completion of the initial Business Combination on a one-for-one basis, subject to adjustments. At November 30, 2023, there were 1,725,000 shares of Class B ordinary shares issued and outstanding, of which an aggregate of up to 225,000 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full, so that the Sponsor will own 20% of the issued and outstanding shares after the Proposed Public Offering (not including the shares to be issued to the underwriter upon the consummation of the Proposed Public Offering or the shares underlying the private placement units and assuming the Sponsor does not purchase any public units in the Proposed Public Offering and excluding the Private Shares underlying the Private Units).

BLACK HAWK ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 7 — Shareholders’ Equity (cont.)

Rights — Each holder of a right will receive one share of ordinary shares upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon conversion of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination, as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Proposed Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per ordinary share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary shares basis and each holder of a right will be required to affirmatively covert its rights in order to receive one share underlying each right (without paying additional consideration). The shares issuable upon conversion of the rights will be freely tradable (except to the extent held by affiliates of the Company).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, holders of the rights might not receive the shares of ordinary shares underlying the rights.

Note 8 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based on the review, management identified the following subsequent events that would have required adjustment or disclosure in the financial statements.

On December 4, 2023, the Company entered into an Administrative Services Agreement with the Sponsor commencing on the effective date of the registration statement of the initial public offering through the later of the Company’s consummation of a Business Combination or 21 months from such effective date, to pay the Sponsor a total of $10,000 per month for office space and administrative and support services.

$60,000,000

Black Hawk Acquisition Corporation

6,000,000 Units

PROSPECTUS

Sole Book-Running Manager

EF Hutton LLC

[●], 2024

Until __________, 2024 (25 days after the date of this prospectus), all dealers that buy, sell or trade our shares of ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount) will be as follows:

Initial trustee fees	$6,500
Legal fees and expenses	$270,000
Nasdaq listing fee	$55,000
Printing and engraving expenses	$30,000
Accounting fees and expenses	$50,000
Director and officer (D&O) insurance premiums	$150,000
SEC & FINRA registration fees	$24,322
Expense Advancement to EF Hutton	$130,000
Miscellaneous expenses(1)	$159,178
Total	$875,000

(1)	These amounts represent additional expenses that may be incurred by the company in connection with the offering and over and above those specifically listed above, including distribution and mailing costs etc.

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our Post-offering Memorandum and Articles provides for indemnification of our officers and directors to the maximum extent permitted by law, (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our Post-offering Memorandum and Articles. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

We believe that these provisions, the insurance, and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

On October 16, 2023, our Sponsor purchased 17,250,000 shares of common stock, $0.0001 per share, known as the founder shares (225,000 of which are subject to forfeiture) for an aggregate purchase price of $25,000, or approximately $0.0167 per ordinary share (presuming a forfeiture). On November 13, 2023, the Company and the Sponsor entered into the First Amendment to the Subscription Agreement, pursuant to which the 17,250,000 shares of common stock were converted to 1,725,000 Class B ordinary shares. The per ordinary share purchase price of the insider shares was determined by dividing the amount of cash contributed to the company by the aggregate number of insider shares issued. The number of insider shares issued was determined based on the expectation that our insiders would own approximately 20% of the outstanding shares after this offering (not including the shares to be issued to the underwriter upon the consummation of this offering or the shares underlying the private placement units and assuming it does not purchase any units in this offering). Such shares were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act as they were sold to accredited investors.

Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1*	Memorandum and Articles of Association
3.2*	Amended and Restated Memorandum and Articles of Association
3.3*	Form of Second Amended and Restated Memorandum and Articles of Association
4.1**	Specimen Unit Certificate
4.2**	Specimen Ordinary Shares Certificate
4.3**	Specimen Rights Certificate
4.4*	Rights Agreement by and between Continental Stock Transfer & Trust Company and the Registrant
5.1*	Opinion of Celine and Partners, P.L.L.C.
5.2*	Opinion of Ogier
10.1*	Form of Letter Agreement among the Registrant and the Sponsor, Officers, and Directors
10.2**	Investment Management Trust Agreement by and between Continental Stock Transfer & Trust Company and the Registrant
10.3*	Registration Rights Agreement by and between the Registrant and Insiders
10.4*	Form of Indemnity Agreement
10.5*	Subscription Agreement, as amended, between the Registrant and Black Hawk Management LLC
10.6*	Administrative Services Agreement
14*	Code of Ethics
23.1*	Consent of Celine and Partners, P.L.L.C. (included in Exhibit 5.1)
23.2*	Consent of Ogier (included in Exhibit 5.2)
23.3*	Consent of MaloneBailey, LLP
24**	Power of Attorney (included on the signature page of the original filing hereof)
99.1*	Audit Committee Charter
99.2*	Compensation Committee Charter
99.3*	Consent of Brandon Miller
99.4*	Consent of Daniel McCabe
99.5*	Consent of Terry W. Protto
107*	Filing Fee Table

*	Previously filed.
**	Filed herewith.

Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17. Undertakings.

(a)	The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in DANVILLE, State of CALIFORNIA, on the 23rd day of February, 2024.

Black Hawk Acquisition Corporation

By:	/s/ Kent Louis Kaufman
Name:	Mr. Kent Louis Kaufman
Title:	Chief Executive Officer and Chairman
(Principal Executive Officer and Principal Accounting and Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Kent Louis Kaufman his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kent Louis Kaufman	Chief Executive Officer and Chairman	February 23, 2024
Mr. Kent Louis Kaufman	(Principal Executive Officer and Principal Accounting and Financial Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in Danville, California, on February 23, 2024.

Authorized U.S. Representative

By:	/s/ Kent Louis Kaufman
	Name:	Kent Louis Kaufman
	Title:	Chief Executive Officer and Chairman
(Principal Executive Officer and Principal Accounting and Financial Officer)